      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 29, 1998


                                                      REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          BA MORTGAGE SECURITIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    DELAWARE                                        94-324470
        (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)

             345 MONTGOMERY STREET                          CHERYL SOROKIN, SECRETARY
           LOWER LEVEL #2, UNIT #8152                         BANK OF AMERICA CENTER
        SAN FRANCISCO, CALIFORNIA 94104                       555 CALIFORNIA STREET
                 (415) 622-3676                          SAN FRANCISCO, CALIFORNIA 94104
         (ADDRESS AND TELEPHONE NUMBER                            (415) 622-3530
        OF PRINCIPAL EXECUTIVE OFFICES)                (NAME, ADDRESS AND TELEPHONE NUMBER
                                                              OF AGENT FOR SERVICE)

                            ------------------------

                                   Copies to:

      ANDREA B. GOLDENBERG               DANIEL G. WEISS                  RALPH C. WALKER
    BANKAMERICA CORPORATION          BANKAMERICA CORPORATION               MARK R. LEVIE
    555 SOUTH FLOWER STREET           555 CALIFORNIA STREET        ORRICK, HERRINGTON & SUTCLIFFE
     8TH FLOOR, UNIT #4362                 UNIT #03017                   400 SANSOME STREET
 LOS ANGELES, CALIFORNIA 90071   SAN FRANCISCO, CALIFORNIA 94104      SAN FRANCISCO, CA 94111
         (213) 228-5678                   (415) 622-9688                   (415) 773-5955

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                       CALCULATION OF REGISTRATION FEE(1)


=======================================================================================================================
                                                           PROPOSED MAXIMUM     PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                  AMOUNT TO BE        OFFERING PRICE          AGGREGATE            AMOUNT OF
SECURITIES TO BE REGISTERED              REGISTERED            PER UNIT         OFFERING PRICE(2)    REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
Mortgage Pass-Through
  Certificates.....................    $1,500,000,000            100%            $1,500,000,000          $442,500
=======================================================================================================================



(1) This Registration Statement also registers an indeterminate amount of securities to be sold by BancAmerica Robertson Stephens in market making transactions, where required.


(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a). Exclusive of accrued interest, if any, on the Mortgage Pass-Through Certificates.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED           , 19  )

                      $                      (APPROXIMATE)

                          BA MORTGAGE SECURITIES, INC.
                                   DEPOSITOR

                              BANK OF AMERICA, FSB
                                MASTER SERVICER

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 19   -

                     [$           % CLASS A-1 CERTIFICATES
                      $           % CLASS A-2 CERTIFICATES
                      $           % CLASS A-3 CERTIFICATES
                      $           % CLASS A-4 CERTIFICATES
                $           VARIABLE RATE CLASS A-5 CERTIFICATES
                       $           % CLASS M CERTIFICATES
                       $           % CLASS R CERTIFICATES

     The Series 19 - Mortgage Pass-Through Certificates (the "Certificates") will consist of the following Classes: (i) the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, (ii) Class A-4 Certificates (the "Fixed Strip Certificates"), (iii) Class A-5 Certificates (the "Variable Strip Certificates"; together with the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Fixed Strip Certificates, the "Senior Certificates"),
(iv) Class R Certificates (the "Residual Certificates") and (v) [ ] Classes of subordinate Certificates which are designated as the Class M Certificates and the Class B Certificates (together, the "Subordinate Certificates"). [Only the Senior Certificates, the Class M Certificates and the Residual Certificates (collectively, the "Offered Certificates") are offered hereby.] [Only the Senior Certificates and the Class M Certificates (collectively, the "Offered Certificates") are offered hereby.]

     SEE "RISK FACTORS" ON [PAGE S-18 HEREIN AND ON] PAGE 10 IN THE PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BEFORE PURCHASING [ANY CLASS OF OFFERED] CERTIFICATES.

PROCEEDS FROM THE ASSETS IN THE RELATED TRUST FUND WILL BE THE ONLY SOURCE OF PAYMENTS ON THE CERTIFICATES OF EACH SERIES. THE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, BANKAMERICA CORPORATION, BANK OF AMERICA, FSB OR ANY OF THEIR AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS OR OTHER ASSETS OF A TRUST FUND ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     [This Prospectus Supplement and the related Prospectus may be used by BancAmerica Robertson Stephens, an affiliate of the Depositor and the Master Servicer, in connection with offers and sales related to secondary market transactions in the [Offered] Certificates. BancAmerica Robertson Stephens may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.]

     The [Offered] Certificates will be purchased from the Depositor by the Underwriter[s] and will be offered by the Underwriter[s] from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Depositor from the sale of
the [Offered] Certificates will be equal to      % of the initial aggregate
principal balance of the [Offered] Certificates, plus accrued interest thereon
from               1, 19  (the "Cut-off Date"), net of any expenses payable by the Depositor. The [Offered] Certificates are offered by the Underwriter[s] subject to prior sale, when, as and if delivered to and accepted by the Underwriter[s] and subject to certain other conditions. The Underwriter[s] reserve[s] the right to withdraw, cancel or modify such offer and to reject any order in whole or in part. It is expected that delivery of the Certificates will
be made on or about               , 19  at the office of             , [city and
state of offices where delivery is to be made] against payment therefor in immediately available funds.
                                                  (Cover continued on next page)

                             [Name of Underwriters]

        The date of this Prospectus Supplement is               , 19  .

(cover page continued)

     The Certificates will evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of conventional [fixed] [adjustable] rate one- to four-family first mortgage loans (the "Mortgage Loans")[, exclusive of the Retained Yield (as defined herein under "POOLING AGREEMENT -- Servicing And Other Compensation and Payment of Expenses; Retained Yield"),] to be deposited by BA Mortgage Securities, Inc. (the "Depositor") into the Trust Fund for the benefit of the Certificateholders. The
Mortgage Loans were [originated] [acquired from                ] by
               (the "Seller"). The Depositor will acquire the Mortgage Loans from the Seller on the Delivery Date. The Mortgage Loans will be serviced by Bank of America, FSB (the "Master Servicer"). [The Senior Certificates in the aggregate and the Class M Certificates will evidence initial undivided interests
of approximately   % and   %, respectively, in the Trust Fund.] Certain
characteristics of the Mortgage Loans are described herein under "DESCRIPTION OF THE MORTGAGE POOL."

     [A limited amount of losses on the Mortgage Loans will initially be covered by [description of credit enhancement] (the "[name of credit enhancement]") to
be issued by                (the "               "). The maximum amount
available to be drawn under the [name of credit enhancement] will initially be
equal to approximately   % of the aggregate principal balance of the Mortgage
Loans as of           , 19  (the "Cut-off Date") and will be subject to
reduction as claims are made thereunder. As described herein under "DESCRIPTION OF CREDIT ENHANCEMENT," the Master Servicer is required to use its best reasonable efforts to maintain the [name of credit enhancement] during the term of the Pooling Agreement (as defined herein under "POOLING AGREEMENT"), unless coverage under the [name of credit enhancement] has been exhausted through the payment of claims.]

     [The interest rates on the Mortgage Loans (each, a "Mortgage Rate") will change [semi-]annually based on the Index (as defined herein under "DESCRIPTION OF THE MORTGAGE POOL -- General") and the respective Note Margins described herein under "DESCRIPTION OF THE MORTGAGE POOL," subject to certain periodic and lifetime limitations, as described more fully herein under "DESCRIPTION OF THE MORTGAGE POOL."]

     A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

     Distributions on the Certificates will be made on the   day of each month
or, if such day is not a business day, then on the next succeeding business day
commencing on           , 19  (each, a "Distribution Date"). [As more fully
described herein under "DESCRIPTION OF THE CERTIFICATES -- Interest Distributions" interest distributions on the Certificates will be based on the principal balance of the Mortgage Loans and the then applicable Weighted Average Adjustable Pass-Through Rate, which will equal the weighted average of the Mortgage Rates on the Mortgage Loans, net of the related servicing [and subservicing] fees [and Retained Yield] (as to each Mortgage Loan, the "Net Mortgage Rate"), for the month preceding such Distribution Date. The initial
Weighted Average Adjustable Pass-Through Rate for the Certificates will be   %
per annum. The Weighted Average Adjustable Pass-Through Rate on the Certificates may increase or decrease from month to month. Distributions in respect of principal of the Certificates will be made as described herein under "DESCRIPTION OF THE CERTIFICATES -- Principal Distributions."] [As more fully described herein under "DESCRIPTION OF THE CERTIFICATES -- Interest Distributions" interest distributions on the Offered Certificates will be based on the Certificate Principal Balance thereof (or the Notional Amount, as defined herein under "DESCRIPTION OF THE CERTIFICATES -- Interest Distributions" in the case of the Variable Strip Certificates) and the then applicable Pass-Through Rate thereof, which will be variable for the Variable Strip Certificates and fixed for all other Classes of

(cover page continued)

Certificates. Distributions in respect of principal of the Offered Certificates will be allocated among the various Classes of the Offered Certificates as described herein under "DESCRIPTION OF THE CERTIFICATES -- Principal Distributions." The rights of the holders of the Class B Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the Offered Certificates, and the right of the holders of the Class M Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the right of the holders of the Senior Certificates and the Residual Certificates, to the extent described herein under "DESCRIPTION OF THE CERTIFICATES -- Allocation of Losses; Subordination."] [Certain losses incurred due to defaults on the Mortgage Loans that are not covered by the Subordinate Certificates will be allocated on a pro rata basis between the Class A-1 and Class A-4 Certificates (the "Tiered Certificates") and the Class A-2, Class A-3 and Variable Strip Certificates. Any such losses so allocated to the Tiered Certificates will be allocated to the Class A-4 Certificates until the Certificate Principal Balance thereof is reduced to zero, and then to the Class A-1 Certificates.]

     [Certain Mortgage Loans provide that, at the option of the related Mortgagors, the adjustable rate on such Mortgage Loans may be converted to a fixed rate (the "Convertible Mortgage Loans"), provided that certain conditions have been satisfied. Upon notification from a Mortgagor of such Mortgagor's intent to convert from an adjustable rate to a fixed rate and prior to the conversion of any such Mortgage Loan (a "Converting Mortgage Loan"), the Master Servicer will be obligated to [purchase the] [act as remarketing agent with respect to such Converting Mortgage Loan and, in such capacity, to use its best efforts to arrange for the sale of such] Converting Mortgage Loan at a net price of par plus accrued interest thereon (the "Conversion Price"). In the event that the Master Servicer does not [purchase] [sell] a Converting or Converted Mortgage Loan (as defined herein under "DESCRIPTION OF THE MORTGAGE POOL -- General"), the Mortgage Pool will thereafter include both fixed rate and adjustable rate Mortgage Loans. See "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" herein.]

     The Master Servicer's only obligations with respect to the Certificates are its contractual obligations under the terms of the Pooling Agreement.

     The yield to maturity on the [Offered] Certificates will depend on the rate of payment of principal (including prepayments, defaults[,] [and] liquidations [and purchases of Converting Mortgage Loans and Converted Mortgage Loans]) on the Mortgage Loans. [The Mortgage Loans may be prepaid in full or in part at any time without penalty.] The yield to investors on the [Offered] Certificates will be adversely affected by any shortfalls in interest collected on the Mortgage Loans due to prepayments, liquidations or otherwise. [The yield to investors on the Variable Strip Certificates and, in particular, on the Fixed Strip Certificates, will be extremely sensitive to the rate of principal payments (including prepayments) and defaults on the Mortgage Loans and may fluctuate significantly over time. A rapid rate of principal payments on the Mortgage Loans could result in the failure of such investors to recover their initial investments.] See "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" herein and "YIELD CONSIDERATIONS" in the Prospectus.

     There is currently no secondary market for the [Offered] Certificates.
            (the "Underwriter[s]") intend[s] to make a secondary market in the [Offered] Certificates but [is] [are] not obligated to do so. There can be no assurance that a secondary market for the Certificates will develop or, if it does develop, that it will continue. The [Offered] Certificates will not be listed on any securities exchange.

     It is a condition of the issuance of the [Offered] Certificates that they
be rated "     " by             and "     " by             .

     [An] [No] election will be made to treat the Trust Fund underlying the Certificates as a real estate mortgage investment conduit ("REMIC") for federal income tax purposes. [Each Class of Senior Certificates and the Class M Certificates will constitute "regular interests" in the REMIC. The Class R Certificates will constitute the sole Class of "residual interests" in the REMIC. See "FEDERAL INCOME TAX CONSEQUENCES" herein and in the Prospectus."]

     THE [OFFERED] CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE [PART OF] A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE DEPOSITOR
PURSUANT TO ITS PROSPECTUS DATED               , 19  , OF WHICH THIS PROSPECTUS
SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT AND NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS ASSIGNED IN THE PROSPECTUS. AN INDEX INDICATING WHERE CERTAIN TERMS USED IN THE PROSPECTUS ARE DEFINED APPEARS AT THE END OF THE PROSPECTUS UNDER THE CAPTION "INDEX OF PRINCIPAL DEFINITIONS."

                                    SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus.

Title of Securities........  Mortgage Pass-Through Certificates, Series 19  -  .

Depositor..................  BA Mortgage Securities, Inc. (the "Depositor"), a
                             wholly-owned subsidiary of Bank of America, FSB. See "THE DEPOSITOR" in the Prospectus.

Master Servicer............  Bank of America, FSB (the "Master Servicer"), a
                             wholly-owned subsidiary of BankAmerica Corporation ("BankAmerica"). See "POOLING AGREEMENT -- The Master Servicer" herein and "MORTGAGE LOAN
                             PROGRAM -- Residential Mortgage Loan Servicing Activities" and "-- Delinquency, Foreclosure and Loss Experience" in the Prospectus.

Trustee....................                      , a national banking
                             association (the "Trustee").

Cut-off Date...............                      , 19  .

Delivery Date..............  On or about                     , 19  .

The Mortgage Pool..........  The Mortgage Pool will consist of [fixed]
                             [adjustable] rate, [fully-amortizing] [, level monthly payment] mortgage loans (the "Mortgage Loans")[, exclusive of the Retained Yield (as defined herein under "POOLING AGREEMENT -- Servicing and Other Compensation and Payment of Expenses; Retained Yield")]. The Mortgage Loans
                             were [originated] [acquired from                  ]
                             by                     (the "Seller"). The
                             Depositor will acquire the Mortgage Loans from the Seller on the Delivery Date. The aggregate principal balance of the Mortgage Loans as of the
                             Cut-off Date will be approximately $          .

                             The Mortgage Loans are secured by first liens on one- to four-family residential real properties
                             [and, in the case of      Mortgage Loans, an
                             interest in shares issued by a cooperative
                             apartment corporation and the related proprietary lease] (each, a "Mortgaged Property"). The Mortgage
                             Loans have terms to maturity of   years from the
                             date of origination and a weighted average remaining term to stated maturity of approximately months as of the Cut-off Date.

                             [The Mortgage Loans will bear interest at Mortgage
                             Rates of at least      % per annum but not more
                             than      % per annum, with a weighted average
                             Mortgage Rate of approximately      % per annum as
                             of the Cut-off Date.] [The Mortgage Rate on each Mortgage Loan will adjust [monthly] [semi-] [annually] on its Adjustment Date (as defined herein under "DESCRIPTION OF THE MORTGAGE POOL -- General"), with corresponding adjustments in the amount of monthly payments, to equal the sum (rounded as described herein under "DESCRIPTION OF THE MORTGAGE POOL -- General") of the Index described below and a fixed percentage set forth in the related Mortgage Note (the "Note Margin"). However, (i) on any Adjustment Date such Mortgage Rate may not increase or decrease by more than 1% (the "Periodic Rate Cap"), and (ii) over the life of such Mortgage Loan, such Mortgage Rate may not exceed the related maximum Mortgage Rate (such maximum Mortgage Rate is equal to the Mortgage Rate at origination plus a lifetime rate cap (the "Lifetime Rate
                             Cap")); which maximum Mortgage Rates will range
                             from      % to      % and (iii) with respect to
                             approximately      % of the Mortgage Loans, by
                             aggregate principal balance as of the Cut-off Date, over the life of such Mortgage Loan, such Mortgage Rate may not be lower than the minimum Mortgage Rate. The difference between the Mortgage Rate on each Mortgage Loan at origination and the minimum Mortgage Rate on such Mortgage Loan will equal the lifetime rate floor (the "Lifetime Rate Floor").
                             The minimum Mortgage Rates will range from      %
                             to      %. Accordingly, changes in the Weighted
                             Average Adjustable Pass-Through Rate will not necessarily correspond to changes in the Index or other prevailing interest rates. Additionally, the initial Mortgage Rates in effect on the Mortgage Loans will likely be lower than the sum of the Index and related Note Margin that would have been applicable at origination. Because the maximum Mortgage Rate on any Mortgage Loan is determined by adding the Lifetime Rate Cap to the Mortgage Rate at origination, the maximum rate on a Mortgage Loan will likely be less than the sum of the Index and the Note Margin that would have been applicable at origination plus the Lifetime Rate Cap. No Mortgage Loan provides for payment caps on any Adjustment Date which would result in deferred interest or negative amortization. The Mortgage Loans will bear
                             interest at Mortgage Rates of at least      % per
                             annum but not more than      % per annum, as of the
                             Cut-off Date.]

                             For a further description of the Mortgage Loans, see "DESCRIPTION OF THE MORTGAGE POOL" herein.

[The Index.................  As of any Adjustment Date with respect to any
                             Mortgage Loan, the Index applicable to the
                             determination of the related Mortgage Rate will be a rate equal to [the twelve-month average of monthly yields on actively traded U.S. Treasury Securities adjusted to a constant maturity of one year] [the weekly average of the secondary market interest rates on six-month negotiable certificates of deposit] [the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London Market] [the cost of funds of member institutions of the Federal Home Loan Bank of San
                             Francisco] as most recently available   days prior
                             to the Adjustment Date (the "Index").]

[Conversion of Mortgage
  Loans....................  Approximately      % of the Mortgage Loans, by
                             aggregate principal balance as of the Cut-off Date, are Convertible Mortgage Loans. Upon notification from a Mortgagor of such Mortgagor's intent to convert from an adjustable rate to a fixed rate and prior to the conversion thereof, the Master
                             Servicer will be obligated to [purchase the] [act as remarketing agent with respect to such Converting Mortgage Loan and, in such capacity, to use its best efforts to arrange for the sale of such] Converting Mortgage Loan at a net price of par plus accrued interest thereon (the "Conversion
                             Price"). In the event that the Master Servicer does not [purchase][sell] a Converting or Converted
                             Mortgage Loan, the Mortgage Pool will thereafter include both fixed-rate and adjustable-rate
                             Mortgage Loans. See "CERTAIN YIELD AND PREPAYMENT
                             CONSIDERATIONS" herein.]

The [Offered]
Certificates...............  The Certificates will evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of the Mortgage

                             Pool[, exclusive of the Retained Yield]. The
                             Certificates will be issued pursuant to a Pooling Agreement, to be dated as of the Cut-off Date, among the Depositor, the Master Servicer, and the Trustee (the "Pooling Agreement").

                             [The Senior Certificates will evidence an initial
                             interest of approximately      % in the Trust Fund.
                             The Class M Certificates will evidence an initial
                             interest of approximately      % in the Trust Fund.
                             The Offered Certificates will have the following Pass-Through Rates and Certificate Principal Balances as of the Cut-off Date:

                                       Class A-1 Certificates...............        %        $
                                       Class A-2 Certificates...............        %        $
                                       Class A-3 Certificates...............        %        $
                                       Class A-4 Certificates...............        %        $
                                       Class A-5 Certificates...............  Variable Rate  $
                                       Class M Certificates.................        %        $
                                       Class R Certificates.................        %        $       ]

Pass-Through Rate on the
  [Offered] Certificates...  [The Pass-Through Rate on all Classes of the
                             Offered Certificates, other than the Variable Strip Certificates, is fixed. The Pass-Through Rate on the Variable Strip Certificates on each Distribution Date will equal the weighted average, as determined on the Due Date in the month preceding the month in which such Distribution Date occurs, of the Pool Strip Rates on each of the Mortgage Loans.] [The Pass-Through Rate applicable to the Certificates in respect of each Distribution Date will equal the weighted average of the Net Mortgage Rates on the outstanding Mortgage Loans for the month preceding such Distribution Date. The initial weighted Average Adjustable Pass-Through
                             Rate will be      % per annum. The Net Mortgage
                             Rate on each Mortgage Loan is equal to the Mortgage Rate thereon minus the per annum rate at which the related master and primary servicing fees accrue (the "Servicing Fee Rate") [and the per annum rate at which the Retained Yield referred to below under "POOLING AGREEMENT -- Servicing and Other Compensation and Payment of Expenses; Retained Yield" accrues].] [The Pool Strip Rates on the
                             Mortgage Loans range between      % and      %. The
                             initial Pass-Through Rate on the Variable Strip
                             Certificates is approximately      %.]

Denominations..............  The [Offered] Certificates will be offered in registered form, in minimum denominations of
                             $          and integral multiples of $          in
                             excess thereof [with one Certificate evidencing the authorized minimum denomination plus the remainder of the aggregate initial principal balance of all of the Certificates].

                             [The                Certificates ("DTC Registered
                             Certificates") are issuable in book-entry form in
                             minimum denominations of approximately $[       ]
                             and integral multiples of $       in excess
                             thereof, and will be represented by certificates registered in the name of Cede & Co. ("Cede"), as the nominee of the depository, The Depository Trust Company ("DTC" and, together with any successor depository, the "Depository"), which will be the "Certificateholder" of the DTC Registered Certificates, as such term is used herein. A person acquiring an interest in DTC Registered Certificates (a "Beneficial Owner") will not be entitled to receive a certificate representing such Beneficial Owner's interest in the DTC Registered Certificates except in the event that Definitive Certificates (as defined herein under "DESCRIPTION OF THE CERTIFICATES -- General") are issued for all Certificates under the limited circumstances described in the Prospectus. Until such time, the rights of Beneficial Owners may be exercised only through DTC and its participating organizations, except as otherwise specified herein. See "DESCRIPTION OF THE CERTIFICATES -- Book-Entry Registration of Certain Certificates" herein and "DESCRIPTION OF THE CERTIFICATES --
                             Form of Certificates" in the Prospectus.]

Interest Distributions.....  [Holders of each Class of Offered Certificates will be entitled to receive distributions in an amount equal to the Accrued Certificate Interest (as defined below) on such Class on each Distribution Date, to the extent of the Available Distribution Amount (as defined herein under "DESCRIPTION OF THE CERTIFICATES -- Available Distribution Amount") for such Distribution Date.

                             With respect to any Distribution Date, Accrued Certificate Interest will be equal to (a) in the case of each Class of Offered Certificates, other than the Variable Strip Certificates, one month's interest accrued on the Certificate Principal Balance of the Certificates of such Class, at the Pass-Through Rate on such Class, and (b) in the case of the Variable Strip Certificates, one month's interest accrued on the Notional Amount (as defined below) of the Variable Strip Certificates at the then applicable Pass-Through Rate on such Class for such Distribution Date; in each case less any interest shortfalls not covered by the Subordination (as defined herein under "DESCRIPTION OF THE CERTIFICATES -- Allocation of Losses; Subordination"), including any Net Prepayment Interest Shortfall (as defined and allocated as described herein under "DESCRIPTION OF THE CERTIFICATES -- Interest Distributions") for such Distribution Date.

                             The Notional Amount of the Variable Strip
                             Certificates as of any date of determination is equal to the aggregate Certificate Principal Balance of the Certificates of all Classes, including the Subordinate Certificates, as of such date.

                             If the Available Distribution Amount for any
                             Distribution Date is less than the aggregate amount of Accrued Certificate Interest required to be distributed on the Senior Certificates on such date (the "Senior Interest Distribution Amount"), the shortfall will be allocated among each affected Class as described herein under "DESCRIPTION OF THE CERTIFICATES -- Allocation of Losses; Subordination" [(the portion of such shortfall so allocated to the Tiered Certificates will be allocated first to the Class A-4 Certificates to the extent described herein under "DESCRIPTION OF THE CERTIFICATES -- Allocation of Losses; Subordination"), and will be distributable to holders of the Certificates of such Classes on subsequent Distribution Dates, to the extent of available funds. Any such amount so carried forward will not bear interest].

                             [Holders of the Certificates will be entitled to receive distributions allocable to interest in proportion to their respective Percentage Interests (as defined herein under "DESCRIPTION OF THE CERTIFI-

                             CATES -- Interest Distributions") on each
                             Distribution Date, to the extent of available funds, in an aggregate amount equal to one month's interest, at the then applicable Weighted Average Adjustable Pass-Through Rate, on the principal balance of the Certificates outstanding as of the close of business on the immediately preceding Distribution Date, subject to reduction in the event of any full and partial prepayments or any interest shortfalls not covered by the [name of credit enhancement] (as defined herein under "DESCRIPTION OF CREDIT ENHANCEMENT") as well as certain losses and delinquencies on the Mortgage Loans as described herein under "DESCRIPTION OF THE CERTIFICATES -- Allocation of Losses; Subordination". See "DESCRIPTION OF THE CERTIFICATES -- Interest Distributions" herein and in the Prospectus.]

Compensating Interest......  With respect to prepayments in full or in part, the
                             Master Servicer is obligated to reduce its Master Servicing Fee to the extent necessary to fund any Prepayment Interest Shortfall (adjusted to the related Net Mortgage Rate) on each Distribution Date but only to the extent of its Master Servicing Fee therefor. The amount so passed through will hereinafter be referred to as "Compensating Interest." Compensating Interest on any Distribution Date will be allocated [to] [among] the holders of [all Classes of] [the] Certificates [(including the Subordinate and Residual Certificates), in proportion to the respective amounts of Accrued Certificate Interest for such Distribution Date on each such Class] [pro rata based on distributions of interest to be made on such Distribution Date]. See "DESCRIPTION OF THE CERTIFICATES -- Interest Distributions" and "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" herein.

Principal Distributions....  [Holders of the Senior Certificates will be entitled to receive on each Distribution Date, in the manner and priority set forth herein under "DESCRIPTION OF THE CERTIFICATES -- Principal Distributions", to the extent of the portion of the Available Distribution Amount remaining after the Senior Interest Distribution Amount is distributed to the holders of the Senior Certificates, a distribution allocable to principal which will, as more fully described herein under "DESCRIPTION OF THE CERTIFICATES -- Principal Distributions", include (i) the Senior Percentage (as defined below) of scheduled principal payments due on the Mortgage Loans and of the principal portion of any unscheduled collections of principal (other than mortgagor prepayments and amounts received in connection with a Final Disposition (as defined herein under "DESCRIPTION OF THE
                             CERTIFICATES -- Principal Distributions") of a Mortgage Loan described in clause (ii) below), including repurchases of the Mortgage Loans, (ii) in connection with the Final Disposition of a Mortgage Loan that did not incur any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses (as defined herein under "DESCRIPTION OF THE CERTIFICATES -- Allocation of Losses; Subordination"), an amount equal to the lesser of
                             (a) the Senior Percentage of the Stated Principal Balance (as defined herein under "DESCRIPTION OF THE CERTIFICATES -- Principal Distributions") of such Mortgage Loan and (b) the Senior Accelerated Distribution Percentage (as defined herein under "DESCRIPTION OF THE CERTIFICATES -- Principal Distributions") of the related collections, including any Insurance

                             Proceeds and Liquidation Proceeds, to the extent applied as recoveries of principal; (iii) the Senior Accelerated Distribution Percentage (as defined below) of mortgagor prepayments and (iv) the Excess Subordinate Principal Amount (as defined herein under "DESCRIPTION OF THE CERTIFICATES -- Principal Distributions"), if any, for such Distribution Date. Distributions in respect of principal of the Senior Certificates on any Distribution Date will be allocated to the Classes then entitled to such distributions, as described herein. See "DESCRIPTION OF THE CERTIFICATES -- Principal Distributions" herein.

                             Holders of the Class M Certificates will be entitled to receive a distribution of principal on each Distribution Date, to the extent of the portion of the Available Distribution Amount remaining after (i) distributions in respect of interest and principal to the holders of the Senior Certificates [and distributions of the Retained Yield], (ii) reimbursement for certain Advances to the Master Servicer and (iii) distributions in respect of interest to the holders of the Class M Certificates. Such principal distributions will be made as to the Class M Certificates in the amounts described herein under "DESCRIPTION OF THE CERTIFICATES -- Principal Distributions".

                             The Senior Percentage initially will be
                             approximately    % and will be recalculated after
                             each Distribution Date as described herein under "DESCRIPTION OF THE CERTIFICATES -- Principal Distributions" to reflect the entitlement of the holders of the Senior Certificates to subsequent distributions allocable to principal. The Senior Accelerated Distribution Percentage for each Distribution Date occurring during the first five
                             years after the Delivery Date will equal        %.
                             Commencing in           , 19  , the Senior
                             Accelerated Distribution Percentage will decline annually, subject to certain limitations, in accordance with the schedule described herein under "DESCRIPTION OF THE CERTIFICATES -- Principal
                             Distributions" until, commencing in             ,
                             it will equal the then applicable Senior
                             Percentage; however, the Senior Accelerated
                             Distribution Percentage will be 100% for any Distribution Date on which the then applicable Senior Percentage is greater than the initial Senior Percentage. See "DESCRIPTION OF THE CERTIFICATES -- Allocation of Losses; Subordination" herein.]

                             [Principal payments (including prepayments) received on the Mortgage Loans will be passed through on each Distribution Date to holders of the Certificates in proportion to their respective Percentage Interests. See "DESCRIPTION OF THE CERTIFICATES -- Principal Distributions" herein and in the Prospectus.]

Advances...................  The Master Servicer is required to make advances
                             ("Advances") to holders of the Certificates in respect of delinquent payments of principal and interest on the Mortgage Loans, but only if the Master Servicer believes that the amount advanced will be recoverable from subsequent payments or collections (including Insurance Proceeds and Liquidation Proceeds) in respect of the related Mortgage Loan and subject to the limitations described herein. See "DESCRIPTION OF THE CERTIFICATES -- Advances" herein and in the Prospectus.

[Credit Enhancement]
[Allocation of Losses;
  Subordination]...........  Neither the [Offered] Certificates nor the
                             underlying Mortgage Loans or other assets of the Trust Fund are insured or guaranteed by any governmental agency or instrumentality or by the Depositor, the Master Servicer, Bank America or any of their affiliates. [A limited amount of losses on the Mortgage Loans will be covered initially by [description of credit enhancement] (the "[name of credit enhancement]") to be issued by
                             (the "            ") in favor of the Trustee for
                             the benefit of the holders of the Certificates. The maximum amount available under the [name of credit enhancement] to cover losses with respect to the
                             Mortgage Loans will initially equal $          (the
                             initial "Available Amount") which is equal to
                             approximately    % of the aggregate principal
                             balance of the Mortgage Loans as of the Cut-off Date. The Available Amount is subject to periodic reduction as described herein.

                             The [name of credit enhancement] will cover losses on the Mortgage Loans from [Defaulted Mortgage Losses], [Special Hazard Losses], [Fraud Losses] and [Bankruptcy Losses] (each as defined in the Prospectus). [Coverage] [Amounts that may be drawn] under the [name of credit enhancement] to cover [Special Hazard Losses] [Fraud Losses] [Bankruptcy
                             Losses] are initially limited to $          ,
                             $          and $          , respectively. All of
                             the foregoing amounts are subject to periodic reduction as described herein under "DESCRIPTION OF CREDIT ENHANCEMENT." Any [draws] [claims] under the [name of credit enhancement], including [draws] [claims] for [Special Hazard Losses] [Fraud Losses] [Bankruptcy Losses] will reduce the Available Amount. The [name of credit enhancement] will
                             expire on             , 19  , unless earlier
                             terminated or extended in accordance with its terms or replaced in a manner as herein described under "DESCRIPTION OF CREDIT ENHANCEMENT."

                             In the event losses on Mortgage Loans occur which are not covered by the [name of credit enhancement] or any replacement credit enhancement, such losses will be borne by the Certificateholders [in the order of priority described herein]. See "DESCRIPTION OF CREDIT ENHANCEMENT" herein.]

                             [Subject to the limitations set forth below,
                             Realized Losses on the Mortgage Loans will be allocated to the Subordinate Certificates prior to allocation to the Senior Certificates and to the Class B Certificates prior to allocation to the Class M Certificates. The subordination provided to the Senior Certificates by the Subordinate Certificates and provided to the Class M Certificates by the Class B Certificates will cover Realized Losses on the Mortgage Loans from Defaulted Mortgage Losses, Special Hazard Losses, Fraud Losses and Bankruptcy Losses (each as defined in the Prospectus). The aggregate amounts of Realized Losses which may be allocated to the Subordinate Certificates to cover Special Hazard Losses, Fraud Losses and Bankruptcy Losses are
                             initially limited to $          , $          and
                             $          , respectively. All of the foregoing
                             amounts are subject to periodic reduction as described herein under "DESCRIPTION OF THE CERTIFICATES -- Allocation of Losses; Subordination". In the event the Certificate Principal Balance of the

                             Subordinate Certificates is reduced to zero, all additional losses will be borne by the Class M Certificateholders until the Certificate Principal Balance of the Class M Certificates is reduced to zero and then to the Senior Certificateholders. In addition, any Special Hazard Losses, Fraud Losses and Bankruptcy Losses in excess of the respective amounts of coverage therefor will be borne by the holders of Senior Certificates and Subordinate Certificates on a pro rata basis. [Any Default Losses (as defined herein under "DESCRIPTION OF THE CERTIFICATES -- Allocation of Losses; Subordination") incurred on the Mortgage Loans and not covered by the Subordinate Certificates will be allocated on a pro rata basis between the Class A-1 and Class A-4 Certificates (the "Tiered Certificates") and the Class A-2, Class A-3 and Variable Strip Certificates. Any such losses so allocated to the Tiered Certificates will be allocated first to the Class A-4 Certificates until the Certificate Principal Balance thereof is reduced to zero and then to the Class A-1 Certificates. However, the credit enhancement provided to the Class A-1 Certificates by the Class A-4 Certificates will in no event cover Special Hazard Losses, Bankruptcy Losses or Fraud Losses.] Because principal distributions are paid to certain Classes of Senior Certificates before other Classes, holders of Classes of Senior Certificates having a later priority of payment bear a greater risk of such losses than holders of Classes of Senior Certificates having earlier priorities for distribution of principal. See "DESCRIPTION OF THE CERTIFICATES -- Allocation of Losses; Subordination" herein.]

[Subordinate
Certificates...............  The Class M Certificates and Class B Certificates
                             (together, the "Subordinate Certificates") have aggregate initial Certificate Principal Balances of
                             approximately $          and $          ,
                             respectively, evidencing an initial Class M
                             Percentage and Class B Percentage of approximately
                                  % and      %, respectively, and Pass-Through
                             Rates of      % and      % respectively. The Class
                             B Certificates are not being offered hereby. The Depositor expects that the Class B Certificates will be privately placed directly or indirectly with one or more institution investors.]

[Residual Certificates.....  [The Class R Certificates (the "Residual
                             Certificates") have no Certificate Principal
                             Balance and no Pass-Through Rate.] [The Class R Certificates (the "Residual Certificates") have an aggregate initial Certificate Principal Balance of
                             approximately             and a Pass-Through Rate
                             of      %.] In addition, the Residual Certificates
                             represent the right to receive certain
                             distributions, if any, of amounts which are in excess of the amounts required to be distributed to all other Classes of Certificates, including the Subordinate Certificates, following the retirement of [the] [all of the Senior Certificates and the Subordinate] Certificates. [The Residual Certificates are not being offered hereby.]

Optional Termination.......  At its option, on any Distribution Date when the principal balance of the Mortgage Loans is less than [5][10]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or the Depositor may purchase from the Trust Fund all remaining Mortgage Loans and other assets thereof at a price equal to and thereby effect early retirement of
                             the Certificates. See "POOLING

                             AGREEMENT -- Termination" herein and "THE POOLING AGREEMENT -- Termination" in the Prospectus.

Special Prepayment
  Considerations...........  The rate of principal payments on the [Offered]
                             Certificates collectively will depend on the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans. As is the case with mortgage-backed securities generally, the [Offered] Certificates are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans may be prepaid at any time. Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease, resulting in a reduced return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase, resulting in a greater return of principal to investors at a time when reinvestment at comparable yields may not be possible.

                             [The multiple Class structure of the Senior
                             Certificates results in the allocation of prepayments among certain Classes as follows [to be included as appropriate]:

                             [Sequentially paying Classes: [All] Classes of the Senior Certificates are subject to various priorities for payment of principal as described herein under "DESCRIPTION OF THE CERTIFICATES -- Principal Distributions". Distributions on Classes having an earlier priority of payment will be immediately affected by the prepayment speed of the Mortgage Loans early in the life of the Mortgage Pool. Distribution on Classes with a later priority of payment will not be directly affected by the prepayment speed until such time as principal is distributable on such Classes; however, the timing of commencement of principal distributions and the weighted average lives of such Classes will be affected by the prepayment speed experienced both before and after the commencement of principal distributions on such Classes.]

                             [PAC Certificates: Principal distributions on the PAC Certificates will be payable in amounts determined based on schedules as described herein under "DESCRIPTION OF THE CERTIFICATES -- Principal Distributions", provided that the prepayment speed of the Mortgage Loans each month remains between
                             approximately      % SPA and      % SPA. However,
                             as discussed herein under "DESCRIPTION OF THE CERTIFICATES -- Principal Distributions", actual principal distributions may be greater or less than the described amounts. If the prepayment speed of the Mortgage Loans is consistently higher than
                                  % of SPA, then the Companion Certificates, as
                             defined below, will be retired before all of the PAC Certificates are retired, and the rate of principal distributions and the weighted average lives of the remaining PAC Certificates will become significantly more sensitive to changes in the prepayment speed of the Mortgage Loans and principal distribution thereon will be more likely to deviate from the described amounts.]

                             [TAC Certificates: Principal distributions on the TAC Certificates will be payable in amounts determined based on schedules as described herein under "DESCRIPTION OF THE CERTIFICATES -- Principal Distributions", if the prepayment speed of the Mortgage Loans were to remain at a constant level of approximately
                                  % SPA. However, as discussed herein under
                             "DESCRIPTION OF THE CERTIFICATES -- Principal Distributions", actual principal distributions are likely to deviate from the described amounts, because it is highly unlikely that the actual prepayment speed of the Mortgage Loans each month
                             will remain at or near      % SPA. If the Companion
                             Certificates are retired before all of the TAC Certificates are retired, the rate of principal distributions and the weighted average lives of the remaining TAC Certificates will become significantly more sensitive to changes in the prepayment speed of the Mortgage Loans, and principal distributions thereon will be more likely to deviate from the described amounts.]

                             [Companion Certificates: Because of the application of amounts available for principal distributions among the Senior Certificates in any given month, first to the [PAC] [TAC] Certificates up to the described amounts and then to the Companion Certificates, the rate of principal distributions and the weighted average lives of the Companion Certificates will be extremely sensitive to changes in the prepayment speed of the Mortgage Loans. The weighted average lives of the Companion Certificates will be significantly more sensitive to changes in the prepayment speed than that of either the [PAC] [TAC] Certificates or a fractional undivided interest in the Mortgage Loans.]

                             [Subordination features: As described herein under "DESCRIPTION OF THE CERTIFICATES -- Principal Distributions", during certain periods all or a disproportionately large percentage of principal prepayments on the Mortgage Loans will be allocated among the Senior Certificates, and during certain periods none or a disproportionately small percentage (or, as compared to the Class B Certificates during certain periods, a disproportionately large percentage) of such prepayments will be distributed on the Class M Certificates. As a result, the weighted average lives of the Class M Certificates will be extended and, as a relative matter, the subordination afforded the Senior Certificates by the Class M Certificates (together with the Class B Certificates) will be increased. [Similar descriptions to be added to other classes with subordination features.]]

                             See "DESCRIPTION OF THE CERTIFICATES --
                             Distributions of Principal" and "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" herein, and "MATURITY AND PREPAYMENT CONSIDERATIONS" in the Prospectus.

Special Yield
Considerations.............  [The yield to maturity on the Certificates will depend on the rate and timing of principal payments (including prepayments, defaults, liquidations [and purchases of Mortgage Loans converting to a fixed rate]) on the Mortgage Loans, as well as other factors such as changes in the Index, provisions of the Mortgage Loans limiting changes in the Mortgage Rates and the purchase price for such Certificates. The Weighted Average Adjustable Pass-Through Rate will be reduced to the extent that prepayments, liquidations and purchases occur at a faster rate for Mortgage Loans having higher Net Mortgage Rates than for Mortgage Loans having lower Net Mortgage Rates. [The yield to investors on the Certificates will be adversely affected by any allocation thereto of prepayment interest shortfalls on the Mortgage Loans, which are expected to result from the distribution of interest only to the date of prepayment (rather than a full month's interest) in connection with prepayments in full, and the lack of any distribution of interest on the amount of any partial prepayments.]

                             See "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" herein, and "YIELD CONSIDERATIONS" in the Prospectus.]

                             [The yield to maturity on each respective Class of the Senior Certificates will depend on the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans and the allocation thereof (and of any losses on the Mortgage Loans) to reduce the Certificate Principal Balance (or Notional Amount) of such Class, as well as other factors such as the Pass-Through Rate (and any adjustments thereto) and the purchase price for such Certificates. [The yield to investors on any Class of Senior Certificates will be adversely affected by any allocation thereto of prepayment interest shortfalls on the Mortgage Loans, which are expected to result from the distribution of interest only to the date of prepayment (rather than a full month's interest) in connection with prepayments in full, and the lack of any distribution of interest on the amount of any partial prepayments.]

                             In general, if a Class of Senior Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Senior Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that originally anticipated.

                             The Senior Certificates were structured based on a number of assumptions, including a prepayment
                             assumption of      % SPA and weighted average lives
                             corresponding thereto as set forth herein under "SPECIAL PREPAYMENT CONSIDERATIONS." The yield assumptions for the respective Classes that are to be offered hereunder will vary as determined at the time of sale.

                             [The multiple Class structure of the Senior
                             Certificates causes the yield of certain Classes to be particularly sensitive to changes in the prepayment speed of the Mortgage Loans and other factors, as follows [to be included as appropriate]:]

                             [Interest strip and inverse floater Classes: The yield to investors on the [identify Classes] will be extremely sensitive to the rate and timing of principal payments on the Mortgage Loans (including prepayments, defaults and liquidations), which may fluctuate significantly over time. A rapid rate of principal payments on the Mortgage Loans could result in the failure of investors in the [identify interest strip and inverse floater strip Classes] to recover their initial investments, and a slower than anticipated rate of principal payments on the Mortgage Loans could adversely affect the yield to investors on the [identify non-strip inverse floater Classes].]

                             [Variable Strip Certificates: In addition to the foregoing, the yield on the Variable Strip Certificates will be materially adversely affected to a greater extent than the yields on the other Senior Certificates if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates, because holders of the Variable Strip Certificates generally have rights to relatively larger portions of interest payments on the Mortgage Loans with higher Mortgage Rates than on Mortgage Loans with lower Mortgage Rates.]

                             [Adjustable rate (including inverse floater)
                             Classes: The yields on the [identify floating rate Classes] will be sensitive, and the yield on the [identify inverse floater Classes] will be extremely sensitive, to fluctuations in the level of [the index]. The Pass-Through Rate on the [identify inverse floater Classes] will vary inversely with, and at a multiple of, [the index].]

                             [Inverse floater companion Classes: In addition to the foregoing, in the event of relatively low prevailing interest rates (including [the index]) and relatively high rates of principal prepayments over an extended period, while investors in the [identify inverse floater companion Classes] may then be experiencing a high current yield on such Certificates, such yield may be realized only over a relatively short period, and it is unlikely that such investors would be able to reinvest such principal prepayments on such Certificates at a comparable yield.]

                             [Subordination features: The yield to maturity on the Class M Certificates will be extremely sensitive to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent such losses are not covered by the Class B Certificates, because the entire amount of such losses (rather than a pro rata portion thereof) will be allocable to the Class [M] Certificates, as described herein under "DESCRIPTION OF THE CERTIFICATES -- Allocation of Losses; Subordination". [Similar descriptions to be added for other Classes with subordination features.]]

                             [Residual Certificates: Holders of the Residual Certificates are entitled to receive distributions of principal and interest as described herein under "DESCRIPTION OF THE CERTIFICATES -- Principal Distributions"; however, holders of such Certificates may have tax liabilities with respect to their Certificates during the early years of their term that substantially exceed the principal and interest payable thereon during such periods. [In addition, such distributions will be reduced to the extent that they are subject to United States federal income tax withholding.]]

                             See "CERTIFICATE YIELD AND PREPAYMENT
                             CONSIDERATIONS" [, especially "-- Yield
                             Considerations," "-- Yield Considerations" and "-- Additional Yield Considerations Applicable Solely to the Residual Certificates" and "FEDERAL INCOME TAX CONSEQUENCES"] herein, and "YIELD CONSIDERATIONS" in the Prospectus.

Federal Income Tax
  Consequences.............  [An election will be made to treat the Trust Fund as a real estate mortgage investment conduit (a "REMIC"). Upon the issuance of the Certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, the Trust Fund will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code").

                             The assets of the REMIC will consist of the Mortgage Loans and the other assets in the Trust Fund. The Offered Certificates (other than the Class R Certificates) will be regular interests in the REMIC and will be treated as debt instruments of the REMIC for federal income tax purposes. The Class R Certificates will be the "residual interests" in the REMIC.

                             For federal income tax reporting purposes, the
                                    Certificates will not be treated as having
                             been issued with original issue discount. The
                                    Certificates may, and the
                                    Certificates will, be treated as having been
                             issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of market discount and original issue discount for federal income tax purposes will
                             be equal to        % SPA (as defined herein under
                             "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS"). No representation is made that the Mortgage Loans will prepay at that rate or at any other rate.

                             For further information regarding the federal income tax consequences of investing in the Senior Certificates, see "FEDERAL INCOME TAX CONSEQUENCES" herein and in the Prospectus.

                             [No election will be made to treat the Trust Fund as a real estate mortgage investment conduit for federal income tax purposes. Orrick, Herrington & Sutcliffe LLP , counsel to the Depositor, will deliver its opinion generally to the effect that the Trust Fund will be classified as a grantor trust under the Internal Revenue Code of 1986 (the "Code"), and not as a partnership or an association taxable as a corporation. For federal income tax purposes, the Certificateholders will be treated as owners of stripped bonds, see "FEDERAL INCOME TAX CONSEQUENCES -- Grantor Trust Fractional Interest Certificates" in the Prospectus. The Certificateholders will therefore be required to include their yield with respect to the Mortgage Loans in gross income as it accrues, based on a constant yield method in accordance with the original issue discount rules, which may be in advance of the receipt of cash attributable to such income. In the absence of statutory or administrative clarification, it is intended to base information returns or reports to Certificateholders and the Internal Revenue Service
                             on the use of a prepayment assumption of      % CPR
                             (as defined herein under "FEDERAL INCOME TAX
                             CONSEQUENCES -- Special Tax Considerations
                             Applicable to Residual Certificates") and a representative initial offering price for the Certificates in computing such constant yield. However, no representation is made that the Mortgage Loans will prepay at that rate or at any other rate. Certificateholders should consult their tax advisors as to the proper treatment of original issue discount on the Mortgage Loans and the application of the stripped bond rules. For further information regarding the federal income tax consequences of investing in the Certificates, see "FEDERAL INCOME TAX CONSEQUENCES" herein and in the Prospectus.]

ERISA Considerations.......  See "ERISA CONSIDERATIONS" herein and in the
                             Prospectus.

Rating.....................  It is a condition of the issuance of the [Offered]
                             Certificates that they be rated at least "       "
                             by                          and "
                                                       " by
                                                      . [RATINGS ON THE
                             CERTIFICATES WILL NOT REPRESENT ANY ASSESSMENT OF THE MASTER SERVICER'S ABILITY TO [PURCHASE] [SELL] CONVERTING MORTGAGE LOANS OR CONVERTED MORTGAGE LOANS. In the event that the Master Servicer does not [purchase] [sell] a Converting Mortgage Loans or Converted Mortgage Loan, investors in the Certificates might suffer a lower than anticipated yield.] A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments of Mortgage Loans, or the corresponding effect on yield to investors. [The rating of the Fixed Strip Certificates or Variable Strip Certificates does not address the possibility that the holders of such Certificates may fail to recover their initial investment.] See "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" and "RATING" herein and "YIELD CONSIDERATIONS" in the Prospectus.

Legal Investment...........  The Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in at least the second highest rating category by a Rating Agency. The Certificates will not constitute "mortgage related securities" for purposes of SMMEA. Institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities may be subject to restrictions on investment in the [Offered] Certificates and should consult with their legal advisors. See "LEGAL INVESTMENT" herein and "LEGAL INVESTMENT MATTERS" in the Prospectus.

                                  RISK FACTORS

     [Risks Presented by Convertible Mortgage Loans. Certain of the Mortgage Loans allow the Mortgagors to convert the adjustable rates on such Mortgage Loans to a fixed rate at some point during the life of such Mortgage Loans (each such Mortgage Loan, a "Convertible Mortgage Loan"), generally during the period from one to twelve years subsequent to the date of origination, depending upon the length of the initial adjustment period. See "THE MORTGAGE POOLS -- The Mortgage Loans" in the Prospectus and "DESCRIPTION OF THE MORTGAGE POOL" herein. Convertible Mortgage Loans are a relatively new type of mortgage loan. The Depositor is not aware of any publicly available statistics that set forth conversion experience or forecasts of conversion of such loans over an extended period of time, and its experience with respect to such loans is insufficient to draw any conclusions with respect to the expected conversion rates. When, as required by the Pooling Agreement, the Master Servicer [purchases a] [acts as a remarketing agent with respect to such Converting Mortgage Loan and, in such capacity arranges for the sale of a] Converting Mortgage Loan, the effect on the Certificateholders is similar to a Principal Prepayment in full of such Mortgage Loan. Consequently, the conversion of a Mortgage Loan will generally result in the prepayment of principal with respect to the Mortgage Pool. Because Mortgagors may attempt to limit the risk of a higher mortgage interest rate during periods of rising interest rates by exercising the option to convert Mortgage Loans and thereby "lock-in" a fixed rate, the yield on the Certificates may be affected by such conversions at time when prepayments generally would not be expected. Also, as described above, Mortgagors may attempt to "lock-in" a fixed rate in a declining interest-rate environment and may elect to do so through the conversion feature.

     The rate at which Mortgagors exercise their conversion rights and the resulting [purchase] [sale] of the related Mortgage Loans by the Master Servicer will affect the rate of payment of principal of, and hence the effective yield on the Certificates. The effective yield on the Certificates would also be affected by the failure of the Master Servicer to [purchase] [sell] such Mortgage Loans.]

     [Risk of Higher Delinquencies Associated with Underwriting
Standards. Certain of the Mortgage Loans were acquired from Unaffiliated Sellers as described in the Prospectus under the heading "MORTGAGE LOAN PROGRAM." Such Sellers utilize their own underwriting standards which may vary substantially from FNMA or FHLMC guidelines and the Guides utilized by Affiliated Sellers, as described in the Prospectus under the heading "MORTGAGE LOAN PROGRAM." Mortgage Loans originated by Unaffiliated Sellers under such underwriting standards may experience rates of delinquency, foreclosure and bankruptcy that are higher than mortgage loans originated under the Guides or FNMA or FHLMC guidelines.]

                       DESCRIPTION OF THE MORTGAGE POOL*

GENERAL

     The Mortgage Pool will consist of Mortgage Loans with an aggregate principal balance outstanding as of the Cut-off Date, after deducting payments
of principal due on such date, of approximately $          . The Mortgage Pool
will consist of conventional [fully-amortizing] [, level monthly payment] first Mortgage Loans with [fixed] [adjustable] interest rates which have terms to
maturity of not less than   years from the date of origination.

     All of the Mortgage Loans were [originated] [acquired from             ] by
the Seller, as more fully described herein and in the Prospectus. [Approximately
   % and    % of the Mortgage Loans, by aggregate principal balance as of the
Cut-off Date, are or will be subserviced by             .]

     Pursuant to the terms of the Pooling Agreement, the Depositor shall assign the representations and warranties relating to the Mortgage Loans made by the Seller to the Trustee for the benefit of the Certificateholders as of the Delivery Date. To the extent that the Seller is not able to repurchase a Mortgage Loan in the event of a breach of its representations and warranties with respect to such Mortgage Loan, neither the Depositor [, the Master Servicer] nor any of [their] [its] affiliates will be required to repurchase such Mortgage Loan. If there was fraud in the origination of such Mortgage Loans a limited amount of losses on such Mortgage Loans will be covered by the [Subordination (as defined herein) provided by the Class M Certificates and Class B Certificates as described herein under "DESCRIPTION OF THE
CERTIFICATES -- Allocation of Losses; Subordination."] [[name of credit enhancement] as described herein under "DESCRIPTION OF CREDIT ENHANCEMENT."]

     [FOR ARM LOAN MORTGAGE POOLS -- The Mortgage Rate on each Mortgage Loan will adjust [monthly] [semi-]annually on a date specified in the related
Mortgage Note (the "Adjustment Date"). For approximately    % of the Mortgage
Loans, by aggregate principal balance as of the Cut-off Date, the first Adjustment Date occurred prior to the Cut-off Date.]

     [FOR ARM LOAN MORTGAGE POOLS -- On each Adjustment Date, the Mortgage Rate on a Mortgage Loan will be adjusted to equal the sum (rounded to the next
highest multiple of    %) of (a) a rate per annum equal to [description of
applicable index to be provided] (the "Index") and as most recently available as
of the day      days prior to such Adjustment Date or, in the event that such
Index is no longer

---------------

* The description herein of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Loans expected to be included in the Mortgage Pool at the time the [Offered] Certificates are issued, using the principal balances of such Mortgage Loans at the close of business on the Cut-off Date, after deducting the scheduled principal payments due on or before such date, whether or not actually received. All references herein to "principal balance" refer to the principal balance as of the Cut-off Date, unless otherwise specifically stated or required by the context. References herein to percentages of Mortgage Loans refer in each case to the approximate percentage of the aggregate principal balance of all Mortgage Loans, based on the outstanding principal balances of the Mortgage Loans after giving effect to scheduled principal payments due on or prior to the Cut-off Date, whether or not received. References to weighted averages refer, in each case, to weighted averages by principal balance as of the Cut-off Date of the related Mortgage Loans (determined as described in the preceding sentence). Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of Principal Prepayments in full, delinquencies or otherwise. In such event, other Mortgage Loans may be included in the Mortgage Pool. The actual Mortgage Pool at the time the [Offered] Certificates are issued will not vary by more than 5%, based on the principal balances of the Mortgage Loans constituting the Mortgage Pool at such time, from the Mortgage Pool described herein. The Depositor believes that the information set forth herein with respect to the Mortgage Pool is representative of the characteristics of the Mortgage Pool as it will actually be constituted at the time the [Offered] Certificates are issued, although the range of Mortgage Rates and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary. See "-- Additional Information" herein.

available, an index selected by the Master Servicer and reasonably acceptable to the Trustee that is based on comparable information, and (b) the related Note Margin, subject to the following limitations. The Mortgage Rate on the Mortgage Loan on any Adjustment Date may not increase or decrease by more than the Periodic Rate Cap applicable to such Mortgage Loan and, over the life of such Mortgage Loan, generally may not exceed the Mortgage Rate at origination plus the Lifetime Rate Cap, or be less than the Mortgage Rate at origination minus any Lifetime Rate Floor, applicable to such Mortgage Loan. No Mortgage Loan provides for payment caps on any Adjustment Date which would result in deferred interest or negative amortization. Effective with the first payment due date on a Mortgage Loan after an Adjustment Date therefor, the monthly principal and interest payment will be adjusted to an amount that will fully amortize the then outstanding principal balance of such Mortgage Loan at its stated maturity and pay interest at the adjusted Mortgage Rate. Because the amortization schedule of each Mortgage Loan will be recalculated [monthly] [semi-]annually, any partial prepayments thereof will not reduce the term to maturity of such Mortgage Loan. An increase in the Mortgage Rate on a Mortgage Loan will result in a larger monthly payment and in a larger percentage of such monthly payment being allocated to interest and a smaller percentage being allocated to principal, and conversely, a decrease in the Mortgage Rate on the Mortgage Loan will result in a lower monthly payment and in a larger percentage of each monthly payment being allocated to principal and a smaller percentage being allocated to interest.]

     [Description of source and availability of Index to be provided for ARM Loan Mortgage Pools.]

     [FOR ARM LOAN MORTGAGE POOLS -- Listed below are the historical values of the Index since 1991. Such values may fluctuate significantly over time and may not increase or decrease in a constant pattern from period to period. The following does not purport to be representative of future values of the Index. No assurance can be given as to the Index value to be applied on any future Adjustment Date.

                      HISTORICAL LEVELS OF [NAME OF INDEX]

                  MONTH                     1992     1993     1994     1995     1996     1997
                  -----                    -------  -------  -------  -------  -------  -------
January..................................
February.................................
March....................................
April....................................
May......................................
June.....................................
July.....................................
August...................................
September................................
October..................................
November.................................
December.................................

     [FOR ARM LOAN MORTGAGE POOLS -- The initial Mortgage Rate in effect on a Mortgage Loan generally will be lower than the sum of the Index that would have been applicable at origination and the Note Margin. Absent a decline in the Index subsequent to origination of a Mortgage Loan, the related Mortgage Rate will generally increase on the first Adjustment Date following origination of such Mortgage Loan. The repayment of such Mortgage Loans will be dependent on the ability of the Mortgagor to make larger Monthly Payments following adjustments of the Mortgage Rate. Moreover, because the maximum Mortgage Rate on any Mortgage Loan is determined by adding the Lifetime Rate Cap to the Mortgage Rate at origination, irrespective of the Index that would have been applicable at origination, the maximum Mortgage Rate on a Mortgage Loan will generally be less than the sum of the Index and the Note Margin that would have been applicable at origination plus the Lifetime Rate Cap. Mortgage Loans that have the same initial Mortgage Rate may not always bear interest at the same Mortgage Rate because the Mortgage Loans may have different

Adjustment Dates (and the Mortgage Rate therefore may reflect different Index values), different Note Margins, different Lifetime Rate Caps and different Lifetime Rate Floors, if any.]

     [FOR ARM LOAN MORTGAGE POOLS WITH CONVERTIBLE MORTGAGE LOANS --
Approximately    % of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are Convertible Mortgage Loans. The first month in which any
of the Mortgage Loans could convert was             ,      and the last month in
which any of the Mortgage Loans may convert is             ,      . Upon
conversion, the monthly payments of principal and interest will be adjusted to provide for full amortization at scheduled maturity. Upon notification from a Mortgagor of such Mortgagor's intent to convert from an adjustable rate to a fixed rate and prior to the conversion thereof, the Master Servicer will be obligated to [purchase the Converting Mortgage Loan] [act as remarketing agent with respect to such Converting Mortgage Loan and, in such capacity, to use its best efforts to arrange for the sale of such Converting Mortgage Loan at the Conversion Price]. For a discussion of how the purchase of Converting Mortgage Loans will affect the rate of payment of principal of, and hence the effective yield on, the Certificates, see "RISK FACTORS" and "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" herein.

     In the event that the Master Servicer fails to [purchase] [sell] a Converting Mortgage Loan or any such Mortgage Loan following its conversion (a "Converted Mortgage Loan"), neither the Depositor, the Master Servicer or any of their affiliates nor any other entity is obligated to purchase or arrange for the purchase of any Converted Mortgage Loan. Any such Converted Mortgage Loan will remain in the Mortgage Pool as a fixed-rate Mortgage Loan and will result in the Mortgage Pool having both fixed rate and adjustable rate Mortgage Loans. For a discussion of the effect on the yield to Certificateholders of such Converted Mortgage Loans remaining in the Mortgage Pool, see "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" herein.

     Following the purchase of any Converting Mortgage Loan or Converted Mortgage Loan as described above, the purchaser will be entitled to receive an assignment from the Trustee of such Mortgage Loan and the purchaser will thereafter own such Mortgage Loan free of any further obligation to the Trustee or the Certificateholders with respect thereto.]

     The Principal Balance of any Mortgage Loan as of any time of determination is the principal balance of such Mortgage Loan remaining to be paid by the Mortgagor at the close of business on the Cut-off Date, after deduction of all payments due on or before the Cut-off Date whether or not paid, reduced by all amounts distributed to Certificateholders with respect to such Mortgage Loan and reported to them as allocable to principal, including the principal components of any Advances (as described below under "DESCRIPTION OF THE
CERTIFICATES -- Advances").

     [FOR ARM LOAN MORTGAGE POOLS -- The Mortgage Loans will have approximately the following characteristics as of the Cut-off Date:

Number of Mortgage Loans.....................
Weighted Average Adjustable Pass-Through
  Rate(1)
Mortgage Rates:
  Weighted Average...........................
  Range......................................
Range of Net Mortgage Rates..................
Note Margins:
  Weighted Average...........................
  Range......................................
Net Note Margin(2)...........................
Maximum Mortgage Rates:
  Weighted Average...........................
  Range......................................
Maximum Net Mortgage Rates(3):
  Weighted Average...........................
  Range......................................
Weighted Average Months to Next Adjustment
  Date after               , 19  (4).........

---------------
(1) The Weighted Average Adjustable Pass-Through Rate is equal to the weighted average of the Net Mortgage Rates on the Mortgage Loans.

(2) The Net Note Margin is the Note Margin on each Mortgage Loan minus the Servicing Fee Rate [and the rate at which the Retained Yield accrues].

(3) The difference between the maximum Net Mortgage Rate and the Net Mortgage Rate as of the Cut-off Date may be less than the Lifetime Rate Cap.

(4) The Weighted Average Months to the next Adjustment Date is equal to the weighted average of the number of months until the Adjustment Date next
    following               , 19  .]

     The Mortgage Loans in the Mortgage Pool will have the following characteristics as of the Cut-off Date (except as otherwise indicated). Percentages of the Mortgage Pool are percentages of the aggregate principal balance of the Mortgage Loans having such characteristics relative to the aggregate principal balance of all Mortgage Loans in the Mortgage Pool):

             [FOR FIXED RATE MORTGAGE LOAN POOLS -- MORTGAGE RATES

                                                 NUMBER OF       PRINCIPAL    PERCENTAGE OF
               MORTGAGE RATES                  MORTGAGE LOANS     BALANCE     MORTGAGE POOL
               --------------                  --------------    ---------    -------------
     %.......................................                    $                     %

                                                  -------        --------        ------
          Total..............................                    $                     %
                                                  =======        ========        ======

     As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage
Loans will be approximately      % per annum.]

                   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

                                                                  UNPAID
           ORIGINAL MORTGAGE LOAN                NUMBER OF       PRINCIPAL    PERCENTAGE OF
              PRINCIPAL BALANCE                MORTGAGE LOANS     BALANCE     MORTGAGE POOL
           ----------------------              --------------    ---------    -------------
     %.......................................                    $                     %

                                                  -------        --------        ------
          Total..............................                    $                     %
                                                  =======        ========        ======

     As of the Cut-off Date, the average unpaid principal balance of the
Mortgage Loans will be approximately $          .

                         ORIGINAL LOAN-TO-VALUE RATIOS

                LOAN-TO-VALUE                    NUMBER OF       PRINCIPAL    PERCENTAGE OF
                  RATIO(%)                     MORTGAGE LOANS     BALANCE     MORTGAGE POOL
                -------------                  --------------    ---------    -------------
     %.......................................                    $                     %

                                                  -------        --------        ------
          Total..............................                    $                     %
                                                  =======        ========        ======

     The weighted average Loan-to-Value Ratio at origination of the Mortgage
Loans will have been approximately      %.

                GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES

                                                                  UNPAID
                                                 NUMBER OF       PRINCIPAL    PERCENTAGE OF
                    STATE                      MORTGAGE LOANS     BALANCE     MORTGAGE POOL
                    -----                      --------------    ---------    -------------
     ........................................                    $                     %

Other(1).....................................
                                                  -------        --------        ------
          Total..............................                    $                     %
                                                  =======        ========        ======

---------------
(1) Other includes states and the District of Columbia with under 3% concentrations individually.

     No more than      % of the Mortgage Loans will be secured by Mortgaged
Properties located in any one zip code area in California and no more than
     % of the Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area outside California.

                            MORTGAGED PROPERTY TYPES

                                                         NUMBER OF       PRINCIPAL    PERCENTAGE OF
                    PROPERTY TYPE                      MORTGAGE LOANS     BALANCE     MORTGAGE POOL
                    -------------                      --------------    ---------    -------------
Single-family detached...............................                    $                     %
Planned Unit Developments (detached).................
Two- to four-family units............................
Condo Low-Rise (less than 5 stories).................
Condo Mid-Rise (5 to 8 stories)......................
Condo High-Rise (9 stories or more)..................
Townhouse............................................
Planned Unit Developments (attached).................
Cooperative Units....................................
Leasehold............................................
                                                          -------        --------        ------
          Total:.....................................                    $                     %
                                                          =======        ========        ======

     [In connection with each Mortgage Loan that is secured by a leasehold interest, the related Seller shall have represented to the Depositor that, among other things: the use of leasehold estates for residential properties is an accepted practice in the area where the related Mortgaged Property is located; residential property in such area consisting of leasehold estates is readily marketable; the lease is recorded and no party is in any way in breach of any provision of such lease; the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any change or penalty; and the remaining term of the lease does not terminate less than ten years after the maturity date of each such Mortgage Loan.]

     None of the Mortgage Loans in the Mortgage Pool will have been originated
prior to               , 19  or will have a scheduled maturity later than
              ,      . No Mortgage Loan will have an unexpired term to stated
maturity as of the Cut-off Date of less than months. The weighted average remaining term to stated maturity of the Mortgage Loans as of the Cut-off Date will be approximately months.

     As of the Cut-off Date, no Mortgage Loan will be one month or more delinquent in payment of principal and interest.

                 Mortgage Loans, constituting      % of the Mortgage Pool, will
be Buydown Mortgage Loans.

     Approximately      % of the Mortgage Loans were equity refinance mortgage
loans made to mortgagors who used less than the entire amount of the proceeds to refinance an existing mortgage loan. The weighted average Loan-to-Value Ratio at origination of such Mortgage Loans, as of the Cut-off Date, is approximately
     %. Approximately      % of the Mortgage Loans were made to Mortgagors who
used the entire proceeds to refinance an existing Mortgage Loan. The weighted average Loan-to-Value Ratio at origination of such Mortgage Loans, as of the
Cut-off Date, is approximately      %.

     Approximately      % of the Mortgage Loans provide for deferred interest or
negative amortization.

     Approximately      % of the Mortgage Loans will have been underwritten
under the Rapid Processing Program described in the Prospectus under "MORTGAGE LOAN PROGRAM -- Underwriting Standards." The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans in the Mortgage Pool which were
underwritten under the Rapid Processing Program will be approximately      %.
Approximately      % of the Mortgage Loans underwritten under the Rapid
Processing Program will be secured by Mortgaged Properties located in California. See "POOLING AGREEMENT -- The Master Servicer" herein.

     Approximately      % of the Mortgage Loans will be secured by vacation or
second homes. Approximately      % of the Mortgage Loans will be secured by
non-owner-occupied residences.

     [FOR ARM LOAN MORTGAGE POOLS -- The following table sets forth the number and aggregate principal balance as of the Cut-off Date of Mortgage Loans having their next Adjustment Dates in the month described therein. The table also indicates the approximate percentage of Mortgage Loans with an Adjustment Date in each such month.

                                                                                 PERCENTAGE OF
                MONTH OF                    NUMBER OF           AGGREGATE        MORTGAGE POOL
            ADJUSTMENT DATE               MORTGAGE LOANS    PRINCIPAL BALANCE       BALANCE
            ---------------               --------------    -----------------    -------------
                                                                $                        %

                                             -------            --------              ---
          Total:........................                        $                        %]
                                             =======            ========              ===

     [FOR ARM LOAN MORTGAGE POOLS -- The following table sets forth the number and average original principal balance of Mortgage Loans having original principal balances in the ranges described therein, as of the Cut-off Date. The table also indicates the approximate weighted average Mortgage Rate and the approximate weighted average Loan-to-Value Ratio at origination of the Mortgage Loans in each given range, as of the Cut-off Date. Such weighted average Loan-to-Value Ratio of the Mortgage Loans is equal to the average of the Loan-to-Value Ratios at origination.

                                                                                             WEIGHTED AVERAGE
                                                                                                 ORIGINAL
                                       NUMBER OF      AVERAGE ORIGINAL    WEIGHTED AVERAGE    LOAN-TO-VALUE
    ORIGINAL PRINCIPAL BALANCE       MORTGAGE LOANS   PRINCIPAL BALANCE    MORTGAGE RATE          RATIO
    --------------------------       --------------   -----------------   ----------------   ----------------

          Total, Average or
            Weighted Average.......                       $                        %                  %
                                        =======           ========              ===                ===

     As of the Cut-off Date, the average unpaid principal balance of the
Mortgage Loans will be approximately $          .]

     [Certain aspects of the Cooperative Loans included in the Mortgage Pool differ from those of other types of Mortgage Loans. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS -- The Mortgage Loans -- Cooperative Loans" in the Prospectus.]

PRIMARY MORTGAGE INSURANCE AND PRIMARY HAZARD INSURANCE

     Each Mortgage Loan is required to be covered by a standard hazard insurance policy (a "Primary Hazard Insurance Policy"). In addition, each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% is required to be covered by a primary mortgage insurance policy covering the amount of such Mortgage Loan in excess of 75% of the value of the related Mortgaged Property used in determining such Loan-to-Value Ratio (a "Primary Insurance Policy").
Approximately           % of the Mortgage Loans, by aggregate principal balance
as of the Cut-off Date, were required to be covered by Primary Insurance Policies and, to the best of the Depositor's knowledge, such Mortgage Loans are so covered. Substantially all of such Primary Insurance Policies were issued by
                              (together with the other primary mortgage guaranty
insurers for the Mortgage Loans, the "Primary Insurers"). The Master Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Loan secured by a Mortgaged Property is reduced to 80% or less of the appraised value in the case of such a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Depositor had knowledge of such Primary Insurance Policy. [In the event that the Depositor gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and was not the subject of a Primary Insurance Policy and that such Mortgage Loan has a then current Loan-to-Value Ratio in excess of 80%, then the Master Servicer is required to use its reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price.] Each Primary Insurer has a claims-paying ability currently acceptable to the Rating Agencies that have been requested to rate the Certificates; however, there is no assurance as to the actual ability of any Primary Insurer to pay claims. See "PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE; CLAIMS THEREUNDER" in the Prospectus.

ADDITIONAL INFORMATION

     A Current Report on Form 8-K will be available to purchasers of the [Offered] Certificates and will be filed, together with the Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the [Offered] Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the footnote on page S-19, such removal or addition will be noted in the Current Report on Form 8-K.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     [The Series 19   Mortgage Pass-Through Certificates (the "Certificates")
will consist of the following Classes: (i) the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, (ii) Class A-4 Certificates (the "Fixed Strip Certificates"), (iii) Class A-5 Certificates (the "Variable Strip Certificates"; together with the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Fixed Strip Certificates, the "Senior Certificates"),
(iv) Class R Certificates (the "Residual Certificates") and (v) [ ] Classes of Subordinate Certificates which are designated as the Class M Certificates and the Class B Certificates (together, the "Subordinate Certificates"). The Certificates will evidence in the aggregate the entire beneficial ownership in the Trust Fund. The Trust Fund will consist of (i) the Mortgage Loans[, exclusive of the Depositor's rights in and to the Retained Yield with respect to each Mortgage Loan]; (ii) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Custodial Account and in the Certificate Account and belonging to the Trust Fund; (iii) property acquired by foreclosure of such Mortgage Loans or deed in lieu of foreclosure; [and] (iv) any applicable Primary Insurance Policies and Primary Hazard Insurance Policies and all proceeds thereof; [and (v) the [name of credit enhancement] (or any alternate form of credit support substituted therefor) and all proceeds thereof, other than any amount drawn thereunder and deposited in a reserve fund.]

     [The                     Certificates (the "DTC Registered Certificates")
will be issued, maintained and transferred on the book-entry records of DTC and its Participants. The DTC Registered Certificates will be issued in minimum
denominations of $[          ] and integral multiples of $1 in excess thereof.]
The Certificates will be issued in registered, certificated form in minimum
denominations of $          and integral multiples of $          in excess
thereof, except for one           Certificate, evidencing the sum of an
authorized denomination thereof and the remainder of the aggregate initial Certificate Principal Balance of such Class of Certificates. The Residual Certificates will be issued in registered, certificated form in minimum denominations of a 20% Percentage Interest, except as otherwise set forth herein under "FEDERAL INCOME TAX CONSEQUENCES."

     [The DTC Registered Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). No Beneficial Owner will be entitled to receive a certificate representing such person's interest (a "Definitive Certificate"), except as set forth in the Prospectus under "DESCRIPTION OF THE CERTIFICATES -- Form of Certificates." Unless and until Definitive Certificates are issued for the DTC Registered Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the DTC Registered Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the DTC Registered Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the DTC Registered Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures.

BOOK-ENTRY REGISTRATION OF CERTAIN CERTIFICATES

     General. Beneficial Owners that are not Participants or Intermediaries but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the related DTC Registered Certificates may do so only through Participants and Intermediaries. In addition, Beneficial Owners will receive all distributions of principal of and interest on the related DTC Registered Certificates from the Paying Agent through DTC and Participants. Accordingly, Beneficial Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued for the related DTC Registered Certificates, it is anticipated that the only registered Certificateholder of such DTC Registered Certificates will be Cede, as nominee of DTC. Beneficial Owners will not be recognized by the Trustee or the Master Servicer as Certificateholders, as such term is used in the Pooling Agreement, and Beneficial Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC, its Participants and Intermediaries.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of DTC Registered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, such DTC Registered Certificates. Participants and Intermediaries with which Beneficial Owners have accounts with respect to such DTC Registered Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates evidencing their interests in DTC Registered Certificates, the Rules provide a mechanism by which Beneficial Owners, through their Participants and Intermediaries, will receive distributions and will be able to transfer their interests in the DTC Registered Certificates.

     None of the Depositor, the Master Servicer or the Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Definitive Certificates. Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "DESCRIPTION OF THE CERTIFICATES -- Form of Certificates."

     Upon the occurrence of an event described in the Prospectus in the third paragraph under "DESCRIPTION OF THE CERTIFICATES -- Form of Certificates," the Trustee is required to notify, through DTC, Participants who have ownership of DTC Registered Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their DTC Registered Certificates. Upon surrender by DTC of the definitive certificates representing the DTC Registered Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the DTC Registered Certificates as Definitive Certificates issued in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee and the Master Servicer will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling Agreement.

     For additional information regarding DTC and the DTC Registered Certificates, see "DESCRIPTION OF THE CERTIFICATES -- Form of Certificates" in the Prospectus.]

AVAILABLE DISTRIBUTION AMOUNT

     The "Available Distribution Amount" for any Distribution Date is equal to
(i) the aggregate amount of scheduled payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date, after deduction of the related master servicing fees and any subservicing fees (collectively, the "Servicing Fees"), (ii) certain unscheduled payments, including Mortgagor prepayments on the Mortgage Loans, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the preceding calendar month and (iii) all Advances made for such Distribution Date, in each case net of amounts reimbursable therefrom to the Master Servicer and any Subservicer. In addition to the foregoing amounts, with respect to unscheduled collections, not including Mortgagor prepayments, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. As described herein under "-- Principal Distributions," any such amount with respect to which such election is so made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any Class of Certificates. With respect to any Distribution Date, (i) the Due Date is the first day of the month in which such Distribution Date occurs and
(ii) the Determination Date is the   th day of the month in which such
Distribution date occurs or, if such day is not a business day, the immediately succeeding business day.

INTEREST DISTRIBUTIONS

     [FOR ARM LOAN MORTGAGE POOLS -- Interest distributions to holders of Certificates will be made on each Distribution Date based on their respective Percentage Interests. The undivided Percentage Interest of a Certificate will be equal to the percentage obtained by dividing the initial principal balance of such Certificate by the aggregate initial principal balance of all Certificates, which will equal the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

     Holders of Certificates will be entitled to receive distributions of interest on each Distribution Date, to the extent of the Available Distribution Amount, in an aggregate amount equal to one month's interest, at the then applicable Weighted Average Adjustable Pass-Through Rate on the principal balance of the Mortgage Loans outstanding as of the close of business on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, outstanding as of the Cut-off Date), subject to reduction in the event of any interest shortfalls not covered by the [name of credit enhancement], including any Net Prepayment Interest Shortfalls (as defined below), as well as the interest portions of Realized Losses (including Special Hazard Losses in excess of the Special Hazard Amount ("Excess Special Hazard Losses"), Fraud Losses in excess of the Fraud Loss Amount ("Excess Fraud Losses"), Bankruptcy Losses in excess of the Bankruptcy Loss Amount ("Excess Bankruptcy Losses") and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("Extraordinary Losses")) not covered by the [name of credit enhancement]. The Weighted Average Adjustable Pass-Through Rate for any Distribution Date will equal the average of the Net Mortgage Rates (expressed as a percentage rounded to four decimal places) on the Mortgage Loans (weighted by the principal balances of such Mortgage Loans as of the Due Date occurring in the preceding month). Subject to the following limitations, for each period beginning on the related Adjustment Date therefor, the Net Mortgage Rate on a Mortgage Loan will equal the sum of
the Index (rounded to the nearest multiple of        %) and the Net Note Margin.
The Net Note Margin for each Mortgage Loan will be        %. The Net Mortgage
Rate on any Mortgage Loan on any Adjustment Date may not increase or decrease by more than the Periodic Rate Cap, and the Net Mortgage Rate on any Mortgage Loan will not exceed the maximum Net Mortgage Rate (the "Maximum Net Mortgage Rate") applicable to such Mortgage Loan as specified in the Pooling Agreement. The difference between the Net Mortgage Rate as of the Cut-off Date and the Maximum Net Mortgage Rate will not exceed, and may be less than, the Lifetime Rate Cap. With respect to each Mortgage Loan, the Net Mortgage Rate is the rate per annum equal to the Mortgage Rate for such Mortgage Loan, net of the Servicing Fee Rate [and the per annum rate at which the Retained Yield accrues]. See "DESCRIPTION OF THE MORTGAGE POOL" and "POOLING AGREEMENT -- Servicing and Other Compensation and Payment of Expenses;" herein.]

     [FOR FIXED RATE MORTGAGE LOAN POOLS -- Holders of each Class of Certificates will be entitled to receive distributions in an amount equal to the Accrued Certificate Interest on such Class on each Amount for such Distribution Date[, provided however, in the case of the Tiered Certificates, that following the Credit Support Depletion Date such distributions shall be made in the
priority set forth in the   th paragraph under the heading "Principal
Distributions"]. With respect to any Distribution Date, Accrued Certificate Interest will be equal to (a) in the case of each Class of Offered Certificates other than the Variable Strip Certificates, one month's interest accrued on the Certificate Principal Balance of the Certificates of such Class at the Pass-Through Rate on such Class and (b) in the case of the Variable Strip Certificates, one month's interest accrued on the Notional Amount (as defined below) of the Certificates of such Class at the then applicable Pass-Through Rate on such Class for such Distribution Date; in each case less interest shortfalls, if any, for such Distribution Date not covered by the Subordination provided by the Subordinate Certificates, including in each case (i) any Net Prepayment Interest Shortfall (as defined below), (ii) the interest portions of Realized Losses (including Special Hazard Losses in excess of the Special Hazard Amount ("Excess Special Hazard Losses"), Fraud Losses in excess of the Fraud Loss Amount ("Excess Fraud Losses"), Bankruptcy Losses in excess of the Bankruptcy Amount ("Excess Bankruptcy Losses") and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("Extraordinary Losses")) not covered by the Subordination [(which with respect to the pro rata portion thereof allocated to the Tiered Certificates, to the extent such losses are Default Losses, will be allocated first to the Class A-4 Certificates and then to the Class A-1 Certificates)] (iii) the interest portion of any Advances that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses and (iv) any other interest shortfalls not covered by Subordination, including interest shortfalls relating to the Relief Act (as defined in the Prospectus) or similar legislation or regulations, all allocated as described below. The Variable Strip Certificates will not receive any interest distributions with respect to their Certificate Principal Balance. Accrued Certificate Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The Notional Amount of the Variable Strip Certificates as of any date of determination is equal to the aggregate Certificate Principal Balance of the Certificates of all Classes, including the Subordinate Certificates, as of such date.

     If the Available Distribution Amount for any Distribution Date is less than the aggregate amount of the Accrued Certificate Interest required to be distributed on the Senior Certificates on such date (the "Senior Interest Distribution Amount"), the shortfall will be allocated among the holders of all Classes of Senior Certificates pro rata based on the Accrued Certificate Interest of each such Distribution Date, and will be distributable to holders of the Certificates of such Classes, on subsequent Distribution Dates, to the extent of available funds, provided, however, that following the Credit Support Depletion Date distributions will be made to the Tiered Certificates in the priority set forth in the eighth paragraph under the heading "PRINCIPAL DISTRIBUTIONS" and therefore the pro rata portion of such shortfall that is allocated to the Tiered Certificates will be allocated first to the Class A-4 Certificates. Shortfalls could occur, for example, if loses realized on the Mortgage Loans in the Trust Fund were exceptionally high and were concentrated in a particular month and if advances by the Master Servicer did not cover the shortfall. Any such amount so carried forward will not bear interest.

     The Pass-Through Rate on each Class of Offered Certificates, other than the Variable Strip Certificates, is set forth on the cover hereof and is fixed for each Distribution Date. The Pass-Through Rate on the Fixed Strip Certificates is
equivalent to a fixed interest rate of approximately        % on the aggregate
Certificate Principal Balance of all of the Class A-1 and Fixed Strip Certificates. The Pass-Through Rate on the Variable Strip Certificates for each Distribution Date will equal the weighted average, as determined as of the Due Date in the month preceding the month in which such Distribution Date occurs, of the Pool Strip Rates on each of the Mortgage Loans in the Mortgage Pool. The Pool Strip Rate on any Mortgage Loan is equal to the Net Mortgage Rate thereon
minus        %. The Net Mortgage Rate on each Mortgage Loan is equal to the
Mortgage Rate thereon minus the Servicing Fee Rate. The initial Pass-Through
Rate on the Class A-5 Certificates is approximately        %.

     As described herein, the Accrued Certificate Interest allocable to each Class of Offered Certificates is based on the Certificate Principal Balance thereof or in the case of the Variable Strip Certificates, on the Notional Amount. The Certificate Principal Balance of any Certificate as of any date of determination is equal to the initial Certificate Principal Balance thereof, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses (as defined herein) in the manner described herein. The Notional Amount of the Variable Strip Certificates as of any date of determination is equal to the aggregate Certificate Principal Balance of the Certificates of all Classes (including the Variable Strip Certificates, Residual Certificates and Subordinate Certificates) as of such date. Reference to the Notional Amount of a Variable Strip Certificate is solely for convenience in certain calculations and does not represent the right to receive any distributions allocable to principal other than such Class's initial Certificate Principal Balance.]

     The Prepayment Interest Shortfall for any Distribution Date is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) resulting from Mortgagor prepayments on the Mortgage Loans during the preceding calendar month. Such shortfalls will result because interest on prepayments in full is paid only to the date of prepayment, and no interest is paid on prepayments in part, as such prepayments are applied to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month of prepayment. The Net Prepayment Interest Shortfall for any Distribution Date is the Prepayment Interest Shortfall for such Distribution Date not funded by the Master Servicer as Compensating Interest. The Net Prepayment Interest Shortfall, the interest portions of Realized Losses not covered by the [name of credit enhancement] [Subordination] interest shortfalls relating to the Relief Act (as defined herein) or similar legislation and other interest shortfalls not covered by the [name of credit enhancement] [Subordination] on any Distribution Date will be allocated [to] [among] the holders of [all Classes of] [the] Certificates [(including the Subordinate and Residual Certificates), in proportion to the respective amounts of Accrued Certificate Interest for such Distribution Date on each such Class] [pro rata based on distributions of interest to be made on such Distribution Date], before taking into account any such reduction [(except with respect to interest portions of such Realized Losses that are Default Losses that are allocated as described in the fourth preceding paragraph)].

PRINCIPAL DISTRIBUTIONS

     [FOR ARM LOAN MORTGAGE POOLS -- Holders of the Certificates will be entitled to receive on each Distribution Date, to the extent of available funds after distributions of interest as set forth above, an amount equal to the "Principal Distribution Amount" for such Distribution Date, which will equal the sum of: (a) the principal portion of any Advances for such Distribution Date;
(b) any amount required to be paid by the Master Servicer due to the operation of a deductible clause in any blanket policy maintained by it to cover hazard losses on the Mortgage Loans as described in the Prospectus under "PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE; CLAIMS THEREUNDER"; (c) all payments in respect of the Mortgage Loans on account of principal (including, without limitation, Principal Prepayments, the principal portion of any Liquidation Proceeds and Insurance Proceeds, the principal portion of proceeds from repurchased Mortgage Loans and the principal portion of proceeds from the sale of Converting Mortgage Loans and Converted Mortgage Loans) on deposit in the Custodial Account on the Determination Date immediately preceding such Distribution Date, except (i) Liquidation Proceeds, Insurance Proceeds (other than draws or payments under the [name of credit enhancement]) and Principal Prepayments received during the month in which such Distribution Date occurs (unless such amounts are deemed to have been received in the prior month pursuant to the Pooling Agreement as described below), (ii) scheduled payments of principal due on a date or dates subsequent to the first day of the month in which such Distribution Date occurs, (iii) late payments of principal which have been the subject of a previous Advance or Advances that have not been reimbursed to the Master Servicer (on behalf of itself or on behalf of any Subservicer) and
(iv) an amount equal to liquidation expenses incurred by the Master Servicer to the extent not reimbursed from related Liquidation Proceeds; and (d) all amounts required to be deposited in the Certificate Account on the Business Day immediately preceding such Distribution Date, with respect to draws or payments under the [name of credit enhancement] which are allocable to payments on account of principal of the Mortgage Loans, except for payments of principal which have been the subject of a previous Advance or Advances and which are eligible for withdrawal in reimbursement to the Master Servicer or any Subservicer.

     Distributions for any Distribution Date will be reduced if net Liquidation Proceeds or net Insurance Proceeds (including receipt of any amounts payable as described below under "DESCRIPTION OF CREDIT ENHANCEMENT") received on a defaulted Mortgage Loan during the month preceding the month in which such Distribution Date occurs are less than the outstanding principal balance of such Mortgage Loan, plus interest thereon at the related Net Mortgage Rate. If an Advance by the Master Servicer was previously made in respect of a defaulted Mortgage Loan, any late payments of principal and interest,

Insurance Proceeds and Liquidation Proceeds remitted to the Master Servicer relating to such Mortgage Loan will be subject to withdrawal by the Master Servicer from the Custodial Account in reimbursement to itself for such Advance prior to being made available to the Certificateholders. To the extent that an Advance is not made, the distributions for such Distribution Date will be reduced accordingly. Reimbursement of the Master Servicer or the Depositor for any other advances or expenses reimbursable to either as described in the Prospectus, out of amounts otherwise distributable to the Certificateholders, will also reduce the distributions for the related Distribution Date. Distributions for any Distribution Date will be reduced to the extent that losses on any Mortgage Loans in the Mortgage Pool are not covered by the [name of credit enhancement] or any substitute form of credit enhancement.]

     [FOR FIXED RATE MORTGAGE LOAN POOLS -- Holders of the Senior Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Available Distribution Amount remaining after the Senior Interest Distribution Amount is distributed to such holders, a distribution allocable to principal in the following amount:

          (i) the product of (A) the then applicable Senior Percentage and (B) the aggregate of the following amounts:

             (1) the principal portion of the all scheduled monthly payments on the Mortgage Loans due on the related Due Date, whether or not received on or prior to the related Determination Date, less the principal portion of Debt Service Reductions (as defined below) which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

             (2) the principal portion of all proceeds of the repurchase of any Mortgage Loan as required by any applicable Mortgage Loan Purchase Agreement during the preceding calendar month;

             (3) the principal portion of all other unscheduled collections received during the preceding calendar month (other than full and partial Principal Prepayments made by the respective mortgagors and any amounts received in connection with a Final Disposition (as defined below) of a Mortgage Loan described in clause (ii) below), to the extent applied as recoveries of principal;

          (ii) in connection with the Final Disposition of a Mortgage Loan (x) that occurred in the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the then-applicable Senior Percentage of the Stated Principal Balance of such Mortgage Loan and (b) the then-applicable Senior Accelerated Distribution Percentage (as defined below) of the related collections, including Insurance Proceeds and Liquidation Proceeds to the extent applied as recoveries of principal;

          (iii) the then applicable Senior Accelerated Distribution Percentage of the aggregate of all full and partial Principal Prepayments made by the respective Mortgagors during the preceding calendar month;

          (iv) any Excess Subordinate Principal Amount (as defined below) for such Distribution Date;

          (v) any amounts allocable to principal for any previous Distribution Date (calculated pursuant to clauses (i) through (iii) above) that remain undistributed to the extent any such amounts are not attributable to Realized Losses which are allocated to the Subordinate Certificates.

     Holders of the Class M Certificates will be entitled to receive a distribution of principal on each Distribution Date, to the extent of the portion of the Available Distribution Amount remaining after (i) distributions in respect of interest and principal to the holders of the Senior Certificates [and distributions of the Retained Yield], (ii) reimbursement for certain Advances to the Master Servicer and (iii) distributions in respect of interest to the holders of the Class M Certificates. Such principal distributions will be made as to the Class M Certificates in the amounts described herein.

     With respect to any Distribution Date on which the Certificate Principal Balance of the most subordinate Class or Classes of Certificates then outstanding is to be reduced to zero and on which Realized Losses are to be allocated to such Class or Classes, the "Excess Subordinate Principal Amount" is equal to the amount, if any, by which (i) the amount that would otherwise be distributable in respect of principal on such Class or

Classes of Certificates on such Distribution Date is greater than (ii) the excess, if any, of the aggregate of the Certificate Principal Balance of such Class or Classes of Certificates immediately prior to such Distribution Date over the aggregate amount of Realized Losses to be allocated to such Class or Classes of Certificates on such Distribution Date.

     A "Final Disposition" of a defaulted Mortgage Loan is deemed to have occurred upon a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

     The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to Certificateholders with respect to such Mortgage Loan on or before such date, and as further reduced to the extent that Classes of Certificates on or before the date of determination.

     The Senior Percentage, which initially will equal approximately    % and
will in no event exceed 100%, will be adjusted for each Distribution Date to be the percentage equal to the aggregate Certificate Principal Balance of the Senior Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans immediately prior to such Distribution Date. The Subordinate Percentage as of any date of determination is equal to 100% minus the Senior Percentage as of such date.

     The Senior Accelerated Distribution Percentage for any Distribution Date occurring during the first five years following the Delivery Date after the Delivery Date will equal 100%. Thereafter, the Senior Accelerated Distribution Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Certificates while, in the absence of Realized Losses allocated to the Subordinate Certificates, increasing the proportionate interest in the Trust Fund evidenced by the Subordinate Certificates. Increasing the proportionate interest of the Subordinate Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

     The Senior Accelerated Distribution Percentage for any Distribution Date occurring after the first five years will be as follows: for any Distribution Date falling in the sixth year after the Delivery Date, the Senior Percentage for such Distribution Date plus 70% of the Subordinate Percentage (as defined below) for such Distribution Date; for any Distribution Date falling in the seventh year after the Delivery Date, the Senior Percentage for such Distribution Date plus 60% of the Subordinate Percentage for such Distribution Date; for any Distribution Date falling in the eighth year after the Delivery Date, the Senior Percentage for such Distribution Date plus 40% of the Subordinate Percentage for such Distribution Date; for any Distribution Date falling in the ninth year after the Delivery Date, the Senior Percentage for such Distribution Date plus 20% of the Subordinate Percentage for such Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for such Distribution Date (unless on any such Distribution Date the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Accelerated Distribution Percentage for such Distribution Date will once again equal 100%). The scheduled reductions in the Senior Accelerated Distribution percentage occurring in the sixth and subsequent years after the Delivery Date will be postponed on the Distribution Date on which such reduction is scheduled to occur if certain criteria regarding the delinquency and loss experience of the Mortgage Loans are not met. See "SUBORDINATION" in the Prospectus.

     On each Distribution Date occurring prior to the Credit Support Depletion Date, (i) the product of (a) the Senior Principal Distribution Amount times (b) the Variable Strip Percentage (as defined below) will be distributed in reduction Certificates, and (ii) the excess of the Senior Principal Distribution Amount over the amount described in clause (i) of Certificates as follows: first, concurrently to the Class A-1 and Class A-4 Certificates, with the amount to be distributed allocated as between such Classes on a pro rata basis in proportion to the respective Certificate Principal Balances thereof, until the Certificate Principal Balance of each such Class is reduced to zero; second, to the Class A-2 Certificates until the Certificate Principal Balance thereof is reduced to zero; and third, to the Class A-3 Certificates until the Certificate Principal Balance thereof is reduced to zero.

     On each Distribution Date occurring on or after the Credit Support Depletion Date, all priorities relating to sequential distributions in respect of principal among the various Classes of Certificates will be disregarded, and the Senior Principal Distribution Amount will be distributed to all Classes of Certificates pro rata in accordance with their respective outstanding Certificate Principal Balances; provided, that the aggregate amount distributable to the Class A-1 and Class A-4 Certificates (the "Tiered Certificates") in respect of Accrued Certificate Interest thereof and in respect of their pro rata portion of the Senior Principal Distribution Amount shall be distributed among the Tiered Certificates in the amounts and priority as follows: first to the Class A-1 Certificates, up to an amount equal to the Accrued Certificate Interest thereon; second to the Class A-1 Certificates, up to an amount equal to the Optimal Principal Distribution Amount thereof (as defined below) in reduction of the Certificate Principal Balance thereof; third to the Class A-4 Certificates, up to an amount equal to the Accrued Certificate Interest thereon; and fourth to the Class A-4 Certificates the remainder of the amount so distributable among the Tiered Certificates.

     The "Credit Support Depletion Date" is the first Distribution Date on which the Senior Percentage equals 100%, with respect to any Distribution Date, the "Variable Strip Percentage" is equal to a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of the Variable Strip Certificates as of the Cut-off Date and the denominator of which is the aggregate Certificate Principal Balance of all Classes of Senior Certificates as of the Cut-off Date. The "Optimal Principal Distribution Amount" is equal to the product of (a) the then applicable Optimal Percentage and (b) the amounts described in clauses (i), (ii) and (iii) of the eighth preceding paragraph. The "Optimal Percentage" is equal to a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class A-1 Certificates immediately prior to the applicable Distribution Date and the denominator of which is the aggregate Certificate Principal Balance of all Senior Certificates immediately prior to such Distribution Date.]

     The Master Servicer may elect to treat Insurance Proceeds, Liquidation Proceeds and other unscheduled collections (not including prepayments by the mortgagors) received in any calendar month, as included in the Available Distribution Amount [and the Senior Principal Distribution Amount] for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss [which requires a [draw on] [claim under] the [name of credit enhancement] shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

[ALLOCATION OF LOSSES; SUBORDINATION

     Any Realized Losses which are not Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated first to the Class B Certificates until the Certificate Principal Balance of the Class B Certificates has been reduced to zero, then to the Class M Certificates until the Certificate Principal Balance of the Class M Certificates has been reduced to zero, and then except as provided below on a pro rata basis to the Senior Certificates based on their then outstanding Certificate Principal Balance or the Accrued Certificate Interest thereon, as applicable. Any allocation of a Realized Loss (other than a Debt Service Reduction) to a Senior Certificate will be made by reducing the Certificate Principal Balance thereof, in the case of the principal portion of such Realized Loss, and the Accrued Certificate Interest thereon, in the case of the interest portion of such Realized Loss, by the amount so allocated as of the Distribution Date occurring in the month following the calendar month in which such Realized Loss was incurred. Allocations of Realized Losses which are Default Losses (as defined below) to Senior Certificates will be made on a pro rata basis, based on their then outstanding Certificate Principal Balances, or the Accrued Certificate Interest thereon, as applicable, between the Tiered Certificates and the Class A-2, Class A-3 and Variable Strip Certificates. Any such Realized Losses so allocated to the Tiered Certificates will be allocated first to the Class A-4 Certificates until the Certificate Principal Balance thereof is reduced to zero and then to the Class A-1 Certificates. "Default Losses" are Realized Losses that are attributable to the Mortgagor's failure to make any payment of principal or interest as required under the

Mortgage Note, and do not include Special Hazard Losses (or any other loss resulting from damage to a Mortgaged Property), Bankruptcy Losses, Fraud Losses, or other losses of a type not covered by the Subordination. Allocations of Debt Service Reductions to the Subordinate Certificates will result from the priority of distributions to the Senior Certificateholders of the Available Distribution Amount as described under the captions "Interest Distributions" and "Principal Distributions" herein. An allocation of the interest portion of a Realized Loss as well as the principal portion of Debt Service Reductions will not be treated as Subordination, as such term is defined herein, until an amount in respect thereof has been actually disbursed to the Senior Certificateholders or the Class M Certificateholders, as applicable. Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, or the Class M Certificateholders, as applicable Extraordinary Losses or other losses of a type not covered by Subordination will be allocated on a pro rata basis among the Senior Certificates, [, the Retained Yield (in the case of the interest portion of any such Realized Losses)] and the Subordinate Certificates (any such which are allocated to the Senior Certificates will be allocated without priority among the various Classes of Senior Certificates).

     With respect to any defaulted Mortgage Loan that is finally liquidated, through foreclosure sale, disposition of the related Mortgaged Property if acquired on behalf of the Certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Master Servicer or any Subservicer for Advances and expenses; including attorneys'
fees) towards interest and principal owing on the Mortgage Loan. Such amount of loss realized and any Special Hazard Losses, Fraud Losses and Bankruptcy Losses are referred to herein as "Realized Losses." As used herein, "Debt Service Reductions" means reductions in the amount of monthly payments due to certain bankruptcy proceedings, but does not include any forgiveness of principal.

     In order to maximize the likelihood of distribution in full of the Senior Interest Distribution Amount and the Senior Principal Distribution Amount, holders of Senior Certificates will have a prior right, on each Distribution Date, to the Available Distribution Amount, to the extent necessary to satisfy the Senior Interest Distribution Amount and the Senior Principal Distribution Amount. The Senior Principal Distribution Amount is subject to adjustment on each Distribution Date to reflect the then applicable Senior Percentage and the Senior Accelerated Distribution Percentage, as described herein under "Principal Distributions," each of which may be increased (to not more than 100%) in the event of delinquencies or Realized Losses on the Mortgage Loans. The application of the Senior Accelerated Distribution Percentage when it exceeds the Senior Percentage to determine the Senior Principal Distribution Amount, together with amounts, if any, paid on Senior Certificates in respect of Unrecovered Senior Portions, will accelerate the amortization of the Senior Certificates relative to the actual amortization of the Mortgage Loans. To the extent that the Senior Certificates are amortized faster than the Mortgage Loans, the percentage interest evidenced by the Senior Certificates in the Trust Fund will be decreased (with a corresponding increase in the interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, as a relative matter, the Subordination afforded by the Subordinate Certificates. Similarly, holders of Class A-1 Certificates will have a prior right, on each Distribution Date occurring on or after the Credit Support Depletion Date, to that portion of the Available Distribution Amount allocated to the Tiered Certificates, to the extent necessary to satisfy the Accrued Certificate Interest on the Class A-1 Certificates and the Optimal Principal Distribution Amount. Therefore, any shortfalls in the amounts that would otherwise be distributable to Class A-1 Certificateholders, whether resulting from Mortgage Loan delinquencies or Realized Losses will be borne by the holders of the Class A-4 Certificates.

     The total amount of Realized Losses which may be allocated solely to the Subordinate Certificates through the operation of the subordination provisions described above ("Subordination") in connection with Special Hazard Losses (the
"Special Hazard Amount") will equal $          less the sum of (A) any amounts
allocated solely to the Subordinate Certificates through Subordination in respect of Special Hazard Losses and (B) the Adjustment Amount. The Adjustment Amount on each anniversary of the Cut-off Date will be equal to the amount, if any, by which the Special Hazard Amount, without giving effect to the deduction of the Adjustment Amount for such anniversary, exceeds the greater of (i) 1% (or, if greater than

1%, the highest percentage of Mortgage Loans, by principal balance, in any California zip code area) times the aggregate principal balance of all of the Mortgage Loans in the Mortgage Pool on such anniversary and (ii) twice the principal balance of the single Mortgage Loan in the Mortgage Pool having the largest principal balance. As used in this Prospectus Supplement, "Special Hazard Losses" has the same meaning set forth in the Prospectus except that Special Hazard Losses will not include and the Subordination will not cover Extraordinary Losses and Special Hazard Losses will not exceed the lesser of the cost of repair or replacement of the related Mortgaged Properties.

     The total amount of Realized Losses which may be allocated to the Subordinate Certificates in connection with Fraud Losses (the "Fraud Loss
Amount") from Subordination shall initially be equal to $          . As of any
date of determination after the Cut-off Date the Fraud Loss Amount shall equal
(X) prior to the first anniversary of the Cut-off Date an amount equal to    %
of the aggregate principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amounts allocated solely to the Subordinate Certificates through Subordination with respect to Fraud Losses up to such date of determination, and (Y) from the first through fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as
of the most recent anniversary of the Cut-off Date and (b)    % of the aggregate
principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amounts allocated solely to the Subordinate Certificates through Subordination with respect to Fraud Losses since the most recent anniversary of the Cut-off Date up to such date of determination. After the fifth anniversary of the Cut-off Date the Fraud Loss Amount shall be zero and no allocation solely to the Subordinate Certificates through Subordination shall be made with respect to Fraud Losses.

     The total amount of Realized Losses which may be allocated solely to the Subordinate Certificates in connection with Bankruptcy Losses (the "Bankruptcy
Amount") from Subordination will equal $          less the sum of any amounts
allocated solely to the Subordinate Certificates through Subordination for such losses up to such date of determination. As of any day of determination on or after the first anniversary of the Cut-off Date, the Bankruptcy Amount will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount as of the business day next preceding the most recent anniversary of the Cut-off Date (the "Relevant Anniversary") and (b) the greater of (A) an amount calculated pursuant to the terms of the Pooling Agreement, which amount as calculated will provide for a reduction in the Bankruptcy Amount, if delinquency rates and losses on the Mortgage Loans do not exceed certain levels as set forth in the Pooling Agreement and (B) the excess of (i) the aggregate of all monthly payments on the largest Mortgage Loan in the Mortgage Pool secured by a non-primary residence over the remaining term of such Mortgage Loan over (ii) the aggregate of all monthly payments that would be made on such Mortgage Loan over such remaining term if the related Mortgage Rate were equal to 6% per annum, over (2) the aggregate amount of Bankruptcy Losses allocated solely to the Subordinate Certificate through Subordination since such anniversary.

     Notwithstanding the foregoing, the provisions relating to Subordination will not be applicable in connection with a Bankruptcy Loss so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable Primary Hazard Insurance Policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer.]

ADVANCES

     Prior to each Distribution Date, the Master Servicer is required to make Advances (out of its own funds, advances made by a Subservicer, or funds held in the Custodial Account (as described in the Prospectus) for future distribution or withdrawal) with respect to any payments of principal and interest (net of the related Servicing Fees [and the Retained Yield]) which were due on the Mortgage Loans on the immediately preceding Due Date and delinquent on the business day next preceding the related Determination Date, but only if the Master Servicer believes that the amount advanced will be recoverable from related late collections,

Insurance Proceeds [(including [draws on] [payments under] the [name of credit enhancement)] [or] [,] Liquidation Proceeds [or amounts otherwise payable to the holders of the Subordinate Certificates].

     The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Master Servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to Debt Service Reductions or the application of the Relief Act or similar legislation. Any failure by the Master Servicer to make an Advance as required under the Pooling Agreement will constitute an Event of Default thereunder, in which case the Trustee, as successor Master Servicer, will be obligated to make any such advance, in accordance with the terms of the Pooling Agreement.

     All Advances will be reimbursable to the Master Servicer on a first priority basis from [either (a)] late collections, Insurance Proceeds [(including [draws on] [payments under] the [name of credit enhancement)] and Liquidation Proceeds from the Mortgage Loan as to which such unreimbursed Advance was made [or (b) as to any Advance that remains unreimbursed following the final liquidation of the related Mortgage Loan, from amounts otherwise distributable on the Subordinate Certificates; provided however that only the Subordinate Percentage of such Advances are reimbursable from amounts otherwise distributable on the Subordinate Certificates in the event that such Advances were made with respect to delinquencies which ultimately were determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses and the Senior Percentage of such Advances which may not be so reimbursed from amounts otherwise distributable on the Subordinate Certificates may be reimbursed to the Master Servicer out of any funds in the Custodial Account or Certificate Account prior to distributions on the Senior Certificates. In the latter event, the aggregate amount otherwise distributable on the Senior Certificates will be reduced by an amount equal to the Senior Percentage of such Advances.] In addition, [if the Certificate Principal Balance of the Subordinate Certificates has been reduced to zero,] any Advances previously made which are deemed by the Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds [(including [draws on] [payments under] the [name of credit enhancement])] and Liquidation Proceeds may be reimbursed to the Master Servicer out of any funds in the Custodial Account or Certificate Account prior to distributions on the Senior Certificates.

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

     The effective yield to the holders of [Offered] Certificates will be lower than the yield otherwise produced by the applicable [Weighted Average Adjustable] Pass-Through Rate and purchase price because monthly distributions
will not be made to such holders until the   th day (or if such day is not a
business day, then on the next succeeding business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distributions of interest or earnings thereon in respect of such delay). See "YIELD CONSIDERATIONS" in the Prospectus.

     The yield to maturity and the aggregate amount of distributions on the [Offered] Certificates will be directly related to the rate of payment of principal on the Mortgage Loans. Such yield may be adversely affected by a higher or lower than anticipated rate of payment of principal on the Mortgage Loans in the Trust Fund. The rate of payment of principal on such Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans [(which will change periodically as described above)], the rate of principal prepayments thereon by the Mortgagors, liquidations of defaulted Mortgage Loans and purchases of Mortgage Loans due to certain breaches of representations [or the conversion of Convertible Mortgage Loans. The principal component of the monthly payments on the Mortgage Loans may change on each related Adjustment Date.] [The Mortgage Loans may be prepaid by the Mortgagors at any time without payment of any prepayment fee or penalty.] All of the Mortgage Loans contain due-on-sale clauses. In addition, the amortization schedule of a Mortgage Loan may be changed in connection with the receipt of a partial prepayment thereon, provided however that such changes will not include a change in the maturity date of the related Mortgage Loan. See "Description of the Mortgage
Pool -- General" herein. [As described under "DESCRIPTION OF THE
CERTIFICATES -- Principal Distributions" herein, all or a disproportionate percentage of principal prepayments on the Mortgage Loans will be distributed to the Senior Certificates during not less than the first nine years after the Delivery Date.]

     Factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, mortgage market interest rates, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties and servicing decisions. If prevailing mortgage rates fell significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. There can be no certainty as to the rate of prepayments on[, or conversions of,] the Mortgage Loans during any period or over the life of the Certificates.] [However, in the event that substantial numbers of Mortgagors exercise their conversion rights, and the Master Servicer [purchases] [sells] the Converting and Converted Mortgage Loans, the Mortgage Pool will experience substantial prepayment of principal.]

     [The yield to maturity on the Variable Strip Certificates and, in particular, on the Fixed Strip Certificates, which Classes are expected to be sold at substantial premiums, will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the Mortgage Loans, which rate may fluctuate significantly from time to time. The yield to maturity on the Fixed Strip Certificates is particularly sensitive to the rate of principal payments because the Certificate Principal Balance of the Fixed Strip Certificates is paid down on a pro rata basis with the Certificate Principal Balance of the Class A-1 Certificates and Class A-4 Certificates before distributions to other Classes of Senior Certificates. The yields to investors on all of the Offered Certificates will also be adversely affected by any interest shortfalls of a type not covered by Subordination, including Net Prepayment Interest Shortfalls. In addition, holders of Variable Strip Certificates generally have rights to relatively larger portions of interest payments on Mortgage Loans with higher Mortgage Rates; thus, the yield on the Variable Strip Certificates will be materially adversely affected to a greater extent than on the other Senior Certificates if the Mortgage Loans with the higher Mortgage Rates prepay faster than the rate assumed by investors. There can be no assurance that the Mortgage Loans will prepay at any particular rate or that the cash flows on the Fixed Strip Certificates or Variable Strip Certificates will conform to the cash flows described herein. Investors in the Fixed Strip Certificates and Variable Strip Certificates should fully consider the associated risks, including the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

     Because the Mortgage Rates on the Mortgage Loans and the Pass-Through Rates on the Offered Certificates (other than the Variable Strip Certificates) are fixed, such rates will not change in response to changes in market interest rates. The Pass-Through Rate on the Variable Strip Certificates is based on the weighted average of the Pool Strip Rates on the Mortgage Loans, and such rates will also not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to the Offered Certificates were to rise, the market value of the Offered Certificates may decline. In addition, if prevailing mortgage rates fell significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayments (including refinancings) would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease.

     The rate of defaults on the Mortgage Loans will also affect the rate of payment of principal on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on mortgage loans which are equity refinance mortgage loans may be higher than for other types of Mortgage Loans. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Certificateholders of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Furthermore, the rate of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "MATURITY AND PREPAYMENT CONSIDERATIONS" in the Prospectus. Since the rates of payment of principal on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under "YIELD CONSIDERATIONS" and "MATURITY AND PREPAYMENT CONSIDERATIONS"), no assurance can be given as to such rate or the rate of principal prepayments on the Certificates.

     [The periodic increase in the interest paid by the Mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the Mortgagor, who might not have otherwise qualified for a mortgage under the applicable lender's underwriting guidelines, and may accordingly increase the risk of default with respect to the related Mortgage Loan. See "MORTGAGE LOAN PROGRAM -- Underwriting Standards" in the Prospectus.]

     The amount of interest otherwise payable to holders of the Certificates will be reduced by any interest shortfalls not covered by Subordination, including Net Prepayment Interest Shortfalls. Such shortfalls will not be offset by a reduction in the Servicing Fees payable to the Master Servicer or otherwise. Net Prepayment Interest Shortfalls on any Distribution Date will be allocated [to] [among] the holders of [all Classes of] [the] Certificates [(including the Subordinate and Residual Certificates), in proportion to the respective amounts of accrued Certificate Interest for such Distribution Date on each such Class] [pro rata based on distributions of interest to be made on such Distribution Date]. See "YIELD CONSIDERATIONS" in the Prospectus and "DESCRIPTION OF THE CERTIFICATES -- Interest Distributions" for a discussion of the effect of principal prepayments on the Mortgage Loans on the yield to maturity of the Certificates and certain possible shortfalls in the collection of interest.

     The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because all or a disproportionate percentage of principal prepayments will be allocated to the Senior Certificates during not less than the first nine years after the Delivery Date, the rate of prepayments on the Mortgage Loans during this period may significantly affect the yield to maturity of the Offered Certificates.

     In addition, the yield to maturity of the Certificates will depend on the price paid by the holders of the Certificates and the related Pass-Through Rate. The extent to which the yield to maturity of a Certificate may vary from the anticipated yield thereon will depend upon the degree to which it is purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments. Because principal distributions are paid to certain Classes of Offered Certificates before other Classes, holders of Classes of Offered Certificates having a later priority of payment bear a greater risk of losses than holders of Classes of Offered Certificates having earlier priorities for distribution of principal. In addition, the Class A-4 Certificates bear a greater risk of losses than the other Tiered Certificates because Default Losses on the Mortgage Loans not covered by the Subordination which are allocated to the Tiered Certificates are allocated first to the Class A-4 Certificates prior to allocation to the Class A-1 Certificates to the extent described herein. For additional considerations relating to the yield on the Certificates, see YIELD CONSIDERATIONS" and "MATURITY AND PREPAYMENT CONSIDERATIONS" in the Prospectus.

     The assumed final Distribution Date with respect to each Class of
Certificates is             , 20  . The assumed final Distribution Date is the
Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan in the Mortgage Pool.

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until a dollar amount in payment of principal equal to the original principal balance of such security (less losses) is distributed to the investor. The weighted average life of the Certificates will be influenced by among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the standard prepayment assumption ("SPA"), represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% SPA assumes constant prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% SPA"
assumes prepayment rates equal to 0% of SPA. Correspondingly,    % SPA" assumes
prepayment rates equal to    % of SPA, and so forth. SPA does not purport to be
a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

     The table set forth below has been prepared on the basis of assumptions regarding the characteristics of the Mortgage Loans and of the Certificates as follows: (i) as of the date of issuance of the Certificates, the aggregate
principal balance of the Mortgage Loans is approximately $          and each
Mortgage Loan has a Mortgage Rate of    %, an original term of   months, a
remaining term to maturity of   months, and a related Servicing Fee of    %,
(ii) the scheduled monthly payment for each Mortgage Loan has been based on its outstanding balance, interest rate and remaining term to maturity, such that the Mortgage Loan will amortize in amounts sufficient for repayment thereof by its remaining term to maturity, (iii) in the aggregate, the Senior Certificates
represent an initial interest of    % in the Mortgage Loans, (iv) the Senior
Certificates will have the following Pass-Through Rates and initial Certificate
Principal Balances as of the Cut-off Date; Class A-1,    %, $          ; Class
A-2,    %, $          , Class A-3,    %, $          , Class A-4,    %, $
, Class A-5,    %, $          (v) the Subordinate Certificates represent an
initial interest of    % in the Mortgage Loans, have a Pass-Through Rate of    %
and have an initial Certificate Principal Balance of approximately $          ,
(vi) the Seller, the Master Servicer or the Depositor will not repurchase any Mortgage Loan, as described under "MORTGAGE LOAN PROGRAM -- Representations by Sellers" and "DESCRIPTION OF THE CERTIFICATES -- Assignment of the Mortgage Loans" in the Prospectus, and the Master Servicer and the Depositor will not exercise their options to purchase the Mortgage Loans and thereby cause a termination of the Trust Fund, (vii) there are no delinquencies and principal payments on the Mortgage Loans will be timely received at the respective percentages of SPA set forth in the table, (viii) there is no Net Prepayment Interest Shortfall or any other interest shortfall in any month, (ix) and (x) there are no additional ongoing Trust Fund expenses payable out of the Trust Fund. SOME OF THE FOREGOING ASSUMPTIONS REGARDING THE CHARACTERISTICS OF THE MORTGAGE LOANS AND THE CERTIFICATES DIFFER FROM THE ACTUAL CHARACTERISTICS THEREOF.

     The discrepancies between the assumptions used in constructing the tables and the actual characteristics of the Mortgage Loans and the Certificates underscore the hypothetical nature of the table beginning on page S- , which is provided to give a general sense of principal cash flows under varying prepayment scenarios. Likewise, it is very unlikely that the Mortgage Loans will prepay at a constant level of SPA until maturity or that all of the Mortgage Loans will prepay at the same level of SPA. Any difference between such assumptions and the actual characteristics of the Mortgage Loans or of the Certificates, or the actual prepayment experience of the Mortgage Loans may result in percentages of the initial Certificate Principal Balance outstanding and weighted average lives of the Classes of Senior Certificates different from those shown. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table at the various constant percentages of SPA specified, even if the
weighted average remaining term to maturity of the Mortgage Loans is   months.

     The assumed Pass-Through Rate on the Fixed Strip Certificates was calculated to be approximately equal to (i) the excess, as of the Cut-off Date,
of (a)    % aggregate assumed Certificate Principal Balances of the Tiered
Certificates, over (b) the sum of (1)    % of the assumed Certificate Principal
Balance of the Class A-1 Certificates and (2)    % of the assumed Certificate
Principal Balance of the Class A-4 Certificates divided by (ii) the assumed Certificate Principal Balance of the Fixed Strip Certificates.

     Based upon the foregoing assumptions, the following table indicates the projected weighted average life of each Class of Senior Certificates and sets forth the percentages of the initial Certificate Principal Balance of each such Class of Senior Certificates that would be outstanding after each of the dates shown at various percentages of SPA.

                PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE
                OUTSTANDING AT THE FOLLOWING PERCENTAGES OF SPA

                                    CLASS A-1                     CLASS A-2                     CLASS A-3
                           ---------------------------   ---------------------------   ---------------------------
DISTRIBUTION DATE........     %     %     %     %     %     %     %     %     %     %     %     %     %     %     %
Initial Percentage.......

---------------
Weighted Average Life in Years (**) . . . .

*  Indicates a number that is greater than zero but less than .5%.

** The weighted average life of a Certificate of any Class is determined by (i) multiplying the amount of each distribution in reduction of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and
   (iii) dividing the sum by the initial Certificate Principal Balance of the Certificate.

FIXED STRIP CERTIFICATES AND VARIABLE STRIP CERTIFICATES YIELD CONSIDERATIONS

     The following tables indicate the sensitivity of the yield on the Fixed Strip Certificates and Variable Strip Certificates to various rates of prepayment by projecting the monthly aggregate payments of principal and interest on the Fixed Strip Certificates and Variable Strip Certificates and the corresponding pre-tax yields on a corporate bond equivalent basis, based on distributions being made on the Mortgage Loans that are assumed to be included in the Trust Fund, as described in the assumptions stated in clauses (i) through
(x) of the fourth paragraph preceding the table commencing on page S-
(including the assumptions regarding the characteristics of the Mortgage Loans and the Certificates, which differ in certain respects from the actual characteristics thereof), and assuming, further, that (i) principal prepayments on the Mortgage Loans will be received at the respective percentages of SPA set forth in the following table, (ii) the Certificates will be purchased on
          , 19  , and (iii) payments on the Fixed Strip Certificates and the
Variable Strip Certificates will be received on the   th Day of each month,
commencing           , 19  .

           PRE-TAX YIELD TO MATURITY ON THE FIXED STRIP CERTIFICATES
    AND THE VARIABLE STRIP CERTIFICATES AT THE FOLLOWING PERCENTAGES OF SPA

                                                             FIXED STRIP CERTIFICATES
                                                          -------------------------------
Assumed Purchase Price..................................     %      %      %      %      %

                                                            VARIABLE STRIP CERTIFICATES
                                                          -------------------------------
Assumed Purchase Price..................................     %      %      %      %      %

     The pre-tax yield set forth in the preceding tables were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Fixed Strip Certificates and Variable Strip Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed purchase prices listed as percentages of the original Certificate Principal Balances in the table for the Fixed Strip Certificates and Variable Strip Certificates, respectively. Yields shown are corporate bond equivalent and are based on the assumed prices given in the tables. The prices shown do not include accrued interest but an amount of accrued interest consistent with the assumptions was computed and was used to arrive at these yields. Implicit in the use of any discounted present value or internal rate of return calculation such as these in the assumption that cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributed on the Fixed Strip Certificates or Variable Strip Certificates. Consequently these yields do not purport to reflect the return on any investment in the Fixed Strip Certificates or Variable Strip Certificates when such reinvestment rates are considered.

     The preceding tables are based on a set of assumptions that vary from other information provided herein. The differences between such assumptions and the actual characteristics of the Mortgage Loans and of the Certificates may result in actual yields being different from those shown in such tables. For example, the Pass-

Through Rate on the Fixed Strip Certificates is chosen to be approximately equivalent to the formula given in the second paragraph immediately preceding the table entitled "Percent of Initial Certificate Principal Balance Outstanding." This formula references various Certificate Principal Balances for the purposes of making the computations for the subsequent tables. The actual Pass-Through Rate computed by applying the formula using actual Certificate Principal Balances may vary from these assumptions. Likewise, the Pass-Through Rate on the Variable Strip Certificates, which is assumed to be fixed throughout the life of the Certificates, will actually be likely to change from one period to the next, and the rate assumed may be different from the actual initial Pass-Through Rate on the Variable Strip Certificates. Such discrepancies between assumed and actual characteristics underscore the hypothetical nature of the tables, which are provided to give a general sense of the sensitivity of yields in varying prepayment scenarios.

     Notwithstanding the assumed prepayment rates reflected in the preceding table, it is highly unlikely that the Mortgage Loans will prepay at a constant rate until maturity or that all of the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yields on the Fixed Strip Certificates and Variable Strip Certificates are likely to differ from those shown in such table, even if all of the Mortgage Loans prepay at the indicated percentages of SPA over any given time period or over the entire life of the Certificates. No representation is made as to the actual rate of principal payment on the Mortgage Loans for any period or over the life of the Certificates or as to the yield on the Certificates. In addition, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of SPA specified, even if the weighted average remaining term to maturity of the Mortgage Loans is months. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

     [Certain of the Mortgage Loans provide that the Mortgagors may, during a specified period of time, convert the adjustable rate of such Mortgage Loans to a fixed rate. The Depositor is not aware of any publicly available statistics that set forth principal prepayment or conversion experience or prepayment or conversion forecasts of adjustable rate mortgage loans over an extended period of time, and its experience with respect to adjustable rate mortgages is insufficient to draw any conclusions with respect to the expected prepayment or conversion rates on the adjustable rate Mortgage Loans included in the Mortgage Pool. The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments or purchases due to their conversion to fixed interest rate loans in a low interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment and conversion rates than if prevailing interest rates remain constant because the availability of fixed rate or other adjustable rate mortgage loans at competitive interest rates may encourage Mortgagors to refinance their adjustable rate mortgages to "lock in" a lower fixed interest rate or take advantage of the availability of such other adjustable rate mortgage loans, or, in the case of convertible adjustable rate mortgage loans, to exercise their option to convert the adjustable interest rates to fixed interest rates. The conversion feature may also be exercised in a rising interest rate environment as Mortgagors attempt to limit their risk of higher rates. Such a rising interest rate environment may also result in an increase in the rate of defaults on the Mortgage Loans. In the event that the Master Servicer [purchases] [sells] Converting or Converted Mortgage Loans, a Mortgagor's exercise of the conversion option will result in a pro rata distribution of the principal portion thereof to the Certificateholders, as described herein. Alternatively, to the extent the Master Servicer fails in its obligation to [purchase] [sell] Converting Mortgage Loans, as described herein, the Mortgage Pool will include fixed rate Mortgage Loans, which will have the effect of limiting the extent to which the Weighted Average Adjustable Pass-Through Rate can increase or decrease in accordance with changes in the Index and accordingly may affect the yield to Certificateholders.]

     The existence of Periodic Rate Caps, Lifetime Rate Caps and any Lifetime Rate Floors also will affect the likelihood of prepayments resulting from refinancing and the exercise of the conversion option. Although the Mortgage Rates on the Mortgage Loans will adjust periodically, such increases and decreases will be limited by the Periodic Rate Caps, Lifetime Rate Caps and any Lifetime Rate Floors on each Mortgage Loan and will be based on the Index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margins (which may be different from the prevailing margins on other mortgage loans). As a result, the Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing rates for other adjustable rate loans and accordingly, the rate of prepayment may be lower or higher than would otherwise be anticipated.

     With respect to those Mortgage Loans having Lifetime Rate Floors, if prevailing mortgage rates were to fall below the minimum Mortgage Rates, the rate of prepayment on such Mortgage Loans may be expected to increase and such Mortgage Loans may prepay at a rate higher than would otherwise be anticipated for adjustable rate mortgage loans.

     All of the Mortgage Loans are assumable under certain circumstances if, in the sole judgment of the Master Servicer or any applicable Subservicer, the prospective purchaser of a Mortgaged Property is creditworthy and the security for such Mortgage Loan is not impaired by the assumption. The extent to which the Mortgage Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related mortgagors in connection with the sales of the Mortgaged Properties will affect the weighted average life of the Certificates and may result in a prepayment experience on the Mortgage Loans that differs from that on other conventional mortgage loans.

     The yield to maturity of the Certificates will depend on the rate of payment of principal (including principal prepayments, purchases of Mortgage Loans which are Converting Mortgage Loans or Converted Mortgage Loans or in respect of which a breach of a representation or warranty has occurred, and liquidation of defaulted Mortgage Loans) on the Mortgage Loans, the price paid by the holders of Certificates and the Weighted Average Adjustable Pass-Through Rate in effect from time to time. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the Mortgage Loans. Because the Weighted Average Adjustable Pass-Through Rate at any time is the weighted average of the Net Mortgage Rates on the Mortgage Loans, the Weighted Average Adjustable Pass-Through Rate (and the yield on the Certificates) will be reduced as a result of prepayments, liquidations and purchases at a faster rate for Mortgage Loans having higher Net Mortgage Rates as opposed to Mortgage Loans having lower Net Mortgage Rates. Because Mortgage Loans having higher Net Mortgage Rates generally have higher Mortgage Rates, such Mortgage Loans are generally more likely to be prepaid at a faster rate under most circumstances than are Mortgage Loans having lower Net Mortgage Rates.

     The rate of default on the Mortgage Loans will also affect the rate of payment of principal on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on adjustable rate mortgage loans. Increases in the monthly payments to an amount in excess of the preceding monthly payment required at the time of origination may result in a default rate higher than that on level payment mortgage loans. Furthermore, the Mortgagor under each Mortgage Loan was qualified on the basis of the Mortgage Rate in effect at origination. The repayment of such Mortgage Loans will be dependent on the ability of the Mortgagor to make larger monthly payments following adjustments of the Mortgage Rate. The rate of default on Mortgage Loans which are equity refinance mortgage loans may be higher than for other types of Mortgage Loans.

     Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Certificateholders of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Furthermore, the rate of prepayments, defaults and liquidations on, or conversions of, the Mortgage Loans will be affected by the general economic condition of the region of the country where the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by increasing unemployment or falling property values. See "MATURITY AND PREPAYMENT CONSIDERATIONS" in the Prospectus. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors (as described more fully herein and in the Prospectus under "YIELD CONSIDERATIONS" and "MATURITY AND PREPAYMENT CONSIDERATIONS"), no assurance can be given as to such rate or the rate of principal prepayments on the Certificates.

     [The amount of interest passed through to holders of the Certificates will be reduced by shortfalls in collections of interest resulting from full or partial principal prepayments or otherwise, which will not be offset by a reduction in the Servicing Fees payable to the Master Servicer or otherwise. See "YIELD CONSIDERATIONS" in the Prospectus and "DESCRIPTION OF THE
CERTIFICATES -- Distributions" herein for a discussion of the effect of principal prepayments on the Mortgage Loans on the yield to maturity of the Certificates.]

     The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

     In addition, the yield to maturity of the Certificates will depend on the price paid by holders of the Certificates. If any Certificate is purchased at initial issuance at a discount and the rate of prepayments on the Mortgage Loans is lower than that originally anticipated, the purchaser's yield to maturity will be lower than that assumed at the time of purchase. Conversely, if any Certificate is purchased at initial issuance at a premium and the rate of prepayments on the Mortgage Loans is higher than that originally anticipated, the purchaser's yield to maturity will be lower than that assumed at the time of purchase.

     The first distribution on the Certificates reflecting an adjustment to the scheduled monthly payments on a related Mortgage Loan will be passed through to holders of Certificates on the second Distribution Date following the date on which the adjustment to such Mortgage Rate was made. Furthermore, adjustments in
the Net Mortgage Rates are based on the Index as reported      days prior to the
Adjustment Date. Accordingly, the yield to Certificateholders will be adjusted on a delayed basis relative to movements in the Index. Although the Net Mortgage Rate of each Mortgage Loan will be adjusted pursuant to the Index, such rate is subject to the Periodic Rate Cap and is also limited by the Lifetime Rate Cap and any Lifetime Rate Floor applicable to such Mortgage Loan. With respect to certain Mortgage Loans the difference between the Net Mortgage Rate as of the Cut-off Date and the maximum Net Mortgage Rate will be less than the Lifetime Rate Cap. Therefore, if the Index changes substantially between Adjustment Dates, the Net Mortgage Rate may be lower than if the Net Mortgage Rate could be adjusted based on the Index without such caps.

     A number of factors affect the performance of the Index and may cause the Index to move in a manner different from other indices. To the extent that the Index may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to Certificateholders due to such rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, the Index may remain higher than other market interest rates which may result in a higher level of prepayments of Mortgage Loans which adjust in accordance with the Index than mortgage loans which adjust in accordance with other indices.]

     For additional considerations relating to the yield on the Certificates, see "YIELD CONSIDERATIONS" and "MATURITY AND PREPAYMENT CONSIDERATIONS" in the Prospectus.

[YIELD CONSIDERATIONS RELATING TO THE CLASS M CERTIFICATES

     The following tables indicate the sensitivity of the yields to maturity on the Class M Certificates to various rates of prepayment and varying levels of aggregate Realized Losses by projecting the monthly aggregate cash flows on the Class M Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis. The tables are based on the assumptions described in the fourth paragraph preceding the table entitled "Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of SPA" under the heading "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS -- General" herein, including the assumptions regarding the characteristics and performance of the Mortgage Loans, which differ from the actual characteristics and performance thereof, and assuming further that (i) defaults and final liquidations occur on the last day of each month at the respective SDA percentages set forth in the tables, (ii) each liquidation results in a Realized Loss allocable to principal equal to the percentage indicated (the "Loss Severity Percentage") times the principal balances of the Mortgage Loans assumed to be liquidated, (iii) there are no delinquencies on the Mortgage Loans, and principal payments on the Mortgage Loans (other than those on Mortgage Loans assumed to be liquidated) will be timely received together with prepayments, if any, at the respective constant percentages of SPA set forth in the tables before giving effect to defaults in such periods, (iv) there are no Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses,
and (v) the purchase prices of the Class M Certificates will be $          ,
including accrued interest. Investors should also consider the possibility that aggregate losses incurred may not in fact be materially reduced by higher prepayment speeds because mortgage loans that would otherwise ultimately default and be liquidated may be less likely to be prepaid. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Certificates may result in yields different from those shown in such tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying Realized Loss and prepayment scenarios.

                SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
            CLASS M CERTIFICATES TO PREPAYMENTS AND REALIZED LOSSES

                              CLASS M CERTIFICATES

PERCENTAGE OF
     SDA             LOSS SEVERITY PERCENTAGE                      PERCENTAGE OF SPA
-------------        ------------------------        ----------------------------------------------
        %       N/A................................        %         %         %         %         %
        %       %..................................        %         %         %         %         %
        %       %..................................        %         %         %         %         %
        %       %..................................        %         %         %         %         %

     Each pre-tax yield to maturity set forth in the preceding table was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class M Certificates, as applicable, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price referred to above, and converting such rate to a semi-annual corporate bond equivalent yield. Accrued interest, if any, is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class M Certificates, and thus do not reflect the return on any investment in the Class M Certificates when any reinvestment rates other than the discount rates are considered.

     The following table sets forth the amount of Realized Losses that would be incurred with respect to the Certificates in the aggregate under each of the scenarios in the preceding table, expressed as a percentage of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date:

                                                               AGGREGATE REALIZED LOSSES
PERCENTAGE OF                                        ----------------------------------------------
     SDA             LOSS SEVERITY PERCENTAGE                      PERCENTAGE OF SPA
-------------        ------------------------        ----------------------------------------------
        %       %..................................        %         %         %         %         %
        %       %..................................        %         %         %         %         %
        %       %..................................        %         %         %         %         %
        %       %..................................        %         %         %         %         %

     Notwithstanding the assumed Percentages of SDA, Loss Severity Percentages and prepayment rates reflected in the preceding tables, it is highly unlikely that the Mortgage Loans will be prepaid or that Realized Losses will be incurred according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yields to maturity on the Class M Certificates are likely to differ from those shown in the tables. There can be no assurance that the Mortgage Loans will prepay at any particular rate or that Realized Losses will be incurred at any particular level or that the yields on the Class M Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of SPA specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.]

                               POOLING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing
Agreement (the "Pooling Agreement") dated as of             , 19  , among the
Depositor, the Master Servicer and the Trustee. Reference is made to the Prospectus for important information additional to that set forth herein regarding the terms and conditions of the Pooling Agreement and the [Offered]
Certificates. [The Trustee will appoint                         to serve as
Custodian in connection with the Certificates]. The [Offered] Certificates will be transferable and exchangeable at the corporate trust office of the Trustee, which will serve as Certificate Registrar and Paying Agent. The Depositor will provide a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Pooling Agreement. Requests should be addressed to BA Mortgage Securities, Inc., 345 Montgomery Street, Lower Level #2, Unit #8152, San Francisco, California, 94104, Attention: Rebecca Cull.

THE MASTER SERVICER

     Bank of America, FSB, the corporate parent of the Depositor, will act as master servicer for the Certificates pursuant to the Pooling Agreement. For a general description of Bank of America, FSB and its activities, as well as certain information regarding its delinquency, foreclosure and loss experience on the portfolio of one- to four-family first mortgage loans owned by Affiliated Sellers and serviced or subserviced by it, see "MORTGAGE LOAN PROGRAM -- Bank of America, FSB," "-- Residential Mortgage Loan Servicing Activities" and
"-- Delinquency, Foreclosure and Loss Experience" in the Prospectus.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES[; RETAINED YIELD]

     The Servicing Fees for each Mortgage Loan are payable out of the interest payments on such Mortgage Loan. The Servicing Fees in respect of each Mortgage
Loan will be at least    % and not more than    % per annum of the outstanding
principal balance of each Mortgage Loan. The Servicing Fees consist of (a) servicing compensation payable to any Master Servicer in respect of its master servicing activities, and (b) subservicing and other related compensation payable to any Subservicer (including such compensation paid to the Master Servicer as the direct servicer of a Mortgage Loan for which there is no Subservicer). The primary compensation to be paid to the Master Servicer in
respect of its master servicing activities will be    % per annum of the
outstanding principal balance of each Mortgage Loan (the "Master Servicing Fee"). As described more fully in the Prospectus, a Subservicer, or the Master Servicer if it is the direct servicer of a Mortgage Loan, is entitled to
servicing compensation in a minimum amount equal to    % per annum of the
outstanding principal balance of each Mortgage Loan serviced by it (the "Primary Servicing Fee"). The Master Servicer is obligated to pay certain ongoing expenses associated with the Trust Fund and incurred by the Master Servicer in connection with its responsibilities under the Pooling Agreement[, including the expenses of the [name of credit enhancement] and any substitute credit support]. See "THE POOLING AGREEMENT -- Servicing and Other Compensation and Payment of Expenses; Retained Yield" in the Prospectus for information regarding other possible compensation to the Master Servicer and Subservicers and for information regarding expenses payable by the Master Servicer.

     [Pursuant to the terms of the Pooling Agreement, the Master Servicer will be obligated to remit to the Depositor or its designee, a portion of the interest collected on each Mortgage Loan (the "Retained Yield"). The rate at
which the Retained Yield on each Mortgage Loan accrues will be equal to    % per
annum.]

TERMINATION

     The circumstances under which the obligations created by the Pooling Agreement will terminate in respect of the Certificates are described in "THE POOLING AGREEMENT -- Termination; Retirement of

Certificates" in the Prospectus. The Master Servicer or the Depositor will have the option to purchase all remaining Mortgage Loans and other assets in the Trust Fund, thereby effecting early retirement of the Certificates, but such option will not be exercisable until such time as the aggregate principal balance of the Mortgage Loans as of the Distribution Date on which the purchase proceeds are to be distributed to the Certificateholders is less than [5] [10]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. Any such purchase of Mortgage Loans and other assets of the Trust Fund shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each Mortgage Loan (or the fair market value of the related underlying Mortgaged Properties with respect to defaulted Mortgage Loans as to which title to such Mortgaged Properties has been acquired if such fair market value is less than such unpaid principal balance) (net of any unreimbursed Advance attributable to principal) plus (b) accrued interest thereon at the [Net] [Weighted Average Pass-Through] Rate to, but not including, the first day of the month of repurchase.

     Upon presentation and surrender of the Certificates in connection with the termination of the Trust Fund under the circumstances described above, the holders of [each Class of Offered][the] Certificates will receive[, in proportion to their respective Percentage Interests, an amount equal to the sum of the principal balances of the Mortgage Loans plus one month's accrued interest thereon at the then applicable Weighted Average Adjustable Pass-Through Rate.] [An amount equal to the Certificate Principal Balance of such Class plus one month's interest thereon (or with respect to the Variable Strip Certificates, one month's interest on the Notional Amount) at the applicable Pass-Through Rate plus any previously unpaid Accrued Certificate Interest.] An amount equal to the Certificate Principal Balance of such Class plus one month's interest thereon (or with respect to the Variable Strip Certificates, one month's interest on the Notional Amount) at the applicable Pass-Through Rate plus any previously unpaid Accrued Certificate Interest.]

                       [DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

     All of the Mortgage Loans are the subject of credit support coverage provided by the [name of credit enhancement]. In addition, each Mortgage Loan is covered by a Primary Hazard Insurance Policy as described under "PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE; CLAIMS THEREUNDER" in the Prospectus. See also "DESCRIPTION OF THE MORTGAGE POOL -- Primary Mortgage Insurance" herein.]

     [Description of types and amounts of losses covered by any applicable credit enhancement, procedures and conditions to filing claims or making draws under any applicable credit enhancement, any rights of the Master Servicer to substitute a different form of credit enhancement for any initial form of credit enhancement and a general description of the credit enhancement provider (including financial statements of credit enhancement provider if credit enhancement is material) and its activities.]

                        FEDERAL INCOME TAX CONSEQUENCES

     [With respect to the Offered Certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor ("Special Tax Counsel"), are of the opinion that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, the Trust Fund will qualify as a REMIC under the Code. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates together with the discussion under the heading "FEDERAL INCOME TAX CONSEQUENCES -- REMICs" in the Prospectus represents the opinion of Special Tax Counsel, subject to any qualifications set forth herein and therein. Special Tax Counsel have prepared or reviewed the statements in this Prospectus Supplement under the heading "FEDERAL INCOME TAX CONSEQUENCES" and in the Prospectus under the heading "FEDERAL INCOME TAX CONSEQUENCES -- REMICs," and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the Trust Fund as a REMIC for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in the Offered Certificates.

     For federal income tax purposes, the Class R Certificates will be the sole class of "residual interests" in the Trust Fund and the Offered Certificates (other than the Residual Certificates) and Class B Certificates will represent ownership of "regular interests" in the Trust Fund and will generally be treated as representing ownership of debt instruments of the Trust Fund. See "FEDERAL INCOME TAX CONSEQUENCES -- REMICs" in the Prospectus.

     The             Certificates will not be treated as having been issued with original issue discount for federal income tax reporting purposes. The
Certificates may, and the      Certificates will, be treated as having been
issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date
of any determination the Mortgage Loans will prepay at a rate equal to    % SPA.
No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "FEDERAL INCOME TAX CONSEQUENCES -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" in the Prospectus.

     If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificateholder (in particular, the Variable Strip Certificateholders), the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates. Although the matter is not free from doubt, a Variable Strip Certificateholder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

     Although they are unclear on the issue, in certain circumstances the OID Regulations appear to permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Master Servicer in preparing reports to the Certificateholders and the IRS. See "FEDERAL INCOME TAX CONSEQUENCES -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" in the Prospectus.

     Certain Classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Class of Certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such Classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "FEDERAL INCOME TAX CONSEQUENCES -- REMICs -- Taxation of Owners of REMIC Regular Certificates" and "-- Premium" in the Prospectus.


     The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under
Section 856(c)(3)(B) of the Code generally to the extent that such Offered Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates (other than the Residual Certificates) will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. However, prospective investors in Offered Certificates that will be generally treated as assets described in Section 860G(a)(3) of the Code should note that, notwithstanding such treatment, any repurchase of such a Certificate pursuant to the right of the Master Servicer or the Depositor to repurchase such Offered Certificates may adversely affect any REMIC that holds such Offered Certificates if such repurchase is made under circumstances giving rise to a

Prohibited Transaction Tax. See "THE POOLING AGREEMENT -- Termination" herein and "FEDERAL INCOME TAX CONSEQUENCES -- REMICs -- Characterization of Investments in REMIC Certificates" in the Prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "FEDERAL INCOME TAX
CONSEQUENCES -- REMICs" in the Prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

     The IRS has issued regulations under the provisions of the Code related to REMICs (the "REMIC Regulations") that significantly affect holders of Residual Certificates. The REMIC Regulations impose restrictions on the transfer or acquisition of certain residual interests, including the Residual Certificates. In addition, the REMIC Regulations contain restrictions that apply to the transfer of "noneconomic" residual interests to United States persons. Pursuant to the Pooling Agreement, the Residual Certificates may not be transferred to non-United States persons.

     The REMIC Regulations provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on such residual interests, unless "no significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC Regulations, the Residual Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC Regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates may be disregarded and purported transferors may remain liable for any taxes due with respect to the income on the Residual Certificates. All transfers of the Residual Certificates will be subject to certain restrictions under the terms of the Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests. See "FEDERAL INCOME TAX CONSEQUENCES -- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Noneconomic REMIC Residual Certificates" in the Prospectus.

     The Residual Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the Trust Fund's term that significantly exceeds the amount of cash distributions received by such Class Residual Certificateholders from the Trust Fund with respect to such periods. Furthermore, the tax on such income may exceed the cash distributions with respect to such periods. Consequently, Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the Trust Funds' term as a result of their ownership of the Residual Certificates. In addition, the required inclusion of this amount of taxable income during the Trust Fund's earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate (or possibly later under the "wash sale" rules of Section 1091 of the Code) may cause the Residual Certificateholders' after-tax rate of return to be zero or negative even if the Residual Certificateholders' pre-tax rate of return is positive. that is, on a present value basis, the Residual Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on such Residual Certificates over their life.

     The Master Servicer will be designated as the "tax matters person" with respect to the Trust Fund as defined in the REMIC Provisions (as defined in the Prospectus), and in connection therewith will be required to hold not less than 0.01% of the Residual Certificates.

     Purchasers of the Residual Certificates are strongly advised to consult their own tax advisors as to the economic and tax consequences of investment in such Residual Certificates.

     For further information regarding the federal income tax consequences of investing in the Residual Certificates, see "CERTAIN YIELD AND PREPAYMENT CONSIDERATION -- Additional Yield Considerations Applicable Solely to the Residual Certificates" herein and " FEDERAL INCOME TAX
CONSEQUENCES -- REMICs -- Taxation of Owners of REMIC Residual Certificates" in the Prospectus.]

     [No election will be made to treat the Trust Fund as a real estate mortgage investment conduit for federal income tax purposes. Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor ("Special Tax Counsel"), are of the opinion that the Trust Fund will be classified as a grantor trust under Subpart E, Part I of Subchapter J of the Code, and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates together with the discussion under the heading "FEDERAL INCOME TAX CONSEQUENCES -- Grantor Trust Funds" in the Prospectus represents the opinion of Special Tax Counsel, subject to any qualifications set forth herein and therein. Special Tax Counsel have prepared or reviewed the statements in this Prospectus Supplement under the heading "FEDERAL INCOME TAX CONSEQUENCES" and in the Prospectus under the heading "FEDERAL INCOME TAX CONSEQUENCES -- Grantor Trust Funds," and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in the Offered Certificates.

     Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of any entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein.

     Each Certificateholder will generally be treated as an owner of an interest in the Mortgage Loans, which will be treated as an interest in "stripped bonds". Accordingly, the Certificateholders will be required to include their yield with respect to the Mortgage Loans in gross income as it accrues, based on a constant yield method in accordance with the original issue discount rules, which may result in income being recognized for tax purposes in advance of the receipt of cash attributable to such income. See "FEDERAL INCOME TAX
CONSEQUENCES -- Grantor Trust Funds -- TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES -- IF STRIPPED BOND RULES APPLY" in the Prospectus.

     In the absence of statutory or administrative clarification, it is intended that information returns or reports to Certificateholders and the Internal Revenue Service (the "IRS") will be based on the use of a prepayment assumption
of   % [SPA.] [of the Constant Prepayment Rate ("CPR")] and on a representative initial offering price for the Certificates in computing the constant yield. [The Constant Prepayment Rate or CPR represents a constant assumed rate of prepayment each month relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.] However, no representation is made that the Mortgage Loans will in fact prepay at that rate or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders. The Certificateholders should consult their own tax advisors as to the proper treatment of their investment in the Mortgage Loans under the stripped bond rules.


     The Certificates will represent interests in "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and the interest thereon will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. In addition, the Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3)(A) of the Code. See "FEDERAL INCOME TAX CONSEQUENCES -- Grantor Trust Funds -- Characterization of Investments in Grantor Trust Certificates -- Grantor Trust Fractional Interest Certificates" in the Prospectus.

     For further information regarding the federal income tax consequences of investing in the Certificates, see "FEDERAL INCOME TAX CONSEQUENCES-Grantor Trust Funds" in the Prospectus.]

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement
dated           , 19  , the Underwriter[s] [has] [have] agreed to purchase and the Depositor has agreed to sell to the Underwriter[s] [the] [each class of Offered] Certificates.

     The Underwriting Agreement provides that the obligation of the Underwriter[s] to pay for and accept delivery of the [Offered] Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

     The distribution of the [Offered] Certificates by the Underwriter[s] may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Certificates, before deducting expenses payable
by the Depositor, will be   % of the aggregate Certificate Principal Balance of
the [Offered] Certificates plus accrued interest thereon from the Cut-off Date. The Underwriter[s] may effect such transactions by selling the [Offered] Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the [Offered] Certificates, the Underwriter[s] may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriter[s] and any dealers that participate with the Underwriter[s] in the distribution of the [Offered] Certificates may be deemed to be underwriters, and any profit on the resale of the [Offered] Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriter[s], and under limited circumstances the Underwriter[s] will indemnify the Depositor, against certain civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

     [BancAmerica Robertson Stephens, an Underwriter, is an affiliate of the Depositor and the Master Servicer.]

     [This Prospectus Supplement and the related Prospectus may be used by BancAmerica Robertson Stephens, an affiliate of the Depositor and the Master Servicer, in connection with offers and sales related to secondary market transactions in the [Offered] Certificates. BancAmerica Robertson Stephens may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.]

     There can be no assurance that a secondary market for the [Offered] Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the [Offered] Certificates will be the monthly statements discussed in the Prospectus under "DESCRIPTION OF THE CERTIFICATES -- Reports to Certificateholders," which will include information as to the outstanding principal balance of the [Offered] Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the [Offered] Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the [Offered] Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the [Offered] Certificates may adversely affect the liquidity of the [Offered] Certificates, even if a secondary market for the [Offered] Certificates becomes available.

                                 LEGAL OPINIONS

     Certain legal matters relating to the Certificates will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP, San Francisco, California
and for the Underwriter by                     .

                                     RATING

     It is a condition to the issuance of the [Offered] Certificates that they
be rated not lower than "          " by                     [and
"                    " by                         ].

     The ratings of           on mortgage pass-through certificates address the
likelihood of the receipt by certificateholders of all distributions on the
underlying mortgage loans to which they are entitled.           ratings on
pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by mortgagors or the degree to which such
prepayments might differ from that originally anticipated. [          ratings on
pass-through certificates do not represent any assessment of the Master Servicer's ability to [purchase] [sell] Converting Mortgage Loans or Converted Mortgage Loans. In the event that the Master Servicer [purchases] [sells] a Converting or Converted Mortgage Loan, investors might suffer a lower than anticipated yield.] The rating does not address the possibility that Certificateholders might suffer a lower than anticipated yield.

     The Depositor has not requested a rating on the [Offered] Certificates by
any rating agency other than           [and           ]. However, there can be
no assurance as to whether any other rating agency will rate the [Offered] Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the [Offered] Certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the [Offered]
Certificates by           and           .

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. The rating of the Fixed Strip Certificates or Variable Strip Certificates does not address the possibility that the holders of such Certificates may fail to fully recover their initial investment. In the event that the rating initially assigned to the [Offered] Certificates is subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the [Offered] Certificates.

                                LEGAL INVESTMENT

     The Certificates will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in at least the second highest rating category by one of the Rating Agencies, and, as such, are legal investments for certain entities to the extent provided by SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA. The Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

     The Depositor makes no representation as to the proper characterization of [any Class of the Offered] [the] Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase [any Class of the Offered] [the] Certificates under applicable legal investment restrictions. These uncertainties may affect the liquidity of [any Class of Offered] [the] Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent [any Class of the Offered] [the] Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

     See "LEGAL INVESTMENT MATTERS" in the Prospectus.

                              ERISA CONSIDERATIONS

     Any fiduciary or other Plan Asset Investor that proposes to use Plan Assets to acquire any [Offered] Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue

Code of 1986, as amended (the "Code"), of the acquisition and ownership of such Certificates with Plan Assets. See "ERISA CONSIDERATIONS" in the Prospectus.

PROHIBITED TRANSACTION CLASS EXEMPTIONS

     To qualify for exemption under PTCE 83-1 (see "ERISA CONSIDERATIONS -- Prohibited Transaction Class Exemptions" in the Prospectus), a Certificate (i) must entitle its holder to more than nominal pass-through payments of both principal and interest from the Mortgage Loans and (ii) must not be subordinated to other Classes of Certificates with respect to the right to receive payments in the event of defaults or delinquencies on the underlying Mortgage Loans. See "ERISA CONSIDERATIONS -- Prohibited Transaction Class Exemption 83-1" in the Prospectus.

     [Because the                               Certificates, which are
subordinated to the extent specified herein (see "DESCRIPTION OF THE CERTIFICATES -- Subordination and Allocation of Losses" herein), and the Residual Certificates do not qualify for exemption under PTCE 83-1, exemptive relief will not be available under PTCE 83-1 to Plans or other persons that use Plan Assets to acquire such Certificates from the prohibited transaction rules of ERISA and Section 4975 of the Code. However, other prohibited transaction class exemptions issued by the U.S. Department of Labor may apply with respect to such Certificates. See "ERISA CONSIDERATIONS -- Prohibited Transaction Class Exemption 83-1" in the Prospectus.]

[UNDERWRITER'S PTE]

     [                                (the "Underwriter") is the recipient of a
final prohibited transaction exemption (the "Underwriter's PTE") which may afford protection from violations under Section 406 and 407 of ERISA and Section 4975 of the Code for Plans or Plan Asset Investors that acquire [Offered]
Certificates [(other than the                               or Residual
Certificates)]. Plans or Plan Asset Investors that acquire [Offered]
Certificates [(other than the                               or Residual
Certificates)] may be eligible for protection under the Underwriter's PTE if:

          (a) The [Class of such] Certificates acquired with Plan Assets is not subordinated to other Classes of Certificates with respect to the right to receive payment in the event of defaults or delinquencies on the underlying Mortgage Loans;

          (b) The Plan or Plan Asset Investor is an "accredited investor" (as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended (the "Act"));

          (c) At the time of such acquisition, the [Class of] Certificates acquired by the Plan or Plan Asset Investor has received a rating in one of the three highest generic rating categories from Standard & Poor's Ratings Services, Moody's Investors Service, Inc. Duff & Phelps, Inc. or Fitch IBCA, Inc.;

          (d) The Trustee is not an affiliate of any member of the Restricted Group (as defined in paragraph (3) below);

          (e) The [Offered] Certificates evidence ownership in Trust Assets that do not include subordinate certificates backed by mortgages or mortgage participations (unless interest and principal payable with respect to such mortgage certificates are guaranteed by the GNMA, FHLMC or FNMA);

          (f) The acquisition of such Certificates with Plan Assets is on terms (including the price paid for the Certificates) that are at least as favorable to the Plan or Plan Asset Investor as they would be in an arm's length transaction with an unrelated party; and

          (g) The sum of all payments made to and retained by the Underwriter in connection with the distribution of such Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the sale of the Mortgage Loans to the Trust Fund represents not more than the fair market value of the Mortgage Loans; and the sum of all payments made to and retained by the Master Servicer and any Subservicer represents not more than reasonable compensation for its services under the Pooling Agreement and reimbursement of its reasonable expenses in connection therewith.

     In addition, the Underwriter's PTE will not provide exemptive relief for certain transactions prohibited by Section 406(b) of ERISA or Section 4975(c)(1)(E) or (F) of the Code with may result from apply to a Plan's investment in Certificates if:

          (1) The Plan's investment in any [Class of such] Certificates exceeds 25% of the outstanding Certificates [of that Class] at the time of acquisition;

          (2) Immediately after such acquisition, 25% or more of the Plan Assets with respect to which the fiduciary or other Plan Asset Investor has discretionary authority or renders investment advice are invested in certificates evidencing interests in trusts sponsored or containing assets sold or serviced by the same entity;

          (3) The Plan is sponsored by the Depositor, the Underwriter, the Trustee, the Master Servicer, any Subservicer, any Pool, Special Hazard or Primary Insurer or the obligor under any credit support mechanism, a Mortgagor with respect to obligations constituting more than 5% of the aggregate unamortized principal balance of the Trust Fund on the Closing Date (a "Major Obligor"), or any of their affiliates (together, the "Restricted Group");

          (4) The fiduciary or other Plan Asset Investor responsible for the decision to invest any Plan Assets, or any of its affiliates, is a Major Obligor; or

          (5) In the case of an acquisition in connection with the initial issuance of Certificates, at least 50% of [each Class of] [the] Certificates in which Plans have invested is acquired by persons independent of the members of the Restricted Group and at least 50% of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group.

     Whether the conditions of the Underwriter's PTE will be satisfied with respect to [Offered] Certificates [(other than the
          Certificates and the Residual Certificates, for which the Underwriter's PTE will not afford protection) of a particular Class] will depend upon the facts and circumstances existing at the time Plan Assets are used to acquire Certificates [of that Class]. Any fiduciary or other Plan Asset Investor that proposes to use Plan Assets to acquire such Certificates in reliance upon the Underwriter's PTE should determine whether such acquisition will satisfy all applicable conditions and consult with its counsel regarding other factors that may affect the applicability of the Underwriter's PTE.]

     [Because the                               Certificates and the Residual
Certificates will not qualify for the exemptions under PTCE 83-1 [or the Underwriter's PTE], transfers of such Certificates to any Plan or Plan Asset Investor will not be registered unless the transferee provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of any such Certificate by, on behalf of or with Plan Assets of any Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Master Servicer, the Depositor or the Trustee to any obligation in addition to those undertaken in the Pooling Agreement.]

PROSPECTUS

                          BA MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES

    BA Mortgage Securities, Inc. (the "Depositor") intends to sell from time to time, as described in the related Prospectus Supplement and on terms to be determined at the time of sale, one or more Series (each, a "Series") of certificates (the "Certificates") consisting of one or more Classes (each, a "Class") evidencing beneficial ownership interests in a trust (the "Trust Fund"), to be created by the Depositor.

    The property of each Trust Fund will consist of a segregated pool (a "Mortgage Pool") of conventional one- to four-family residential first mortgage loans (the "Mortgage Loans") which Mortgage Loans, if so specified in the related Prospectus Supplement, may include cooperative apartment loans ("Cooperative Loans"), or interests therein and related assets conveyed to such Trust Fund by the Depositor. The Depositor will acquire the assets of any Mortgage Pool from Bank of America, FSB and/or one or more other affiliated or unaffiliated institutions specified in the applicable Prospectus Supplement (collectively, the "Sellers"). Each Mortgage Pool will consist of one or more of the various types of Mortgage Loans described herein under the caption "THE MORTGAGE POOLS." The general characteristics of the Mortgage Loans to be evidenced by the Certificates of a Series will be set forth in the related Prospectus Supplement.

    Each Class of Certificates of any Series will represent the right, which right may be senior or subordinate to the rights of one or more other Classes of the Certificates for such Series, to receive a specified portion of payments of principal or interest (or both) on the Mortgage Loans in the related Trust Fund in the manner described herein and in the related Prospectus Supplement. A Series may include one or more Classes of Certificates entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A Series may include two or more Classes of Certificates which differ as to the timing, sequential order, priority of payment, rate of interest or amount of distributions of principal or interest or both.

    The Depositor's only obligations with respect to a Series of Certificates will be pursuant to certain representations and warranties made by the Depositor. The master servicer (the "Master Servicer") for each Series of Certificates will be Bank of America, FSB. The principal obligations of the Master Servicer will be pursuant to its contractual servicing obligations (which include its limited obligation to make certain advances in the event of delinquencies in payment on the Mortgage Loans). See "DESCRIPTION OF THE CERTIFICATES."

    If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates may include any one or any combination of a mortgage pool insurance policy, letter of credit, bankruptcy bond, special hazard insurance policy, certificate insurance policy, reserve fund or other form of credit support. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination. See "DESCRIPTION OF CREDIT ENHANCEMENTS."

    One or more separate elections may be made to treat a Trust Fund as a real estate mortgage investment conduit ("REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a Series of Certificates will specify which Class or Classes of the related Series of Certificates will be considered to be regular interests in the related REMIC and which Class of Certificates or other interests will be designated as the residual interest in the related REMIC. See "FEDERAL INCOME TAX CONSEQUENCES" herein.

     SEE "RISK FACTORS" ON PAGE 10 HEREIN FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BEFORE PURCHASING CERTIFICATES OF ANY SERIES.

PROCEEDS FROM THE ASSETS IN THE RELATED TRUST FUND WILL BE THE ONLY SOURCE OF PAYMENTS ON THE CERTIFICATES OF EACH SERIES. THE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, BANKAMERICA CORPORATION, BANK OF AMERICA, FSB OR ANY OF THEIR AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS OR OTHER ASSETS OF A TRUST FUND ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

    Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "METHODS OF DISTRIBUTION" herein and in the related Prospectus Supplement. BancAmerica Robertson Stephens, an affiliate of the Depositor and the Master Servicer, may from time to time act as agents or underwriters in connection with the sale of the Certificates. This Prospectus and the related Prospectus Supplement may be used by BancAmerica Robertson Stephens in connection with offers and sales related to secondary market transactions in any Series of Certificates. BancAmerica Robertson Stephens may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

    There will be no secondary market for any Series of Certificates prior to the offering thereof. The Certificates will not be listed on any securities exchange. There can be no assurance that a secondary market for any of the Certificates will develop or, if it does develop, that it will continue.

    This Prospectus may not be used to consummate sales of Certificates unless accompanied by a Prospectus Supplement. An index indicating where certain terms used herein are defined appears at the end of the Prospectus under the caption "INDEX OF PRINCIPAL DEFINITIONS."


               THE DATE OF THIS PROSPECTUS IS            , 199  .

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
PROSPECTUS SUPPLEMENT.......................................    3
AVAILABLE INFORMATION.......................................    3
REPORTS TO CERTIFICATEHOLDERS...............................    3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............    3
SUMMARY OF PROSPECTUS.......................................    5
RISK FACTORS................................................   10
THE MORTGAGE POOLS..........................................   12
THE DEPOSITOR...............................................   15
MORTGAGE LOAN PROGRAM.......................................   15
DESCRIPTION OF THE CERTIFICATES.............................   23
SUBORDINATION...............................................   37
DESCRIPTION OF CREDIT ENHANCEMENTS..........................   39
PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE; CLAIMS
  THEREUNDER................................................   45
THE POOLING AGREEMENT.......................................   49
YIELD CONSIDERATIONS........................................   53
MATURITY AND PREPAYMENT CONSIDERATIONS......................   55
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND RELATED
  MATTERS...................................................   57
FEDERAL INCOME TAX CONSEQUENCES.............................   64
STATE AND OTHER TAX CONSEQUENCES............................   90
ERISA CONSIDERATIONS........................................   90
LEGAL INVESTMENT MATTERS....................................   93
USE OF PROCEEDS.............................................   95
METHODS OF DISTRIBUTION.....................................   95
RATING......................................................   96
LEGAL MATTERS...............................................   96
FINANCIAL INFORMATION.......................................   96
ADDITIONAL INFORMATION......................................   96
INDEX OF PRINCIPAL DEFINITIONS..............................   97

     UNTIL 90 DAYS AFTER THE DATE OF EACH SUPPLEMENT TO THIS PROSPECTUS, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES COVERED BY SUCH SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF SECURITIES COVERED BY SUCH SUPPLEMENT AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND EACH SUPPLEMENT TO THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES OFFERED HEREBY, NOR AN OFFER OF THE CERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to the Certificates of each Series to be offered hereunder will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the Class or Classes of Certificates and the Pass-Through Rate or method of determining the amount of interest, if any, to be passed through to each such Class; (ii) the aggregate initial principal amount and Distribution Dates relating to such Series, the method used to calculate the aggregate amount of principal to be distributed with respect to the Certificates of such Series on each Distribution Date, the order of the application of principal distributions to the respective Classes and the allocation of principal to be so applied, and, if applicable, the initial and final scheduled Distribution Dates for each Class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the Mortgage Loans included therein and, if applicable, included in the Trust Fund; (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the plan of distribution of such Certificates; (vi) whether a REMIC election will be made and designation of the regular interests and residual interests; (vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each Class of Certificates; (viii) information as to the Trustee; and (ix) information as to the nature and extent of subordination with respect to any Class of Certificates that is subordinate in right of payment to any other Class.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus and the Prospectus Supplement relating to each Series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement of which this Prospectus is a part. For further information, reference is made to such Registration Statement and the exhibits thereto. In addition, the Depositor will be subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, will file reports and other information with the Commission. Such Registration Statement, the exhibits thereto and any reports or other information filed with the Commission can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:
Midwest Regional Office, Northwestern Atrium Center, 500 West Madison Avenue, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. In addition, such Registration Statement, the exhibits thereto and any reports or other information filed with the Commission through its Electronic Data Gathering, Analysis, and Retrieval system are publicly available through the Commission's Web site (http://www.sec.gov).

                         REPORTS TO CERTIFICATEHOLDERS

     The trustee for each Series of Certificates (the "Trustee") will provide or cause to be provided to holders of the Certificates (the "Certificateholders") of such Series monthly reports concerning the Mortgage Pool underlying their respective Certificates. See "DESCRIPTION OF THE CERTIFICATES -- Reports to Certificateholders" herein.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed or caused to be filed by the Depositor with the Commission relating to the offering of Certificates referred to in the accompanying Prospectus Supplement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of any offering of the Certificates described in such Prospectus Supplement, shall be incorporated by reference in this Prospectus and be a part of this Prospectus from the date of the filing of such documents. Copies of the documents incorporated herein by reference, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents, will be provided to each person to whom this Prospectus and the related Prospectus Supplement is delivered in connection with the offering of one or more Classes of Certificates upon written or oral request of such person. Requests should be directed to: BA Mortgage Securities, Inc.,

345 Montgomery Street, Lower Level #2, Unit #8152, San Francisco, California 94104, Attention: David M. Grout, telephone number (415) 622-3676.

     Each Series of Certificates will be issued under a separate Pooling and Servicing Agreement (each a "Pooling Agreement"), among the Depositor, the Master Servicer and the trustee for such Series (the "Trustee"), substantially in the form (the "Form of Pooling Agreement") filed as an exhibit to the Registration Statement of which this Prospectus is a part. The summaries of certain provisions of the Certificates and such Form of Pooling Agreement included in this Prospectus do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the Form of Pooling Agreement, and the final Pooling Agreement executed in connection with the issuance of a Series. Section references herein are references to the Form of Pooling Agreement. An index indicating where certain terms used herein are defined appears at the end of this Prospectus. Terms used but not defined herein have the meanings assigned to them in the Form of Pooling Agreement. References herein to the Master Servicer, the Trustee or the Depositor include, unless otherwise specified, any agents acting on behalf of the Master Servicer, the Trustee or the Depositor, any subcontractor of the Master Servicer, the Trustee or the Depositor, any of which agents or subcontractors may be the Depositor or one of its affiliates.

                             SUMMARY OF PROSPECTUS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such Series. Capitalized terms used in this summary that are not otherwise defined shall have the meanings ascribed thereto in this Prospectus.

Title of Certificates...........   Mortgage Pass-Through Certificates, issuable
                                   in Series (the "Certificates").

Depositor.......................   BA Mortgage Securities, Inc., a wholly-owned
                                   subsidiary of Bank of America, FSB. See "THE
                                   DEPOSITOR."

Master Servicer.................   Bank of America, FSB. See "MORTGAGE LOAN
                                   PROGRAM -- Bank of America, FSB" and "THE
                                   POOLING AGREEMENT -- Certain Matters
                                   Regarding the Master Servicer and the
                                   Depositor."

Trustee.........................   The trustee (the "Trustee") for each Series
                                   of Certificates will be specified in the related Prospectus Supplement.

Description of Certificates.....   Each Series of Certificates will include one
                                   or more Classes of Certificates which will represent in the aggregate the entire beneficial ownership interest in a segregated pool (a "Mortgage Pool") of conventional one- to four-family residential first mortgage loans (the "Mortgage Loans") which Mortgage
                                   Loans, if so specified in the related
                                   Prospectus Supplement, may include
                                   cooperative apartment loans ("Cooperative
                                   Loans"), or interests therein and related assets (collectively, a "Trust Fund") and will be issued pursuant to a pooling and servicing agreement among the Depositor, the Trustee and the Master Servicer (each, a
                                   "Pooling Agreement"). Except for any Strip
                                   Certificates (defined in the following
                                   paragraph), each Series of Certificates, or Class of Certificates in the case of a Series consisting of two or more Classes, will have a stated principal balance (a "Certificate
                                   Principal Balance") and will be entitled to distributions of interest based on a specified interest rate or rates (each, a "Pass-Through Rate"). Each Series or Class of
                                   Certificates may have a different
                                   Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate, or any combination of two or more such Pass-Through Rates. The related Prospectus
                                   Supplement will specify the Pass-Through Rate or Rates for each Series or Class of Certificates, or the initial Pass-Through
                                   Rate or Rates and the method for determining subsequent changes to the Pass-Through Rate or Rates.

                                   A Series may include one or more Classes of Certificates ("Strip Certificates") entitled
                                   (i) to principal distributions, with
                                   disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a Series may include two or more Classes of Certificates which differ as to timing, sequential order, priority of payment, Pass-Through Rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the Mortgage Pool, which Series may include one or more Classes of Certificates ("Accrual Certificates") as to which certain accrued interest will not be distributed but rather will be added to the Certificate Principal Balance thereof on each Distribution Date, as hereinafter defined, in the manner described in the related Prospectus Supplement.

                                   If so provided in the related Prospectus
                                   Supplement, a Series of Certificates may include one or more Classes of Certificates (collectively, the "Senior Certificates") which are senior to one or more Classes (collectively, the "Subordinate
                                   Certificates") in respect of certain
                                   distributions of principal and interest and allocations of losses on Mortgage Loans. In addition, certain Classes of Senior (or Subordinate) Certificates may be senior to other Classes of Senior (or Subordinate) Certificates in respect of such distributions or losses.

                                   As to each Series, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" or "REMIC" as defined in the Internal Revenue Code of 1986 (the "Code"). See "DESCRIPTION OF THE CERTIFICATES."

                                   Proceeds from the assets in the related Trust Fund will be the only source of payments on the Certificates of each Series. The Certificates do not represent an obligation of or interest in the Depositor, BankAmerica Corporation ("BankAmerica"), Bank of America, FSB or any of their affiliates. Neither the Certificates nor the underlying Mortgage Loans or other assets of a Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by the Depositor, BankAmerica, Bank of America, FSB or any of their affiliates.

The Mortgage Pools..............   Each Trust Fund will consist of Mortgage
                                   Loans or interests therein and related assets secured by first liens on one- to four-family residential properties, located in any one of the 50 states or the District of Columbia (the "Mortgaged Properties"). The
                                   Mortgage Loans will have been purchased by the Depositor from Bank of America, FSB and/or one or more other affiliated or unaffiliated institutions specified in the applicable Prospectus Supplement
                                   (collectively, the "Sellers") on or before the date of initial issuance of the related
                                   Series of Certificates. See "MORTGAGE LOAN
                                   PROGRAM." For a description of the
                                   types of Mortgage Loans that may be included in the Mortgage Pools, see "THE MORTGAGE
                                   POOLS -- The Mortgage Loans."

                                   A Current Report on Form 8-K will be
                                   available upon request to purchasers of the related Series of Certificates and will be filed, together with the related Pooling Agreement, with the Commission within fifteen days after such initial issuance.

Interest Distributions..........   Except as otherwise specified in the related
                                   Prospectus Supplement, interest on each Class of Certificates of each Series, other than Strip Certificates or Accrual Certificates
                                   (prior to the time when accrued interest becomes payable thereon), will be remitted at the applicable Pass-Through Rate (which may be a fixed, variable or adjustable rate or any combination thereof) on such Class's outstanding Certificate Principal Balance, on the 25th day (or if such day is not a business day, the next succeeding business day) of each month, commencing with the month following the month in which the Cut-off Date
                                   (as defined in the applicable Prospectus
                                   Supplement) occurs (each, a "Distribution
                                   Date"). Distributions, if any, with respect to interest on Strip Certificates will be made on each Distribution Date as described herein and in the related Prospectus
                                   Supplement. Interest that has accrued but is not yet payable on any Accrual Certificates will be added to the principal balance of such Class on each Distribution Date, and will thereafter bear interest. Distributions of interest with respect to any Series of Certificates (or accruals thereof in the case of Accrual Certificates), or with respect to one or more Classes included therein, may be reduced to the extent of interest shortfalls not covered by advances or the applicable form of credit support, including shortfalls
                                   (a "Prepayment Interest Shortfall") in
                                   collections of a full month's interest in connection with prepayments. See "YIELD
                                   CONSIDERATIONS" and "DESCRIPTION OF THE
                                   CERTIFICATES."

Principal Distributions.........   Except as otherwise specified in the related
                                   Prospectus Supplement, principal
                                   distributions on the Certificates of each Series will be payable on each Distribution
                                   Date, commencing with the Distribution Date in the month following the month in which the Cut-off Date occurs, to the holders of the Certificates of such Series, or of the Class or Classes of Certificates then entitled thereto, on a pro rata basis among all such Certificates or among the Certificates of any such Class, in proportion to their respective outstanding Certificate Principal Balances, or in the priority and manner otherwise specified in the related Prospectus
                                   Supplement. Strip Certificates with no
                                   Certificate Principal Balance will not
                                   receive distributions in respect of
                                   principal. Distributions of principal with respect to any Series of Certificates, or with respect to one or more Classes included therein, may be reduced to the extent of certain delinquencies not covered by advances or losses not covered by the applicable form of credit enhancement. See "THE MORTGAGE
                                   POOLS," "MATURITY AND PREPAYMENT CONSID-

                                   ERATIONS" and "DESCRIPTION OF THE
                                   CERTIFICATES."

Subordination...................   If specified in the related Prospectus
                                   Supplement, credit support to provide partial coverage for certain defaults and losses relating to the Mortgage Loans with respect to one or more Classes of Certificates in Series may be provided in the form of subordination of one or more Classes of such Series under which losses are first allocated to any Subordinate Certificates up to specified limits. To the extent not set forth herein, the amount and types of coverage, the terms of any subordination and related information will be set forth in the Prospectus Supplement relating to a Series of Certificates. See "SUBORDINATION."

Credit Enhancements.............   If specified in the related Prospectus
                                   Supplement, the Trust Fund with respect to any Series of Certificates may include any one or any combination of a letter of credit, mortgage pool insurance policy, special hazard insurance policy, certificate insurance policy, bankruptcy bond, reserve fund or other type of credit support to provide partial coverage for certain defaults and losses relating to the Mortgage Loans.
                                   Any form of credit enhancement may have
                                   certain limitations and exclusions from
                                   coverage thereunder, which will be described in the related Prospectus Supplement. Losses not covered by any form of credit enhancement will be borne by the holders of the related
                                   Certificates (or certain Classes thereof). To the extent not set forth herein, the amount and types of coverage, the identification of any entity providing the coverage and related information will be set forth in the Prospectus Supplement relating to a Series of Certificates. See "DESCRIPTION OF CREDIT
                                   ENHANCEMENT."

Advances........................   The Master Servicer will be obligated to make
                                   certain advances with respect to delinquent scheduled payments on the Mortgage Loans, but only to the extent that the Master Servicer believes that such amounts will be recoverable by it. Any advance made by the Master Servicer with respect to a Mortgage
                                   Loan is recoverable by it as provided herein under "DESCRIPTION OF THE
                                   CERTIFICATES -- Advances" either from
                                   recoveries on the specific Mortgage Loan or, with respect to any advance subsequently determined to be nonrecoverable, out of funds otherwise distributable to the holders of the related Series of Certificates, which may include the holders of any Senior
                                   Certificates of such Series.
                                   Certificateholders will be notified of the amounts of any advances made by the Master
                                   Servicer or recovery of any advances
                                   previously made and subsequently determined to be nonrecoverable in the monthly distribution report to Certificateholders described herein under "DESCRIPTION OF THE
                                   CERTIFICATES -- Reports to
                                   Certificateholders."

Optional Termination............   If specified in the applicable Prospectus
                                   Supplement, the Master Servicer, the
                                   Depositor or the holder of the residual
                                   interest in a REMIC may at its option effect early retirement of a Series of Certificates through the purchase of the assets in the related Trust Fund under the circumstances and in the manner set forth herein under "THE POOLING AGREEMENT --
                                   Termination; Retirement of Certificates" and in the related Prospectus Supplement.

Rating..........................   At the date of issuance, as to each Series,
                                   each Class of Certificates offered by means of this Prospectus and the related Prospectus
                                   Supplement will be rated at the request of the Depositor in one of the four highest rating categories by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "RATING" herein and in the related Prospectus Supplement.

Legal Investment................   If so specified in the related Prospectus
                                   Supplement, each Class of Certificates
                                   offered by means of this Prospectus and the related Prospectus Supplement that is rated in one of the two highest rating categories by at least one Rating Agency will constitute
                                   "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). See "LEGAL INVESTMENT
                                   MATTERS" herein.

ERISA Considerations............   Fiduciaries of employee benefit plans and
                                   certain other retirement plans and
                                   arrangements, including individual retirement accounts and annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income
                                   Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with their legal advisors whether the purchase or holding of Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section
                                   4975 of the Code. Investors are advised to consult their counsel and to review "ERISA
                                   CONSIDERATIONS" herein.

Federal Income Tax
  Consequences..................   Certificates of each Series offered hereby
                                   will constitute either (i) interests
                                   ("Grantor Trust Certificates") in a Trust
                                   Fund treated as a grantor trust under
                                   applicable provisions of the Code, or (ii)
                                   "regular interests" ("REMIC Regular
                                   Certificates") or "residual interests"
                                   ("REMIC Residual Certificates") in a Trust
                                   Fund, or a portion thereof, treated as a REMIC under Sections 860A through 860G of the Code.

                                   Investors are advised to consult their tax advisors and to review "FEDERAL INCOME TAX CONSEQUENCES" herein and in the related Prospectus Supplement.

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Certificates:

     Limited Liquidity. There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates of any Series. The Prospectus Supplement for any Series of Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Certificates; however, no underwriter will be obligated to do so and offerings may be effected hereunder without participation by any underwriter. The Certificates will not be listed on any securities exchange. Consequently, the ability of Certificateholders to sell Certificates may be adversely affected.

     Limited Obligations. The Certificates will not represent an interest in or obligation of the Depositor, BankAmerica Corporation ("BankAmerica"), Bank of America, FSB or any of their affiliates. The only obligations of the foregoing entities with respect to the Certificates or the Mortgage Loans will be (i) the obligations (if any) of any such entity pursuant to certain limited representations and warranties made with respect to the Mortgage Loans sold by it and (ii) the Master Servicer's servicing obligations under the related Pooling Agreement (including its limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable), and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of the Master Servicer in connection with an obligation under the Pooling Agreement to purchase or act as remarketing agent with respect to a Convertible Mortgage Loan upon conversion to a fixed rate Mortgage Loan. Neither the Certificates nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, BankAmerica, Bank of America, FSB or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each Series of Certificates (including the Mortgage Loans and any form of credit enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor, BankAmerica, Bank of America, FSB or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates. In the event losses exceed the amount of coverage provided by any form of credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related Certificates (or certain Classes thereof).

     Limitations, Reduction and Substitution of Credit Enhancements. With respect to each Series of Certificates, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Credit enhancement will be provided in one or more of the forms referred to herein, including, but not limited to: subordination of other Classes of Certificates of the same Series; a Letter of Credit; a Mortgage Pool Insurance Policy; a Special Hazard Insurance Policy; a Certificate Insurance Policy; a Bankruptcy Bond; a Reserve Fund; or any combination thereof. See "SUBORDINATION" and "DESCRIPTION OF CREDIT ENHANCEMENTS" herein. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancements may provide only very limited coverage as to certain types of losses or risks, and may provide no coverage as to certain other types of losses or risks. All or a portion of the credit enhancement for any Series of Certificates will generally be permitted to be reduced, terminated or substituted for, if each applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any Series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Loans in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. Neither the Depositor, BankAmerica, Bank of America, FSB nor any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any Series of Certificates. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related Certificates (or certain Classes thereof). See "DESCRIPTION OF CREDIT ENHANCEMENTS -- Reduction of Credit Enhancement."

     Sensitivity of Mortgage Loan Collections to Residential Real Estate
Values. An investment in securities such as the Certificates which generally represent interests in mortgage loans may be affected by, among other things, a decline in real estate values. No assurance can be given that values of the Mortgaged Properties (as defined herein) have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the applicable credit enhancement, holders of Certificates of the Series evidencing interests in the related Mortgage Pool will bear all risk of loss resulting from default by Mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans.

     Sensitivity of Mortgage Loan Collections to Changes in Interest
Rates. Certain of the types of loans which may be included in the Mortgage Pools may involve additional uncertainties not present in traditional types of loans. For example, certain of the Mortgage Loans provide for escalating or variable payments by the borrower under the Mortgage Loan (the "Mortgagor"), as to which the Mortgagor is generally qualified on the basis of the initial payment amount. In some instances, the Mortgagors may not be able to make their loan payments as such payments increase and thus the likelihood of default will increase. In the event losses exceed the amount of coverage provided by any form of credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related Certificates (or certain Classes thereof).

     Geographic Concentration of Mortgage Loans. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The Mortgage Loans underlying certain Series of Certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. Certificateholders of any Series as to which the related Mortgage Loans are concentrated in adversely affected regions may experience losses or shortfalls in payments that are greater than those that would be experienced absent such concentrations.

     Failure of Sellers to Repurchase Mortgage Loans in the Event of a Breach of a Representation or Warranty. Any Mortgage Loan for which a breach of a representation or warranty exists will remain in the related Trust Fund in the event that a Seller is unable, or disputes its obligation, to repurchase such Mortgage Loan. In such event, any resulting losses will be borne by the related form of credit enhancement, to the extent available. In the event losses exceed the amount of coverage provided by any form of credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related Certificates (or certain Classes thereof).

     Yield and Prepayment Uncertainty. The yield to maturity of the Certificates of each Series will depend on the rate and timing of principal payments (including prepayments, liquidations due to defaults, and repurchase) on the Mortgage Loans and the price paid by Certificateholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. The yield to maturity on Strip Certificates will be extremely sensitive to the rate of prepayments on the related Mortgage Loans. In addition, the yield to maturity on certain other types of Classes of Certificates, including Accrual Certificates, Certificates with a Pass-Through Rate which fluctuates inversely with an index or certain other Classes in a Series including more than one Class of Certificates, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other Classes of Certificates. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. See "YIELD CONSIDERATIONS" and "MATURITY AND PREPAYMENT CONSIDERATIONS" herein.

                               THE MORTGAGE POOLS

GENERAL

     Each Mortgage Pool will consist of conventional Mortgage Loans, minus any portion of the interest payable thereon retained by the Depositor or a Seller (the "Retained Yield"), if any, evidenced by promissory notes (the "Mortgage Notes") secured by first mortgages or first deeds of trust or other similar security instruments (the "Mortgages") creating a first lien on one- to four-family residential properties (the "Mortgaged Properties"), or interests in such Mortgage Loans. The Mortgaged Properties will consist primarily of owner-occupied attached or detached single-family dwelling units, two- to four-family dwelling units, condominiums, townhouses, row houses, individual units in planned-unit developments and certain other dwelling units, and the fee, leasehold or other interests in the underlying real property. The Mortgaged Properties may include vacation, second and non-owner-occupied homes. If specified in the Prospectus Supplement relating to a Series of Certificates, a Mortgage Pool may contain cooperative apartment loans ("Cooperative Loans") evidenced by promissory notes ("Cooperative Notes") secured by securities interests in shares issued by private cooperative housing corporations (each, a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings. As used herein, unless the context indicates otherwise, "Mortgage Loans" includes Cooperative Loans, "Mortgaged Properties" includes shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes, "Mortgage Notes" includes Cooperative Notes and "Mortgage" includes a security agreement with respect to a Cooperative Note.

     Each Mortgage Loan will be selected by the Depositor for inclusion in a Mortgage Pool from among those originated by Bank of America, FSB or another affiliate of the Depositor (each, an "Affiliated Seller") or purchased either directly or through its affiliates from banks, savings associations, mortgage bankers, investment banking firms, the FDIC and other mortgage loan originators or sellers not affiliated with the Depositor ("Unaffiliated Sellers"), all as described below under "MORTGAGE LOAN PROGRAM." Affiliated Sellers and Unaffiliated Sellers are collectively referred to herein as "Sellers". The characteristics of the Mortgage Loans are as described in the related Prospectus Supplement. Other mortgage loans available for purchase by the Depositor may have characteristics which would make them eligible for inclusion in a Mortgage Pool but were not selected for inclusion in such Mortgage Pool.

     Each Series of Certificates will evidence interests in one Mortgage Pool including Mortgage Loans having an aggregate principal balance of not less than approximately $10,000,000 as of the Cut-off Date. Each Certificate will evidence an interest in only the related Mortgage Pool and corresponding Trust Fund, and not in any other Mortgage Pool or Trust Fund.

THE MORTGAGE LOANS

     All of the Mortgage Loans in a Mortgage Pool will (i) have monthly payments due on the first of each month, (ii) be secured by Mortgaged Properties located in any of the 50 states or the District of Columbia and (iii) be of one of the following types of mortgage loans described or referred to in paragraphs numbered (1) through (4):

          (1) Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans) providing for level monthly payments of principal and interest over the terms of such Mortgage Loans;

          (2) Fully-amortizing adjustable-rate mortgage loans ("ARM Loans") having an original term to maturity of not more than 40 years, with a related interest rate (a "Mortgage Rate") which generally adjusts initially either one, three or six months or one, three, five, seven or ten years subsequent to the initial payment date, and thereafter at either one-month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of a fixed percentage set forth in the related Mortgage Note (the "Note Margin") and an index*. The related Prospectus Supplement will set forth the relevant index and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related Mortgage Pool. The related Prospectus Supplement will also indicate any periodic or lifetime limitations on changes in any per annum Mortgage Rate at the time of any adjustment. If specified in the related Prospectus Supplement, an ARM Loan may include a provision that allows the Mortgagor to convert the adjustable Mortgage Rate to a fixed rate at some point during the term of such ARM Loan generally during the period from one to twelve years subsequent to the initial payment date;

          (3) Mortgage Loans having an original term to maturity of not more than 30 years with a Mortgage Rate which adjusts initially five years subsequent to the initial payment date, and thereafter at one-month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and Index, and providing for monthly payments of interest only prior to the date of the initial Mortgage Rate adjustment and monthly payments of principal and interest thereafter sufficient to fully-amortize the Mortgage Loans over their remaining terms to maturity ("Net 5 Loans"). The related Prospectus Supplement will set forth the relevant index and the highest, lowest and weighted average Note Margin with respect to the Net 5 Loans in the related Mortgage Pool. The related Prospectus Supplement will also indicate any periodic or lifetime limitations on changes in any per annum Mortgage Rate at the time of any adjustment; or

          (4) Balloon mortgage loans ("Balloon Loans"), which are fixed-rate mortgage loans having original terms to maturity of generally five or seven years as described in the related Prospectus Supplement, with level monthly payments of principal and interest based on a 30-year amortization schedule. The amount of the monthly payment will remain constant until the maturity date, upon which date the full outstanding principal balance on such Balloon Loan will be due and payable (such amount, the "Balloon Amount").

     Certain information, including information regarding loan-to-value ratios (each, a "Loan-to-Value Ratio") at origination of the Mortgage Loans underlying each Series of Certificates, will be supplied in the related Prospectus Supplement. The Loan-to-Value Ratio at origination is defined generally as the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (x) the appraised value determined in an appraisal obtained at origination of such Mortgage Loan and (y) the sales price for the related Mortgaged Property. The lesser of the items described in (x) and
(y) of the preceding sentence is hereinafter referred to as the "Appraised
Value."

     The Mortgage Loans may be "equity refinance" Mortgage Loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the Mortgagor or used for purposes unrelated to the Mortgaged Property. Alternatively, the Mortgage Loans may be "rate and term refinance" Mortgage Loans, as to which substantially all of the proceeds (net of related costs incurred by the Mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The Mortgage Loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which

---------------

* The index (the "Index") for a particular Mortgage Pool will be specified in the related Prospectus Supplement and may include one of the following indices: (i) the twelve-month average of monthly yields on actively traded U.S. Treasury securities adjusted to a constant maturity of one year, (ii) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year, (iii) the weekly average of the secondary market interest rates on six-month negotiable certificates of deposit, (iv) the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market, or (v) the monthly weighted average cost of funds for member institutions of the Federal Home Loan Bank of San Francisco, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related Prospectus Supplement.

have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. The Mortgagors may be required to or have the option to make payments by means of automatic debits from their checking or savings accounts. In addition, a Mortgaged Property may be subject to secondary financing at the time of origination of the Mortgage Loan or thereafter.

     If provided for in the related Prospectus Supplement, a Mortgage Pool may contain ARM Loans which allow the Mortgagors to convert the adjustable rates on such Mortgage Loans to a fixed rate at some point during the life of such Mortgage Loans (each such Mortgage Loan, a "Convertible Mortgage Loan"), generally during the period from one to twelve years subsequent to the date of origination, depending upon the length of the initial adjustment period. If specified in the related Prospectus Supplement, upon any conversion, the Depositor or the Master Servicer, Seller or a third party may have the obligation or the option to purchase the converted Mortgage Loan as and to the extent set forth in the related Prospectus Supplement. If specified in the related Prospectus Supplement, the Depositor or the Master Servicer (or another party specified therein) may agree to act as remarketing agent with respect to such converted Mortgage Loans and, in such capacity, to use its best efforts to arrange for the sale of converted Mortgage Loans in the event that such party does not exercise its option to purchase such converted Mortgage Loans. Upon the failure of any party to fulfill its obligation or exercise its option to purchase any such converted Mortgage Loan or the inability of any remarketing agent to arrange for the sale of the converted Mortgage Loan, the related Mortgage Pool will thereafter include both fixed rate and adjustable rate Mortgage Loans. In addition, the Prospectus Supplement relating to any Series of Certificates may specify other arrangements relating to the Convertible Loans upon their conversion.

     If provided for in the related Prospectus Supplement, certain of the Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan (the "Buydown Period") will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from (i) an amount (such amount, exclusive of investment earnings thereon, being hereinafter referred to as "Buydown Funds") contributed by the seller of the Mortgaged Property or another source and placed in a custodial account (the "Buydown Account"), (ii) if the Buydown Funds are contributed on a present value basis, investment earnings on such Buydown Funds or (iii) additional buydown funds to be contributed over time by the Mortgagor's employer or another source. The applicable Prospectus Supplement or Current Report on Form 8-K will contain information with respect to any Buydown Mortgage Loans, including information on the interest rate initially payable by the Mortgagor, increases in the interest rate paid by the Mortgagor over the term of the related Buydown Mortgage Loan and the length of the Buydown Period.

     The Prospectus Supplement for each Series of Certificates will contain information as to the type of Mortgage Loans which will be included in the related Mortgage Pool. Each Prospectus Supplement applicable to a Series of Certificates will include certain information, generally as of the Cut-off Date and to the extent then available to the Depositor, on an approximate basis, as to (i) the aggregate principal balance of the Mortgage Loans, (ii) the type of property securing the Mortgage Loans, (iii) the original terms to maturity of the Mortgage Loans, (iv) the range of principal balances of the Mortgage Loans at origination, (v) the earliest origination date and latest maturity date of the Mortgage Loans, (vi) the Loan-to-Value Ratios of the Mortgage Loans, (vii) the Mortgage Rate or range of Mortgage Rates borne by the Mortgage Loans, (viii) if any of the Mortgage Loans are ARM Loans or Net 5 Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin, (ix) the geographical distribution of the Mortgage Loans, (x) the number and aggregate principal balance of Buydown Mortgage Loans, if applicable, and (xi) the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

     A Current Report on Form 8-K will be available to the Purchasers of the related Series of Certificates at or before the initial issuance of such Series of Certificates and will be filed, together with the related Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates. In the event that Mortgage Loans are added to or deleted from the Trust Fund after the date of the related Prospectus Supplement, such addition or deletion will be noted in the Current Report on Form 8-K. In addition, specific information with respect to the Mortgage Loans in a particular Mortgage Pool and any applicable credit enhancements which is not included in the related Prospectus Supplement will generally be included in such Current Report on Form 8-K.

     The Depositor will cause the Mortgage Loans constituting each Mortgage Pool to be assigned to the Trustee named in the related Prospectus Supplement, for the benefit of the holders of all of the Certificates of a Series. The Master Servicer will service the Mortgage Loans pursuant to a Pooling Agreement and will receive a fee for such services. See "MORTGAGE LOAN PROGRAM" and "DESCRIPTION OF THE CERTIFICATES." Certain Mortgage Loans may be serviced for the Master Servicer by other mortgage servicing institutions ("Subservicers"), which may be affiliates of the Depositor and the Master Servicer. With respect to those Mortgage Loans serviced by the Master Servicer through a Subservicer, the Master Servicer will remain liable for its servicing obligations under the related Pooling Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

     As specified in the related Prospectus Supplement, (i) the Depositor may assign certain limited representations and warranties regarding the Mortgage Loans, and (ii) the Depositor may have made certain limited representations and warranties regarding the Mortgage Loans. The Depositor's assignment of the Mortgage Loans to the Trustee will be without recourse. See "DESCRIPTION OF THE CERTIFICATES -- Assignment of Mortgage Loans." The Master Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Pooling Agreement (including its obligation to enforce certain purchase and other obligations of Sellers and Subservicers, if any, as more fully described herein under "MORTGAGE LOAN PROGRAM--Representations and Warranties by Sellers," and "DESCRIPTION OF THE CERTIFICATES -- Assignment of Mortgage Loans," and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in amounts described herein under "DESCRIPTION OF THE CERTIFICATES -- Advances"). The obligation of the Master Servicer to make advances will be limited to amounts which the Master Servicer believes ultimately would be reimbursable out of the proceeds of liquidation of the Mortgage Loans or any applicable form of credit support. See "DESCRIPTION OF THE CERTIFICATES -- Advances."

                                 THE DEPOSITOR

     The Depositor was incorporated in the State of Delaware on May 6, 1996 and filed a Certificate of Amendment of Certificate of Incorporation changing its name to "BA Mortgage Securities, Inc." on August 23, 1996. Bank of America, FSB acquired, subject to regulatory approval, all of the outstanding stock of the Depositor from its affiliate, Bank of America National Trust and Savings Association ("Bank of America NT&SA"), on January 1, 1998. It is not expected that the Depositor will have any business operations other than offering Certificates and related similar activities.

     The principal executive offices of the Depositor are located at 345 Montgomery Street, Lower Level #2, Unit #8152, San Francisco, California 94104. The Depositor's telephone number is (415) 622-3676.

                             MORTGAGE LOAN PROGRAM

     The Depositor will purchase the Mortgage Loans, either directly or indirectly through its affiliates, from Sellers. The Mortgage Pools may consist of Mortgage Loans purchased from Affiliated Sellers, Unaffiliated Sellers or both Unaffiliated Sellers and Affiliated Sellers. A description of Bank of America, FSB is given below under "-- Bank of America, FSB," and the Prospectus Supplement related to any Series of Certificates for which the underlying Mortgage Pool contains a substantial number of Mortgage Loans purchased from any other Affiliated Seller will describe such Affiliated Seller. The Mortgage Loans purchased from Affiliated Sellers will generally have been originated in accordance with the underwriting standards of the Affiliated Sellers, as described below under "-- Underwriting Standards."

     The Prospectus Supplement related to any Series of Certificates for which the underlying Mortgage Pool contains a substantial number of Mortgage Loans purchased from an Unaffiliated Seller will describe such Unaffiliated Seller. The Mortgage Loans purchased from Unaffiliated Sellers may have been originated in accordance with underwriting standards that vary substantially from those used by Affiliated Sellers. See "-- Underwriting Standards" and
"-- Qualifications of Unaffiliated Sellers" below.

BANK OF AMERICA, FSB


     With more than $15 billion in assets as of March 31, 1998, Bank of America, FSB, a subsidiary of BankAmerica Corporation, originates and services home loans nationwide through retail, wholesale, and other specialized channels, and originates and services manufactured housing loans throughout the United States. In addition, Bank of America, FSB's Community Development Division finances affordable housing projects and offers government-guaranteed small business loans in 11 states.


     Bank of America, FSB's deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC") to the extent provided by law. Bank of America, FSB has been approved as a mortgagee and Seller/Servicer by the Department of Housing and Urban Development, the Veterans Administration, the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") and Federal Home Loan Mortgage Corporation ("FHLMC"). Bank of America, FSB has been an active one- to four-family residential real estate mortgage lender since 1992. It originates both fixed and adjustable rate loans throughout the United States. See "-- Residential Mortgage Loan Servicing Activities" and "-- Delinquency, Foreclosure and Loss Experience" for a description of Bank of America, FSB's loan servicing operations and activities.

     Bank of America, FSB's headquarters is located in Portland, Oregon, and its administrative offices are located at 555 California Street, San Francisco, California 94104 (telephone 415-622-2220).

UNDERWRITING STANDARDS

     The Affiliated Sellers have written, and are continuously updating, underwriting guides for the origination of one- to four-family residential first mortgage loans (as modified from time to time, the "Guides"). The underwriting standards as set forth in the Guides are continuously revised based on prevailing conditions in the residential mortgage market, evolving credit standards of the Affiliated Sellers and the investment market for residential mortgage loans.

     The underwriting standards set forth in the Guides are intended to assess the prospective borrower's ability and willingness to repay the debt and the adequacy of the property as collateral for the loan requested. Credit policies of the Affiliated Sellers require that loan underwriters be satisfied that the value of the property being financed supports the outstanding loan balance with sufficient value at loan origination to mitigate the effects of adverse shifts in real estate values. The emphasis, however, remains on the borrowers' ability to repay debt.

     The real estate lending processes of the Affiliated Sellers for one- to four-family mortgage loans follow standard procedures, designed to comply with applicable federal and state laws and regulations. Initially, a prospective borrower is required to complete a detailed application designed to provide to the underwriter pertinent information about the prospective borrower, the property to be financed and the type of loan desired. Information regarding the property to be financed may be provided by the prospective borrower after the applicable Affiliated Seller has approved, subject to review of the property to be financed, a loan to the prospective borrower. As part of the description of the prospective borrower's financial condition, the Affiliated Sellers generally require a description of assets and liabilities and income and expenses and obtain a credit report which summarizes the prospective borrower's credit history with merchants and lenders and any public records, such as bankruptcy. In most cases, employment verification is obtained providing current and historical income information. Such employment verification is obtained either through the applicable Affiliated Seller's analysis of the prospective borrower's W-2 forms for the most recent two years and year-to-date earnings statement or most recent two years' tax returns or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit their federal tax returns for the past two years plus year-to-date financial statements if the loan application is made 120 days or longer after the end of the most recent tax year for which a federal tax return was provided. In general, an employment verification is obtained, and with respect to certain loans, a telephonic employment confirmation is obtained by the Affiliated Seller.


     Beginning in April 1994, the Affiliated Sellers began using an automated process to assist in making credit decisions on certain residential real estate loans. A prospective borrower's credit history is assigned a score based on standard criteria designed to predict the possibility of a default by the prospective borrower on a mortgage loan. An application from a prospective borrower whose score indicates a high probability of default will receive scrutiny from a senior underwriter who may override a decision based on the credit score. An application from a prospective borrower whose score indicates a low probability of default is eligible for the Affiliated Sellers' rapid processing program (the "Rapid Processing Program"). Loans in the Rapid Processing Program are subject to less stringent underwriting guidelines and documentation standards to verify the information in the application.


     With respect to most mortgage loans originated by the Affiliated Sellers, once the employment verification (or confirmation) and the credit report are received by the underwriter considering the loan application, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed loan and other expenses related to the residence as well as to meet other financial obligations and monthly living expenses. The Affiliated Sellers have established as general lending guidelines that the mortgage payments plus applicable real property taxes, condominium or homeowner association common charges, hazard insurance premiums and premiums on any Primary Mortgage Insurance Policy (as defined herein) generally should not exceed 33% of the borrower's gross income, and that all monthly payments, including those mentioned above and other obligations, such as car payments, generally should not exceed 38% of gross income. However, other credit considerations may cause an underwriter to depart from (or not consider) these guidelines. The Affiliated Sellers follow standard exceptions procedures pursuant to which underwriters generally have delegated authority to approve or recommend the approval of loan applications when certain lending guidelines are not met, including when the ratios of the borrower's housing and fixed expenses to gross income exceed 40%. Where there are two individuals co-signing any mortgage note, the income and payment obligations of both may be included in the computation. With respect to ARM Loans with Mortgage Rates that adjust initially five or more years after their origination and Net 5 Loans, these ratios are calculated using the initial Mortgage Rates. With respect to all other ARM Loans, these ratios are generally calculated using the fully-indexed Mortgage Rate.

     Prior to final loan approval a prospective borrower generally is expected to have liquid assets sufficient to cover the down-payment, closing costs and cash reserves that could be used to pay future housing expenses in a depository or related account of the borrower. However, the Affiliated Sellers generally do not require prospective borrowers to have such liquid assets when they originate refinance loans.

     An appraisal is made of each property to be financed. The appraisal is conducted by either a staff appraiser of the applicable Affiliated Seller, or in some instances, an independent fee appraiser licensed in the jurisdiction where such property is located. Generally, as part of the loan origination process, the appraiser personally visits the property and estimates its market value on the basis of comparable properties and other factors.

     The Affiliated Sellers have generally not made one- to four-family mortgage loans having Loan-to-Value Ratios above 80% unless they have obtained or caused the borrowers to obtain Primary Mortgage Insurance Policies.

     The Mortgaged Properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the mortgagor but rather must look solely to the property for repayment in the event of foreclosure. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Anti-Deficiency Legislation and Other Limitations on Lenders." The underwriting standards contained in the Guides applicable to all states (including anti-deficiency states) require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, although there can be no assurance that such value will support the loan balance in the future.

     In addition, the Depositor will purchase Mortgage Loans which may not fully conform to the underwriting standards set forth in the Guides. Certain of the Mortgage Loans will be purchased either directly or through an affiliate of the Depositor in negotiated transactions, and such negotiated transactions may be governed by agreements ("Master Commitments") relating to ongoing purchases of Mortgage Loans by the Depositor or such affiliate of the Depositor, from Unaffiliated Sellers who will represent that the Mortgage Loans have been originated in accordance with underwriting standards agreed to by the Depositor or such affiliate of the Depositor. The Depositor or an affiliate of the Depositor will generally review only a sample of the Mortgage Loans in any delivery of such Mortgage Loans from the related Unaffiliated Seller for credit quality.

     The underwriting standards utilized in negotiated transactions and Master Commitments with Unaffiliated Sellers may vary substantially from the underwriting standards set forth in the Guides. Such underwriting standards are generally intended to provide an underwriter with information to evaluate the borrower's repayment ability and the adequacy of the Mortgaged Property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the Mortgage Loans included in any Mortgage Pool, the related Prospectus Supplement generally will not distinguish among the various underwriting standards applicable to the Mortgage Loans nor describe any review for compliance with applicable underwriting standards performed by the Depositor or an affiliate of the Depositor. Moreover, there can be no assurance that every Mortgage Loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of Mortgage Loans underwritten pursuant to varying standards as described above will be equivalent under all circumstances.

QUALIFICATION OF UNAFFILIATED SELLERS

     Each Unaffiliated Seller must be an institution experienced in originating and servicing Mortgage Loans of the type contained in the related Mortgage Pool in accordance with practices and guidelines which are substantially similar to the Guides, must maintain satisfactory facilities to originate and service those Mortgage Loans, must be a seller/servicer approved by either FNMA or FHLMC and must be a mortgagee approved by the Federal Housing Administration or an institution the deposit accounts in which are insured by the FDIC. In addition, the Depositor will evaluate the financial condition of each Unaffiliated Seller. However, the Depositor makes no representation regarding the financial condition of any such Unaffiliated Seller.

REPRESENTATIONS AND WARRANTIES BY SELLERS

     As specified in the related Prospectus Supplement, (i) each Seller may have made representations and warranties in respect of the Mortgage Loans sold by such Seller to the Depositor which the Depositor will assign to the related Trust Fund on the date of initial issuance of the related Series of Certificates, and (ii) the Depositor may have made representations and warranties in respect of each Mortgage Loan on the date of initial issuance of the related Series of Certificates. Such representations and warranties generally include, among other things, that at the time of the sale by the Depositor of each Mortgage Loan to the applicable Trust Fund: (i) the information set forth in the schedule of Mortgage Loans is true and correct in all material respects; (ii) except in the case of Cooperative Loans, title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard and primary mortgage insurance were effective at the origination of each Mortgage Loan, and each policy (or certificate of title) remains in full force and effect; (iii) the Seller has good title to each such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a Buydown Mortgage Loan; (iv) except in the case of Cooperative Loans, each Mortgage is a valid first lien on an unencumbered estate in fee simple or leasehold interest in the Mortgaged Property (subject only to (a) liens for current real property taxes and special assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the mortgage originator's appraisal, (c) exceptions set forth in the title insurance policy covering such Mortgaged Property and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage); (v) each Mortgaged Property is free from material damage and in generally good repair, except for ordinary wear and tear; (vi) there are no delinquent tax or assessment liens against the Mortgaged Property; (vii) if a Primary Mortgage Insurance Policy is required with respect to a Mortgage Loan, such Mortgage Loan is the subject of such a policy; (viii) each Mortgage Loan was made in compliance with all applicable local, state and federal laws in all material respects; and (ix) that the Mortgage Note and documents relating to each Mortgage Loan are genuine and that each is the legal, valid and binding obligation of the maker thereof, subject to certain customary exceptions.

     If the Mortgage Loans include Cooperative Loans, representations and warranties with respect to title insurance or hazard insurance will not be given. Generally, a Cooperative itself is responsible for the maintenance of hazard insurance for property owned by such Cooperative, and the borrowers (tenant-stockholders) of such Cooperative do not maintain hazard insurance on their individual dwelling units. Title Insurance is not obtained for Cooperative Loans because such loans are not secured by real property. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND RELATED MATTERS -- Cooperative Loans."

     In the event of a breach of a Seller's representation or warranty that materially adversely affects the interests of the Certificateholders in a Mortgage Loan, the related Seller will be obligated to cure such breach or repurchase or substitute another Mortgage Loan for such Mortgage Loan as described below. Promptly upon becoming aware of any breach of a representation or warranty which materially and adversely affects the interests of the Certificateholders with respect to a Mortgage Loan or Mortgage Loans, the Master Servicer shall be required to provide notice to the related Seller and request that such Seller either cure such breach or repurchase or substitute another Mortgage Loan for such Mortgage Loan. However, there can be no assurance that a Seller will honor its obligation to cure such breach or repurchase or substitute another Mortgage Loan for any Mortgage Loan as to which such a breach of a representation or warranty arises.

     If a Seller cannot cure a breach of any representation or warranty made by it in respect of a Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan within 90 days after notice from the Master Servicer, such Seller will be obligated to purchase such Mortgage Loan. The Purchase Price for any such Mortgage Loan will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase at the Pass-Through Rate. If specified in the related Prospectus Supplement, as to any such Mortgage Loan required to be purchased by the related Seller as provided above, rather than repurchase the Mortgage Loan, the related Seller may, at its sole option, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place another Mortgage Loan of like kind (a "Qualified Substitute Mortgage Loan"); however, such substitution must be effected within 120 days of the date of the initial issuance of the Certificates with respect to a Trust Fund for which no REMIC election is to be made. With respect to a Trust Fund for which a REMIC election is to be made, such substitution of a defective Mortgage Loan must be effected within two years of the date of the initial issuance of the Certificates, and may not be made if such substitution would cause the Trust Fund to not qualify as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code of 1986 (the "Code"). Any Qualified Substitute Mortgage Loan generally will, on the date of substitution, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in a custodial account (the "Custodial Account") in the month of substitution for distribution to the Certificateholders), (ii) have a Mortgage Rate and a Net Mortgage Rate not less than (and not more than one percentage point greater than) the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution, (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, and (v) comply with all of the representations and warranties set forth in the related mortgage loan purchase agreement as of the date of substitution. (Section 2.04) The related Pooling Agreement may include additional requirements relating to ARM Loans, Net 5 Loans or other specific types of Mortgage Loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. This substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for any such breach.

RESIDENTIAL MORTGAGE LOAN SERVICING ACTIVITIES


     Residential mortgage loans originated by the Affiliated Sellers, or purchased from Unaffiliated Sellers, including the Mortgage Loans, are serviced currently by Bank of America, FSB at either its servicing facility located in Cypress, California (the "Cypress Center") or its servicing facility located in Richmond, Virginia (the "Richmond Center"). Bank of America, FSB acquired the Cypress Center from Bank of America NT&SA on January 1, 1998. On March 31, 1998, the Cypress Center was servicing approximately 437,400 mortgage loans with an aggregate principal balance of $54,410,000,000 and the Richmond Center was servicing approximately 398,700 mortgage loans with an aggregate principal balance of $35,390,000,000.


     The Cypress Center and Richmond Center are responsible for answering customers inquiries, receiving loan payments, reporting to investors, maintaining hazard insurance or a blanket hazard policy, monitoring payment of taxes, assessments and, when applicable, Primary Mortgage Insurance Policies, and all mortgage accounting and record keeping. The Cypress Center and Richmond Center also are responsible for collection efforts on delinquent residential mortgage loans and foreclosures thereon. Separate units exist within affiliates of BankAmerica to manage and dispose of other real estate owned.

     Because both Centers service loans for governmental and quasi-governmental agencies of the U.S. Government, the Centers are regularly examined by Bank of America, FSB's internal and external auditors and periodically by FNMA, FHLMC, GNMA, the Office of Thrift Supervision ("OTS") and the Department of Housing and Urban Development. Certain financial records of Bank of America, FSB relating to its mortgage servicing activities are reviewed annually by its independent public accountants.

DELINQUENCY, FORECLOSURE AND LOSS EXPERIENCE

     The delinquency, foreclosure and loss experience on the portfolios of one- to four-family first mortgage loans owned by Bank of America, FSB and Bank of America NT&SA and serviced or subserviced by Bank of America, FSB are set forth in the following table.* The delinquency, foreclosure and loss experience indicated excludes certain loans originated by private banking units of Bank of America, FSB's affiliates. The portfolio of mortgage loans serviced or subserviced by Bank of America, FSB includes both fixed and adjustable interest rate mortgage loans, including Buydown Mortgage Loans, loans with stated maturities of 15 to 40 years and other types of mortgage loans having a variety of payment characteristics, and includes mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic distribution or concentration of the Mortgaged Properties securing the Mortgage Loans. There can be no assurance that the delinquency, foreclosure and loss experience set forth below with respect to the portfolio of one- to four-family first mortgage loans owned by Bank of America, FSB and Bank of America NT&SA and serviced or subserviced by Bank of America, FSB will be similar to the results that may be experienced with respect to the Mortgage Loans underlying any Series of Certificates.

---------------


* The delinquency, foreclosure and loss experience indicated includes the delinquency, foreclosure and loss experience on mortgage loans owned by Bank of America NT&SA and serviced by it prior to January 1, 1998. Bank of America, FSB acquired the Cypress Center on January 1, 1998. In addition, the delinquency, foreclosure and loss experience set forth for 1997 and for the three-month period ended March 31, 1998 includes certain mortgage loans, with an aggregate principal balance that does not exceed 15% of the total portfolio by dollar amount for any period indicated, that are owned by an affiliate of Bank of America, FSB (other than Bank of America NT&SA) and serviced or subserviced by Bank of America, FSB.

                  DELINQUENCY, FORECLOSURE AND LOSS EXPERIENCE


                                               AT OR FOR THE YEAR ENDED DECEMBER 31,
                            ---------------------------------------------------------------------------        AT OR FOR THE
                                                                                                                THREE-MONTH
                                                                                                               PERIOD ENDED
                                     1995                      1996                      1997                 MARCH 31, 1998
                            -----------------------   -----------------------   -----------------------   -----------------------
                                        BY DOLLAR                 BY DOLLAR                 BY DOLLAR                 BY DOLLAR
                              BY        AMOUNT OF       BY        AMOUNT OF       BY        AMOUNT OF       BY        AMOUNT OF
                            NO. OF        LOANS       NO. OF        LOANS       NO. OF        LOANS       NO. OF        LOANS
                             LOANS    (IN MILLIONS)    LOANS    (IN MILLIONS)    LOANS    (IN MILLIONS)    LOANS    (IN MILLIONS)
                            -------   -------------   -------   -------------   -------   -------------   -------   -------------
Total Portfolio...........  174,863     $26,335.1     149,178     $27,832.2     150,688     $28,721.2     129,441     $25,772.6
Average Portfolio
  Balance(1)..............  178,221      26,308.5     160,712      27,105.7     178,809      32,381.2     139,860      27,175.8
Period of Delinquency
  31 to 59 days...........    2,728         367.5       2,613         366.2       3,180         415.8       2,862         385.9
  60 to 89 days...........      779         118.3         662          96.7         817         113.1         918         116.1
  90 days or more(2)......      877         161.7         613          98.3         780         107.0         677          98.3
                            -------     ---------     -------     ---------     -------     ---------     -------     ---------
Total Delinquent Loans....    4,384     $   647.5       3,888     $   561.2       4,777     $   635.9       4,457     $   600.3
Delinquency Ratio.........     2.51%         2.46%       2.61%         2.02%       3.17%         2.21%       3.44%         2.33%
Foreclosures Pending(3)...    1,101     $   216.0         904     $   160.4       1,082     $   178.0       1,063     $   172.7
Foreclosure Ratio.........     0.63%         0.82%       0.61%         0.58%       0.72%         0.62%       0.82%         0.67%
Losses(4).................    1,286     $   112.6       1,832     $    98.8       1,363     $    50.8         228     $     6.7
Loss Ratio(5).............     0.72%         0.43%       1.14%         0.36%       0.76%         0.16%       0.65          0.10%
Excess Recovery(6)........       13     $     0.2          54     $     0.5          67     $     0.8           7     $     0.1


---------------

(1) Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated.

(2) Does not include Foreclosures Pending.

(3) Includes mortgage loans for which foreclosure proceedings had been instituted and title to which had not been acquired by Bank of America, FSB, Bank of America NT&SA, a third party or by an insurer at the date indicated.

(4) Losses are the sum of losses less net gains (Excess Recoveries) on all mortgage loans liquidated during the period indicated. Loss for any mortgage loan is equal to the difference between (a) the sum of the outstanding principal balance plus accrued interest, lost interest income accrued at Bank of America, FSB's internal reinvestment rate or Bank of America NT&SA's internal reinvestment rate, as applicable, from the date such mortgage loan became a REO mortgage loan until the date it was liquidated, Servicing Advances and all liquidation expenses related to such mortgage loan and (b) all amounts received in connection with the liquidation of the related mortgaged property. Losses are included in the year in which they were expensed or written down.

(5) Loss Ratios are computed by dividing the Losses during the period indicated by the Average Portfolio Balance during such period.


(6) Excess Recovery is calculated only with the respect to defaulted mortgage loans as to which the liquidation of the related mortgaged property resulted in recoveries in excess of the sum of the outstanding principal balance plus accrued interest thereon, Servicing Advances and all liquidation expenses related to such mortgage loan.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each Series of Certificates will be issued pursuant to a Pooling Agreement, similar to the form filed as an exhibit to the Registration Statement of which this Prospectus is a part. Each Pooling Agreement will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K. The following summaries (together with additional summaries under "THE POOLING AGREEMENT" below) describe certain provisions relating to the Certificates common to each Pooling Agreement. References in this Prospectus to the relevant articles, sections and exhibits of the applicable Pooling Agreement appear in parenthesis. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each Trust Fund and the related Prospectus Supplement. Wherever particular sections or defined terms of the Pooling Agreement are referred to herein, such sections or defined terms are thereby incorporated herein by reference.

     Certificates of each Series covered by a particular Pooling Agreement will evidence specified beneficial ownership interests in a separate Trust Fund created pursuant to such Pooling Agreement. (Article I and Sections 5.01 and 5.02) A Trust Fund will consist of, to the extent provided in the Pooling
Agreement: (i) such Mortgage Loans (and the related mortgage documents) or interests therein underlying a particular Series of Certificates as from time to time are subject to the Pooling Agreement (exclusive of any Retained Yield (described below)); (ii) such assets including, without limitation, all payments and collections in respect of the Mortgage Loans due after the related Cut-off Date, as from time to time are identified as deposited in respect thereof in the Custodial Account and in the related Certificate Account; (iii) property acquired by foreclosure of such Mortgage Loans or deed in lieu of foreclosure;
(iv) hazard insurance policies and Primary Mortgage Insurance Policies, if any, and certain proceeds thereof; and (v) any combination, as and to the extent specified in the related Prospectus Supplement, of a Letter of Credit, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Certificate Insurance Policy, Bankruptcy Bond or other type of credit enhancement as described under "DESCRIPTION OF CREDIT ENHANCEMENTS." To the extent that any Trust Fund includes certificates of interest or participations in Mortgage Loans, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations. (Article I)

     Each Series of Certificates may consist of any one or a combination of the following: (i) a single Class of Certificates; (ii) two or more Classes of Certificates, one or more Classes of which will be senior ("Senior Certificates") in right of payment to one or more of the other Classes ("Subordinate Certificates"), and as to which certain Classes of Senior (or Subordinate) Certificates may be senior to other Classes of Senior (or Subordinate) Certificates, as described in the respective Prospectus Supplement (any such Series, a "Senior/Subordinate Series"); (iii) two or more Classes of Certificates, one or more Classes ("Strip Certificates") of which will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions; (iv) two or more Classes of Certificates which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including "planned amortization Classes" and "targeted amortization Classes"), or on the basis of collections from designated portions of the Mortgage Pool, which Series may include one or more Classes of Certificates ("Accrual Certificates") with respect to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof on each Distribution Date for the period described in the related Prospectus Supplement; or (v) other types of Classes of Certificates, as described in the related Prospectus Supplement. Credit support for each Series of Certificates will be provided by a Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Certificate Insurance Policy, Bankruptcy Bond, Letter of Credit, Reserve Fund or other credit enhancement as described under "DESCRIPTION OF CREDIT ENHANCEMENTS," by the subordination of one or more Classes of Certificates as described under "SUBORDINATION" or by any combination of the foregoing, as specified in the Prospectus Supplement applicable for such Series.

     If so specified in the Prospectus Supplement relating to a Series of Certificates, one or more elections may be made to treat the related Trust Fund, or designated portion thereof, as a REMIC. If such an election is made with respect to a Series of Certificates, one of the Classes of Certificates will be designated as evidencing the sole Class of "residual interests" in each related REMIC, as defined in the Code; alternatively, a separate Class of ownership interests will evidence such residual interests. All other Classes of Certificates in such Series will constitute "regular interests" in the related REMIC, as defined in the Code and will be designated as such. As to each Series, all Certificates offered hereby will be rated in one of the four highest rating categories by one or more Rating Agencies. As to each Series of Certificates as to which a REMIC election is to be made, the Depositor, or such other person specified in the related Prospectus Supplement, will be obligated to take certain specified actions required in order to comply with applicable laws and regulations.

FORM OF CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more Classes of Certificates of a Series will be issued as physical certificates in fully registered form only in the denominations specified in the related Prospectus Supplement, and will be transferable and exchangeable at the corporate trust office of the Certificate Registrar named in the related Prospectus Supplement. (Section 5.02) No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. (Section 5.02) The term "Certificateholder" or "Holder" as used herein refers to the entity whose name appears on the records of the Certificate Registrar (or, if applicable, the Transfer Agent) as the registered holder thereof.

     If so specified in the related Prospectus Supplement, one or more Classes of Certificates of a Series ("Book-Entry Certificates") may be initially represented by one or more certificates registered in the name of The Depository Trust Company ("DTC") or other securities depository and be available only in the form of book-entries. Any Book-Entry Certificates will initially be registered in the name of Cede & Co., the nominee of DTC. Certificateholders may also hold Certificates of a Series through CEDEL or Euroclear (in Europe), if they are participants in such systems or indirectly through organizations that are participants in such systems. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' certificates accounts in CEDEL's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' certificates accounts in the Depositaries' names on the books of DTC. Citibank, N.A. ("Citibank"), will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (in such capacities, the "Depositaries").

     Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules an procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving certificates in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of certificates received in CEDEL or Euroclear as a result of a transaction with a DTC participant will be made during subsequent certificates settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such certificates settled during such processing will be reported to the relevant Euroclear or CEDEL participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of certificates by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "FEDERAL INCOME TAX CONSEQUENCES -- Prohibited Transactions and Other Possible REMIC Taxes -- Foreign Investors in REMIC Certificates" herein.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Beneficial owners ("Owners") that are not Participants but desire to purchase, sell or otherwise transfer ownership of Book-Entry Certificates may do so only through Participants (unless and until Definitive Certificates, as defined below, are issued). In addition, Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee or any Trustee, as the case may be, through DTC and Participants. Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below.

     Unless and until Definitive Certificates (as defined below) are issued, it is anticipated that the only "holder" of Book-Entry Certificates of any Series will be Cede & Co., as nominee of DTC. Owners will only be permitted to exercise the rights of holders indirectly through Participants and DTC.

     While any Book-Entry Certificates of a Series are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants with whom Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Owners. Accordingly, although Owners will not possess certificates, the Rules provide a mechanism by which Owners will receive distributions and will be able to transfer their interests.

     Unless and until Definitive Certificates are issued, Owners who are not Participants may transfer ownership of Book-Entry Certificates of a Series only through Participants by instructing such Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Owners.

     Book-Entry Certificates of a Series will be issued in registered form to Owners, or their nominees, rather than to DTC (such Book-Entry Certificates being referred to herein as "Definitive Certificates") only under the circumstances provided in the related Pooling Agreement, which generally will include, except if otherwise provided therein, if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates of such Series and the Trustee and the Depositor are unable to locate a qualified successor, (ii) the Depositor, at its sole option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an event of default under the Pooling Agreement, a majority of the aggregate Percentage Interest of any Class of Certificates of such Series advises DTC in writing that the continuation of a book-entry system through DTC

(or a successor thereto) to the exclusion of any physical certificates being issued to Owners is no longer in the best interests of Owners of such Class of Certificates. Upon issuance of Definitive Certificates of a Series to Owners, such Book-Entry Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

     DTC has advised the Master Servicer and the Depositor that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by a holder only at the direction of one or more Participants to whose DTC accounts the Certificates are credited. DTC has advised the Master Servicer and the Depositor that DTC will take such action with respect to any Percentage Interests of the Book-Entry Certificates of a Series only at the direction of and on behalf of such Participants with respect to such Percentage Interests of the Book-Entry Certificates. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

     Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to a Series of Certificates offered hereby. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     The Euroclear System ("Euroclear") was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Euroclear Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Cooperative. The Euroclear Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers with respect to a Series of Certificates offered hereby. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Certificates clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in the Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant systems' rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "FEDERAL INCOME TAX CONSEQUENCES" herein. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling Agreement or the relevant Supplement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of a Series of Certificates, the Depositor will cause the Mortgage Loans being included in the related Trust Fund to be assigned to the Trustee (or its nominee), together with all principal and interest received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. If specified in the related Prospectus Supplement, the Depositor or a Seller may retain the Retained Yield, if any, for itself or transfer the same to others. (Sections
2.01 and 3.10) The Trustee will, concurrently with such assignment, deliver a Series of Certificates to the Depositor in exchange for the Mortgage Loans. (Section 2.05) Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule will include, among other things, information as to the principal balance of each Mortgage Loans as of the Cut-off Date, as well as information respecting the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Loan-to-Value Ratio at origination (without regard to any secondary financing). (Article I)

     In addition, the Depositor will, as to each Mortgage Loan, deliver to the Trustee (or to the custodian described below) the Mortgage Note (and any modification or amendment thereto) endorsed without recourse either in blank or to the order of the Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon or, in the case of a Cooperative Loan, on the related financing statement (except for any Mortgage not returned from the public recording office) an assignment in recordable form of the Mortgage (or, with respect to a Cooperative Loan, an assignment of the related proprietary lease or occupancy agreement) and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement. Such assignments may be blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law. In the event that, with respect to any Mortgage Loan, the Depositor cannot deliver the Mortgage or any assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording office, the Depositor will deliver or cause to be delivered to the Trustee or the custodian a true and correct photocopy of such Mortgage or assignment. The Depositor will deliver or cause to be delivered to the Trustee or the custodian such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the related Seller. Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Mortgage Loan. (Section 2.01)

     The Trustee (or the custodian hereinafter referred to) will hold such documents in trust for the benefit of the Certificateholders, and generally will review such documents within 45 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related Pooling Agreement, and within the time period specified in the related Pooling Agreement in the case of all other documents delivered. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall promptly so notify the Master Servicer and the Depositor, the former of which shall notify the related Seller. If the Seller does not cure the omission or defect within 60 days after notice is given to the Master Servicer, the Seller will be obligated to purchase within 90 days of such notice the related Mortgage Loan from the Trustee at its Purchase Price (or, if so specified in the related Prospectus Supplement, will be permitted to substitute for such Mortgage Loan under the conditions specified herein and in the related Prospectus Supplement). The Master Servicer will be obligated to enforce this obligation of the Seller to the extent described above under "MORTGAGE LOAN PROGRAM -- Representations and Warranties by Sellers" but subject to the provisions described below under "-- Realization Upon Defaulted Mortgage Loans." There can be no assurance that the applicable Seller will fulfill its obligation to purchase any Mortgage Loan as described above. Neither the Master Servicer nor the Depositor will be obligated to purchase or substitute for such Mortgage Loan if the Seller defaults on its obligation to do so. This obligation to purchase or substitute for any such Mortgage Loan constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. Any Mortgage Loan not so purchased or substituted for shall remain in the related Trust Fund.

     The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans, to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as the agent of the Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Certificates will be set forth in the related Prospectus Supplement. Except as specified in the following paragraph, such custodian may not be an affiliate of the Depositor or the Master Servicer. (Section 8.11)

     If specified in the Prospectus Supplement related to a Series of Certificates, during the period that any Class of Certificates of that Series are outstanding and so long as the ratings of the long-term senior unsecured debt of BankAmerica Corporation satisfy the rating conditions set forth in the Prospectus Supplement, the Master Servicer identified in the Prospectus Supplement will hold the original documentation relating to each Mortgage Loan, including the related Mortgage Note and Mortgage (such original documentation, the "Mortgage File"), as custodian and agent for the Trustee. If BankAmerica's long-term senior unsecured debt rating does not satisfy the above-described conditions, the Mortgage Files will be delivered to the Trustee or an independent custodian on behalf of the Trustee within 90 days of the date such conditions are not satisfied. Under the related Pooling Agreement, the Trustee will be appointed attorney-in-fact for the Depositor with power to prepare, execute and record assignments of the Mortgages in the event that the Depositor fails to do so on a timely basis. See "RISK FACTORS -- Creditors' Rights and Bankruptcy Considerations" in the applicable Prospectus Supplement for a description of the risks to Certificateholders with respect to any such Series.

     Pursuant to each Pooling Agreement, the Master Servicer, either directly or through Subservicers, will service and administer the Mortgage Loans assigned to the Trustee as more fully set forth below.

RETAINED YIELD

     For certain Series of Certificates, the Depositor or a Seller may retain a portion of the interest payable on each Mortgage Loan (the "Retained Yield"). The Retained Yield will either be set as a fixed rate or will be calculated by subtracting the Master Servicing Fee and the Pass-Through Rate from the Mortgage Rate. Any such Retained Yield and any earnings from reinvestments thereof will not be part of the Trust Fund.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO CERTIFICATE ACCOUNT

     The Master Servicer will deposit or will cause to be deposited into the Custodial Account on a daily basis certain payments and collections received by it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date), as specifically set forth in the related Pooling Agreement, which generally will include the following except as otherwise provided therein:

          (i) all payments on account of principal, including principal payments received in advance of the date on which the related monthly payment is due (the "Due Date") ("Principal Prepayments"), on the Mortgage Loans comprising a Trust Fund;
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

          (ii) all payments on account of interest on the Mortgage Loans comprising such Trust Fund, net of the portion of each payment thereof retained by the Master Servicer or any Subservicer, if any, as its servicing or other compensation;

          (iii) all amounts (net of unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed Servicing Advances made, by any related Subservicer) received and retained in connection with the liquidation of any defaulted Mortgage Loan, by foreclosure or otherwise ("Liquidation Proceeds"), including all proceeds of any Special Hazard Insurance Policy, Bankruptcy Bond, Mortgage Pool Insurance Policy, Certificate Insurance Policy, Primary Mortgage Insurance Policy and any title, hazard or other insurance policy covering any Mortgage Loan in such Mortgage Pool (together with any payments under any Letter of Credit, "Insurance Proceeds") or proceeds from any alternative arrangements established in lieu of any such insurance and described in the applicable Prospectus Supplement, other than proceeds to be applied to the restoration of the related property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures;

          (iv) any Buydown Funds (and, if applicable, investment earnings thereon) required to be paid to Certificateholders, as described below;

          (v) all proceeds of any Mortgage Loan in such Trust Fund purchased (or, in the case of a substitution, certain amounts representing a principal adjustment) by the Depositor, any Seller or any other person pursuant to the terms of the Pooling Agreement. See "MORTGAGE LOAN
     PROGRAM -- Representations and Warranties by Sellers" and "-- Assignment of Mortgage Loans" above;

          (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments of funds held in the Custodial Account, as described below; and

          (vii) any amounts required to be transferred from the Certificate Account to the Custodial Account.

     In addition to the Custodial Account, the Master Servicer will establish and maintain, in the name of the Trustee for the benefit of the holders of each Series of Certificates, an account for the disbursement of payments on the Mortgage Loans evidenced by each Series of Certificates (the "Certificate Account"). Both the Custodial Account and the Certificate Account must be either
(i) maintained with a depository institution whose debt obligations at the time of any deposit therein are rated by the Rating Agency or Agencies that rated one or more Classes of Certificates of the related Series not less than a specified level comparable to the rating category of such Certificates, (ii) an account or accounts the deposits in which are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall be otherwise maintained such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in such accounts or a perfected first priority security interest in any collateral securing such funds that is superior to the claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iii) in the case of the Certificate Account, a trust account or accounts maintained at the Trustee, or (iv) such other account or accounts acceptable to the Rating Agency or Agencies that rated one or more Classes of Certificates of such Series (an "Eligible Account"). The collateral that is eligible to secure amounts in an Eligible Account is limited to certain permitted investments, which are generally limited to United States government securities and other investments that are rated, at the time of acquisition, in one of the categories permitted by the related Pooling Agreement ("Permitted Investments"). (Article I and
Section 3.07) A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account, or funds therein may be invested in Permitted Investments as described below. The Custodial Account may contain funds relating to more than one Series of Mortgage Pass-Through Certificates as well as payments received on other mortgage loans serviced or master serviced by the Master Servicer that have been deposited into the Custodial Account.

     Not later than the business day preceding each Distribution Date (the "Certificate Account Deposit Date"), the Master Servicer will withdraw from the Custodial Account and deposit into the applicable Certificate Account, in immediately available funds, the amount to be distributed therefrom to Certificateholders on such Distribution Date. The Master Servicer or the Trustee will also deposit or cause to be deposited into the Certificate Account the amount of any advances made by the Master Servicer as described herein under "Advances," any payments under any Letter of Credit, any amounts required to be transferred to the Certificate Account from a Reserve Fund, as described under "Credit Enhancements" below, any amounts required to be paid by the Master Servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the Master Servicer to cover hazard losses on the Mortgage Loans as described under "PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE; CLAIMS THEREUNDER" below and any other amounts as specifically set forth in the related Pooling Agreement.

     The portion of any payment received by the Master Servicer in respect of a Mortgage Loan that is allocable to Retained Yield will generally be deposited into the Custodial Account, but will not be deposited in the Certificate Account for the related Series of Certificates and will be distributed as provided in the related Pooling Agreement.

     Funds on deposit in the Custodial Account may be invested in Permitted Investments maturing in general not later than the business day preceding the next Distribution Date and funds on deposit in the related Certificate Account may be invested in Permitted Investments maturing, in general, no later than the Distribution Date. All income and gain realized from any such investment will be for the account of the Master Servicer. The amount of any loss incurred in connection with any such investment must be deposited in the Custodial Account or in the Certificate Account, as the case may be, by the Master Servicer out of its own funds upon realization of such loss. (Sections 3.07 and 4.01).

     With respect to each Buydown Mortgage Loan, the Master Servicer will deposit the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth herein with respect to a Custodial Account. The terms of Buydown Mortgage Loans will provide for the contribution of Buydown Funds in an amount equal to or exceeding either (i) the total payments to be made from such funds pursuant to the related buydown plan or (ii) if such Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings thereon at a rate that will support the scheduled level of payments due under the Buydown Mortgage Loan. Neither the Master Servicer nor the Depositor will be obligated to add to any such discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any such insufficiency is not recoverable from the Mortgagor or, in an appropriate case, from the Seller, distributions to Certificateholders may be affected. With respect to each Buydown Mortgage Loan, the Master Servicer will withdraw from the Buydown Account and remit to the Custodial Account on or before the date specified in the Subservicing Agreement described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings thereon) for each Buydown Mortgage Loan that, when added to the amount due from the Mortgagor on such Buydown Mortgage Loan, equals the full monthly payment which would be due on the Buydown Mortgage Loan if it were not subject to the buydown plan. The Buydown Funds will in no event be a part of the related Trust Fund.

     If the Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in its entirety during the Buydown Period, the Master Servicer will withdraw from the Buydown Account and remit to the Mortgagor or such other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. Generally, if a prepayment by a Mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a Buydown Mortgage Loan, the Master Servicer will be required to withdraw from the Buydown Account and deposit in the Custodial Account the Buydown Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full. Any Buydown Funds so remitted to the Master Servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the Mortgagor to repay fully the related Mortgage Loan if the Mortgage Loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related Mortgagor or such other designated party pursuant to the agreement relating to each Buydown Mortgage Loan (the "Buydown Agreement"). If the Mortgagor defaults during the Buydown Period with respect to a Buydown Mortgage Loan and the property securing such Buydown Mortgage Loan is sold in liquidation (either by the Master Servicer, the Primary Mortgage Insurer, the insurer under the Mortgage Pool Insurance Policy (the "Pool Insurer") or any other insurer), the Master

Servicer will withdraw from the Buydown Account the Buydown Funds and all investment earnings thereon, if any, and deposit the same in the Custodial Account or pay the same to the Primary Mortgage Insurer or the Pool Insurer if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default.

WITHDRAWALS FROM THE CUSTODIAL ACCOUNT

     The Master Servicer may, from time to time, make withdrawals from the Custodial Account for certain purposes, as specifically set forth in the related Pooling Agreement, which generally will include the following except as otherwise provided therein:

          (i) to make deposits to the Certificate Account in the amounts and in the manner provided in the Pooling Agreement and described in "Payments on Mortgage Loans; Deposits to Certificate Account";

          (ii) to reimburse itself or any Subservicer for Advances, or for amounts advanced in respect of taxes, insurance premiums or similar expenses ("Servicing Advances") as to any Mortgaged Property, out of late payments or collections on the related Mortgage Loan with respect to which such Advances or Servicing Advances were made;

          (iii) to pay to itself or any Subservicer unpaid Servicing Fees and Subservicing Fees, out of payments or collections of interest on each Mortgage Loan;

          (iv) to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, and, if so provided in the Pooling Agreement, any profits realized upon disposition of a Mortgaged Property acquired by deed in lieu of foreclosure or otherwise allowed under the Pooling Agreement;

          (v) to pay to the Seller all amounts received with respect to each Mortgage Loan repurchased pursuant to the terms of the Pooling Agreement and not required to be distributed as of the date on which the related Purchase Price is determined;

          (vi) to pay the Depositor or the Seller, as applicable, or its assignee all amounts constituting Retained Yield, if any, out of collections or payments which represent interest on each Mortgage Loan (including any Mortgage Loan as to which title to the underlying Mortgaged Property was acquired);

          (vii) to reimburse itself or any Subservicer for any Advance or Servicing Advance previously made which the Master Servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise (a "Nonrecoverable Advance"), subject, in the case of a Senior/Subordinate Series, to certain limitations set forth in the Pooling Agreement as described in the related Prospectus Supplement;

          (viii) to reimburse itself or the Depositor for certain other expenses incurred for which it or the Depositor is entitled to reimbursement or against which it or the Depositor is indemnified pursuant to the Pooling Agreement; and

          (ix) to clear the Custodial Account of amounts relating to the corresponding Mortgage Loans in connection with the termination of the Trust Fund pursuant to the Pooling Agreement, as described in "THE POOLING AGREEMENT -- Termination; Retirement of Certificates." (Section 3.10)

DISTRIBUTIONS

     Beginning on the Distribution Date in the month next succeeding the month in which the Cut-off Date occurs (or such other date as may be set forth in the related Prospectus Supplement) for a Series of Certificates, distributions of principal and interest (or, where applicable, of principal only or interest only) on each Class of Certificates entitled thereto will be made either by the Trustee, the Master Servicer acting on behalf of the Trustee or a paying agent appointed by the Trustee (the "Paying Agent"), to the persons who are registered as the Holders of such Certificates at the close of business on the last business day of the preceding month (the "Record Date") in proportion to their respective Percentage Interests. If so specified in the related Prospectus Supplement, interest which accrues and is not payable on a Class of Certificates will be added to the principal balance of each Certificate of such Class in proportion to its Percentage Interest. The undivided percentage interest (the "Percentage Interest") represented by a Certificate of a particular Class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the aggregate initial amount or notional balance of all the Certificates of such Class. Distributions will be made in immediately available funds (by wire transfer or otherwise) to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee, the Master Servicer or the Paying Agent, as the case may be, and the applicable Pooling Agreement provides for such form of payment, or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution. (Article I and Sections
4.01 and 9.01)

PRINCIPAL AND INTEREST ON THE CERTIFICATES

     The method of determining, and the amount of, distributions of principal and interest (or, where applicable, of principal only or interest only) on a particular Series of Certificates will be described in the related Prospectus Supplement. Distributions of interest on each Class of Certificates will be made prior to distributions of principal thereon. Each Class of Certificates (other than certain Classes of Strip Certificates) may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate, or any combination of two or more such Pass-Through Rates. The related Prospectus Supplement will specify the Pass-Through Rate or Rates for each Class, or the initial Pass-Through Rate or Rates and the method for determining the Pass-Through Rate or Rates. If so specified in the related Prospectus Supplement, interest on any Class of Certificates for any Distribution Date may be limited to the extent of available funds for such Distribution Date. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     On each Distribution Date for a Series of Certificates, the Trustee or the Master Servicer on behalf of the Trustee will distribute or cause the Paying Agent to distribute, as the case may be, to each holder of record on the Record Date of a Class of Certificates, an amount equal to the Percentage Interest represented by the Certificate held by such holder multiplied by such Class's Distribution Amount. The Distribution Amount for a Class of Certificates for any Distribution Date will be the portion, if any, of the Principal Distribution Amount (as defined in the related Prospectus Supplement) allocable to such Class for such Distribution Date, as described in the related Prospectus Supplement, plus, if such Class is entitled to payments of interest on such Distribution Date, one month's interest at the applicable Pass-Through Rate on the principal balance or notional balance of such Class specified in the applicable Prospectus Supplement, less certain interest shortfalls, as specified in the Prospectus Supplement, which generally will include (i) any Deferred Interest added to the principal balance of the Mortgage Loans and/or the outstanding balance of one or more Classes of Certificates on the related Due Date, (ii) any other interest shortfalls (including, without limitation, shortfalls resulting from application of the Relief Act or similar legislation or regulations as in effect from time to time) allocable to Certificateholders which are not covered by advances or the applicable credit enhancement and (iii) shortfalls (a "Prepayment Interest Shortfall") in collections of interest on Mortgage Loans resulting from Mortgagor prepayments during the month preceding the month of distribution to the extent such Prepayment Interest Shortfall is not paid by the Master Servicer as Compensating Interest (as defined in the related Prospectus Supplement), in each case in such amount that is allocated to such Class on the basis set forth in the Prospectus Supplement.

     In the case of a Series of Certificates which includes two or more Classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple Classes of Senior Certificates or Subordinate Certificates) of each such Class shall be as set forth in the related Prospectus Supplement. Distributions in respect of principal of any Class of Certificates will be made on a pro rata basis among all of the Certificates of such Class.

     Except as otherwise provided in the related Pooling Agreement, on or prior to the 15th day (or if such day is not a business day, the next succeeding business day) of the month of distribution (the "Determination Date"), the Master Servicer will determine the amounts of principal and interest which will be passed through to Certificateholders on the immediately succeeding Distribution Date. Prior to the close of business on the business day next succeeding each Determination Date, the Master Servicer will furnish a statement to the Trustee (the information in such statement to be made available to Certificateholders by the Master Servicer on request) setting forth, among other things, the amount to be distributed on the next succeeding Distribution Date.

ADVANCES

     The Master Servicer will agree to advance (either out of its own funds, funds advanced to it by Subservicers or funds being held in the Custodial Account for future distribution to the holders of such Certificates), for the benefit of the holders of the Certificates of the related Series, on or before each Distribution Date, an amount equal to the aggregate of all scheduled payments of principal (other than any Balloon Amount in the case of a Balloon
Loan) and interest at the applicable Pass-Through Rate or Net Mortgage Rate, as the case may be (an "Advance"), which were delinquent as of the close of business on the business day preceding the related Determination Date on the Mortgage Loans in the related Mortgage Pool, but only to the extent that such advances would, in the judgment of the Master Servicer, be recoverable out of late payments by the Mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise. (Article I and Sections 3.07 and 4.04)

     The Master Servicer will make such advances in order to maintain a regular flow of scheduled interest and principal payments to holders of the relevant Classes of Certificates; such advances do not represent an obligation of the Master Servicer to guarantee or insure against losses. If advances have been made by the Master Servicer from cash being held for future distribution to Certificateholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Certificate Account on such Distribution Date would be less than payments required to be made to Certificateholders on such date. Any Master Servicer funds advanced as described above will be reimbursable to the Master Servicer out of recoveries on the related Mortgage Loans for which such amounts were advanced (e.g., late payments made by the related Mortgagor, any related Liquidation Proceeds, proceeds of any applicable form of credit enhancement, or proceeds of any Mortgage Loan purchased by a Seller under the circumstances described above). Such advances by the Master Servicer will also be reimbursable to the Master Servicer (or Subservicer) from cash otherwise distributable to Certificateholders to the extent that the Master Servicer shall determine that any such advances previously made are not ultimately recoverable from proceeds of the applicable Mortgage Loan. The Master Servicer will also be obligated to make advances for the purpose of protecting any Mortgaged Property or the Trust Fund's security interest therein, including certain taxes and insurance premiums not paid by Mortgagors on a timely basis, but only to the extent that such advances would, in the judgment of the Master Servicer, be recoverable out of Liquidation Proceeds or other proceeds of the related Mortgage Loan. Funds so advanced will also be reimbursable to the Master Servicer from cash otherwise distributable to Certificateholders to the extent that the Master Servicer shall determine that any such advances previously made are not ultimately recoverable from proceeds of the applicable Mortgage Loan. Notwithstanding the foregoing, if the Master Servicer exercises its option, if any, to purchase the assets of a Trust Fund as described under "THE POOLING AGREEMENT -- Termination; Retirement of Certificates" below, the Master Servicer will be deemed to have been reimbursed for all related advances previously made by it and not theretofore reimbursed to it. The Master Servicer's obligation to make advances may be supported as described in the related Pooling Agreement. In the event that the short-term or long-term obligations of the provider of such support are downgraded by a Rating Agency rating the related Certificates or if any collateral supporting such obligation is not performing or is removed pursuant to the terms of any agreement described in the related Prospectus Supplement, the Certificates may also be downgraded. (Article I and Sections 3.08, 3.10 and 4.04)

REPORTS TO CERTIFICATEHOLDERS

     With each distribution to Certificateholders of a particular Class, the Trustee will forward or cause to be forwarded to each holder of record of such Class of Certificates a statement or statements with respect to the related Trust Fund setting forth the information specifically described in the related Pooling Agreement, which generally will include the following as applicable except as otherwise provided therein:

          (i) the amount, if any, of such distribution allocable to principal;

          (ii) the amount, if any, of such distribution allocable to interest, and, with respect to a Senior/Subordinate Series of Certificates, the amount, if any, of any shortfall in the amount of interest and principal distributed;

          (iii) the aggregate unpaid principal balance of the Mortgage Loans after giving effect to the distribution of principal on such Distribution Date;

          (iv) with respect to a Series consisting of two or more Classes the outstanding principal balance or notional amount of each Class after giving effect to the distribution of principal on such Distribution Date;

          (v) the number and aggregate principal balances of Mortgage Loans in the related Mortgage Pool that are delinquent (a) one month, (b) two months and (c) three months, and that are in foreclosure;

          (vi) the book value of any real estate acquired by such Trust Fund through foreclosure or grant of a deed in lieu of foreclosure;

          (vii) the balance of the Reserve Fund, if any, at the close of business on such Distribution Date;

          (viii) the Senior Percentages and Senior Accelerated Distribution Percentage, if applicable, after giving effect to the distributions on such Distribution Date;

          (ix) the amount of coverage under any Letter of Credit, Mortgage Pool Insurance Policy, Certificate Insurance Policy or other form of credit enhancement covering default risk as of the close of business on the applicable Determination Date and a description of any credit enhancement substituted therefor;

          (x) the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on the applicable Distribution Date and a description of any change in the calculation of such amounts; and

          (xi) in the case of Certificates benefiting from alternative credit enhancement arrangements described in a Prospectus Supplement, the amount of coverage under such alternative arrangements as of the close of business on the applicable Determination Date.

     Each amount set forth pursuant to clause (i) and (ii) above will be expressed as a dollar amount per Single Certificate. As to a particular Class of Certificates, a "Single Certificate" generally will evidence a Percentage Interest obtained by dividing $1,000 by the initial principal balance or notional balance of all the Certificates of such Class, except as otherwise provided in the related Pooling Agreement. In addition to the information described above, reports to Certificateholders will contain such other information as is set forth in the applicable Pooling Agreement, which may include, without limitation, information as to Advances, reimbursements to Subservicers and the Master Servicer and losses borne by the related Trust Fund. In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer will furnish a report to each holder of record of a Class of Certificates at any time during such calendar year which, among other things, will include information as to the aggregate of amounts reported pursuant to clauses (i) and (ii) above for such calendar year or, in the event such person was a holder of record of a Class of Certificates during a portion of such calendar year, for the applicable portion of such a year. (Section 4.02 or 4.03)

COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer, directly or through Subservicers, as the case may be, will make reasonable efforts to collect all payments required under the Mortgage Loans and will, consistent with the Pooling Agreement and any Letter of Credit, Mortgage Pool Insurance Policy, Certificate Insurance Policy, Primary Mortgage Insurance Policy, Bankruptcy Bond or applicable alternative credit enhancement arrangements, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive payments of interest or principal, (ii) accept a deed in lieu of foreclosure, (iii) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan or (iv) extend the Due Date for payments due on a Mortgage Loan, provided, however, that the Master Servicer shall first determine that any such action will not impair the coverage of any related insurance policy or materially adversely affect the lien of the related Mortgage.

     In any case in which property subject to a Mortgage Loan (other than an ARM Loan described below) is being conveyed by the Mortgagor, the Master Servicer, directly or through a Subservicer, shall in general be obligated, to the extent it has knowledge of such conveyance, to exercise its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Mortgage Insurance Policy or applicable credit enhancement arrangements. The original Mortgagor may be released from liability on a Mortgage Loan if the Master Servicer or Subservicer shall have determined in good faith that such release will not adversely affect the collectability of the Mortgage Loan. An ARM Loan may be assumed if such ARM Loan is by its terms assumable and if, in the reasonable judgment of the Master Servicer or the Subservicer, the proposed transferee of the related Mortgaged Property establishes its ability to repay the loan and the security for such ARM Loan would not be impaired by the assumption. If a Mortgagor transfers the Mortgaged Property subject to an ARM Loan without consent, such ARM Loan may be declared due and payable. Any fee collected by the Master Servicer or Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or Subservicer as additional servicing compensation. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND RELATED MATTERS -- Enforceability of Certain Provisions" herein. In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be altered. Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. The Master Servicer or the related Subservicer may approve such a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that such approval will not adversely affect the security for, and the timely and full collectability of, the related Mortgage Loan. Any fee collected by the Master Servicer or the Subservicer for processing such request will be retained by the Master Servicer or Subservicer as additional servicing compensation. (Section 3.13)

     The Master Servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under the Pooling Agreement. (Section 3.12)

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the Trustee or to its nominee on behalf of Certificateholders of the related Series. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan (an "REO Mortgage Loan") will be considered for most purposes to be an outstanding Mortgage Loan held in the Trust Fund until such time as the Mortgaged Property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to such defaulted Mortgage Loan (a "Liquidated Mortgage Loan"). For purposes of calculations of amounts distributable to Certificateholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any such acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, such amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as such REO Mortgage Loan is considered to remain in the Trust Fund. Any Mortgaged Property so acquired by the Trust Fund must be disposed of, if a REMIC election has been made, in accordance with applicable federal income tax regulations and consistent with the status of the Trust Fund as a REMIC. Any income (net of expenses and other than gains described below) received by the Master Servicer or a Subservicer on such Mortgaged Property prior to its disposition will be deposited in the Custodial Account upon such disposition and will be available at such time to the extent provided in the related Pooling Agreement, for making payments to Certificateholders. (Section 3.14)

     With respect to a Mortgage Loan in default, the Master Servicer may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the Master Servicer is not required to continue to pursue both such remedies if it determines that one such remedy is more likely to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) and a repurchase or substitution pursuant to a breach of a representation and warranty, such Mortgage Loan will be removed from the related Trust Fund if it has not been removed previously. The Master Servicer may elect to treat a defaulted Mortgage Loan as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to such Mortgage Loan thereafter incurred will be reimbursable to the Master Servicer (or any Subservicer) from any amounts otherwise distributable to holders of Certificates of the related Series, or may be offset by any subsequent recovery related to such Mortgage Loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to Certificateholders, the amount of any Realized Loss (as defined under "SUBORDINATION" herein) or the amount required to be drawn under any applicable form of credit support, the Master Servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with such defaulted Mortgage Loan. With respect to certain Series of Certificates, if so provided in the related Prospectus Supplement, the applicable form of credit enhancement may provide, to the extent of coverage thereunder, that a defaulted Mortgage Loan or REO Mortgage Loan will be removed from the Trust Fund prior to the final liquidation thereof. In the case of a Senior/Subordinate Series, if a final liquidation of a Mortgage Loan resulted in a Realized Loss and within two years thereafter the Master Servicer receives a subsequent recovery specifically related to such Mortgage Loan (in connection with a related breach of a representation or warranty or otherwise), such subsequent recovery shall be distributed to current Certificateholders of the Class or Classes to which such Realized Loss was allocated (with the amounts to be distributed allocated among such Classes in the same proportions as such Realized Loss was allocated), provided that no such distribution shall result in distributions on the Certificates of any such Class in excess of the total amounts of principal and interest that would have been distributable thereon if such Mortgage Loan had been liquidated with no Realized Loss. In the case of a Series of Certificates other than a Senior/Subordinate Series, if so provided in the related Prospectus Supplement, the applicable form of credit enhancement may provide for reinstatement subject to certain conditions in the event that, following the final liquidation of a Mortgage Loan and a draw under such credit enhancement, subsequent recoveries are received. If a defaulted Mortgage Loan or REO Mortgage Loan is not so removed from the Trust Fund, then, upon the final liquidation thereof, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the Certificateholders will bear such loss. However, if a gain results from the final liquidation of an REO Mortgage Loan which is not required by law to be remitted to the related Mortgagor, the Master Servicer will be entitled to retain such gain as additional servicing compensation. For a description of the Master Servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the Mortgage Loans, see "DESCRIPTION OF CREDIT ENHANCEMENTS" and "PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE; CLAIMS THEREUNDER."

                                 SUBORDINATION

     A Senior/Subordinate Series of Certificates will consist of one or more Classes of Senior Certificates and one or more Classes of Subordinate Certificates, as specified in the related Prospectus Supplement. Subordination of the Subordinate Certificates of any Senior/Subordinate Series of Certificates will be effected by the following method, unless an alternative method is specified in the related Prospectus Supplement. In addition, certain Classes of Senior (or Subordinated Certificates may be senior to other Classes of Senior (or Subordinate) Certificates, as specified in the related Prospectus Supplement, in which case the following discussion is qualified in its entirety by reference to the related Prospectus Supplement with respect to the various priorities and other rights as among the various Classes of Senior Certificates or Subordinate Certificates, as the case may be.

     With respect to any Senior/Subordinate Series of Certificates, the total amount available for distribution on each Distribution Date, as well as the method for allocating such amount among the various Classes of Certificates included in such Series, will be described in the related Prospectus Supplement. Generally, the amount available for distribution will be allocated first to interest on the Senior Certificates of such Series, and then to principal of the Senior Certificates up to the amounts determined as specified in the related Prospectus Supplement, prior to allocation to the Subordinate Certificates of such Series.

     In the event of any Realized Losses on Mortgage Loans not in excess of the limitations described below, other than Extraordinary Losses, the rights of the Subordinate Certificateholders to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the Senior Certificateholders. With respect to any defaulted Mortgage Loan that is finally liquidated, through foreclosure sale, disposition of the related Mortgaged Property if acquired by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any (as more fully described in the related Pooling Agreement, a "Realized Loss"), will equal the portion of the Stated Principal Balance remaining after application of all amounts recovered (net of amounts reimbursable to the Master Servicer for related Advances and expenses) towards interest and principal owing on the Mortgage Loan. With respect to a Mortgage Loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of such reduction will be treated as a Realized Loss.

     Except as noted below, Realized Losses will be allocated to the Subordinate Certificates of the related Series, until the Certificate Principal Balance (as defined in the related Prospectus Supplement) of such Subordinate Certificates thereof has been reduced to zero. Additional Realized Losses, if any, will be allocated to the Senior Certificates (or, if such Series includes more than one Class of Senior Certificates, either on a pro rata basis among all of the Senior Certificates in proportion to their respective outstanding Certificate Principal Balances or as otherwise provided in the related Prospectus Supplement).

     With respect to certain Realized Losses resulting from physical damage to Mortgaged Properties which are generally of the same type as are covered under a Special Hazard Insurance Policy, the amount thereof that may be allocated to the Subordinate Certificates of the related Series may be limited to an amount (the "Special Hazard Amount") specified in the related Prospectus Supplement. See "DESCRIPTION OF CREDIT ENHANCEMENTS -- Special Hazard Insurance Policies." If so, any Special Hazard Losses in excess of the Special Hazard Amount will be allocated among all outstanding Classes of Certificates of the related Series, either on a pro rata basis in proportion to their outstanding Certificate Principal Balances, regardless of whether any Subordinate Certificates remain outstanding, or as otherwise provided in the related Prospectus Supplement. The respective amounts of other specified types of losses (including Fraud Losses and Bankruptcy Losses) that may be borne solely by the Subordinate Certificates may be similarly limited to an amount (with respect to Fraud Losses, the "Fraud Loss Amount" and with respect to Bankruptcy Losses, the "Bankruptcy Amount"), and the Subordinate Certificates may provide no coverage with respect to certain other specified types of losses, as described in the related Prospectus Supplement, in which case such losses would be allocated on a pro rata basis among all outstanding Classes of Certificates. Each of the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be subject to periodic reductions under provisions described in the related Prospectus Supplement. Each such amount may be subject to further reduction or termination, without the consent of the Certificateholders, upon the written confirmation from each applicable Rating Agency that the then-current rating of the related Series of Certificates will not be adversely affected thereby.

     Generally, any allocation of a Realized Loss (including a Special Hazard
Loss) to a Certificate in a Senior/Subordinate Series will be made by reducing the Certificate Principal Balance thereof as of the Distribution Date following the calendar month in which such Realized Loss was incurred. If so provided in the related Prospectus Supplement, in the event of certain Realized Losses, the Senior Certificateholders may be entitled to receive a distribution of principal, to be paid from and to the extent of funds otherwise distributable to the Subordinate Certificateholders, equal to the product of the then applicable Senior Percentage (as defined below) and the amount, if any, by which (i) the Stated Principal Balance of the related Mortgage Loan exceeds (ii) the total amount of the related unscheduled recovery which is allocable to principal (as more fully described in the related Pooling Agreement, the "Unrecovered Senior Portion"). Payments to the Senior Certificateholders in respect of any Unrecovered Senior Portion on any Distribution Date will only be made with respect to Realized Losses incurred in connection with Mortgage Loans that were finally liquidated during the preceding calendar month, and will not be made as to any Special Hazard Losses in excess of the Special Hazard Amount, Fraud Losses in excess of the Fraud Loss Amount or Bankruptcy Losses in excess of the Bankruptcy Amount (or other specified types of losses in excess of any applicable coverage limitations), if applicable. See "DESCRIPTION OF CREDIT ENHANCEMENTS -- Special Hazard Insurance Policies." As with any other distribution of principal, any payment to the holders of Senior Certificates attributable to an Unrecovered Senior Portion will be applied to reduce the Certificate Principal Balance thereof. At any given time, the percentage of the Certificate Principal Balances of all of the Certificates evidenced by the Senior Certificates is the "Senior Percentage," determined in the manner set forth in the related Prospectus Supplement. The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date whether or not received, reduced by all amounts allocable to principal that are distributed to Certificateholders on or before the date of determination, and as further reduced to the extent that any Realized Loss thereon has been allocated to one or more Classes of Certificates on or before the date of determination.

     As set forth above, the rights of holders of the various Classes of Certificates of any Series to receive distributions of principal and interest is determined by the aggregate Certificate Principal Balance of each such Class (or, if applicable, the related notional amount). The Certificate Principal Balance of any Certificate will be reduced by all amounts previously distributed on such Certificate in respect of principal, and by any Realized Losses allocated thereto. If there are no Realized Losses or prepayments of principal on any of the Mortgage Loans, the respective rights of the holders of Certificates of any Series to future distributions generally would not change. However, to the extent so provided in the related Prospectus Supplement, holders of Senior Certificates may be entitled to receive a disproportionately larger amount of prepayments received during certain specified periods, which will have the effect (absent offsetting losses) of accelerating the amortization of the Senior Certificates and increasing the respective percentage ownership interest evidenced by the Subordinate Certificates in the related Trust Fund (with a corresponding decrease in the Senior Percentage), thereby preserving the availability of the subordination provided by the Subordinate Certificates. In addition, as set forth above, certain Realized Losses generally will be allocated first to Subordinate Certificates by reduction of the Certificate Principal Balance thereof, which will have the effect of increasing the respective ownership interest evidenced by the Senior Certificates in the related Trust Fund.

     If so provided in the related Prospectus Supplement, certain amounts otherwise payable on any Distribution Date to holders of Subordinate Certificates may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described under "DESCRIPTION OF CREDIT
ENHANCEMENTS -- Reserve Funds" and in the related Prospectus Supplement.

     In lieu of the foregoing provisions, subordination may be effected in the following manner, or in any other manner as may be described in the related Prospectus Supplement. The rights of the holders of Subordinate Certificates to receive any or a specified portion of distributions with respect to the Mortgage Loans may be subordinated to the extent of the amount set forth in the related Prospectus Supplement (the "Subordinate Amount"). As specified in the related Prospectus Supplement, the Subordinate Amount may be subject to reduction based upon the amount of losses borne by the holders of the Subordinate Certificates as a result of such subordination, a specified schedule or such other method of reduction as such Prospectus Supplement may specify. If so specified in the related Prospectus Supplement, additional credit support for this form of subordination may be provided by the establishment of a reserve fund for the benefit of the holders of the Senior Certificates (which may, if such Prospectus Supplement so provides, initially be funded by a cash deposit) into which certain distributions otherwise allocable to the holders of the Subordinate Certificates may be placed; such funds would thereafter be available to cure shortfalls in distributions to holders of the Senior Certificates.

     With respect to any Senior/Subordinate Series of Certificates, the terms and provisions of the subordination may vary from those described above; any such variation and any related additional credit support will be described in the related Prospectus Supplement.

                       DESCRIPTION OF CREDIT ENHANCEMENTS

     Credit support with respect to each Series of Certificates may be comprised of one or more of the following components. Each component will have a dollar limit and will provide coverage with respect to Realized Losses that are (i) attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a Mortgaged Property, Bankruptcy Losses or Fraud Losses (any such loss, a "Defaulted Mortgage Loss"); (ii) of a type generally covered by a Special Hazard Insurance Policy (as defined below) (any such loss, a "Special Hazard Loss");
(iii) attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the Mortgage Rate on a Mortgage Loan or an extension of its maturity (any such loss, a "Bankruptcy Loss"); and (iv) incurred on defaulted Mortgage Loans as to which there was fraud in the origination of such Mortgage Loans (any such loss, a "Fraud Loss"). Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("Extraordinary Losses") will not be covered. To the extent that the credit enhancement for any Series of Certificates is exhausted, the Certificateholders will bear all further risks of loss not otherwise insured against.

     As set forth below and in the applicable Prospectus Supplement, (i) coverage with respect to Defaulted Mortgage Losses may be provided by one or more of a Letter of Credit, a Certificate Insurance Policy or a Mortgage Pool Insurance Policy, (ii) coverage with respect to Special Hazard Losses may be provided by one or more of a Letter of Credit, a Certificate Insurance Policy or a Special Hazard Insurance Policy (any instrument, to the extent providing such coverage, a "Special Hazard Instrument"), (iii) coverage with respect to Bankruptcy Losses may be provided by one or more of a Letter of Credit, a Certificate Insurance Policy or a Bankruptcy Bond and (iv) coverage with respect to Fraud Losses may be provided by one or more of a Letter of Credit, a Certificate Insurance Policy, Mortgage Pool Insurance Policy or mortgage repurchase bond. In addition, if provided in the applicable Prospectus Supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a Reserve Fund to cover such losses, in the form of subordination of one or more Classes of Subordinate Certificates to provide credit support to one or more Classes of Senior Certificates as described under "SUBORDINATION," or in the form of the applicable Seller's agreement to repurchase certain mortgage loans, which obligation may be supported by a Letter of Credit, surety bonds or other types of insurance policies, certain other secured or unsecured corporate guarantees or in such other form as may be described in the related Prospectus Supplement, or in the form of a combination of two or more of the foregoing. The credit support may be provided by an assignment of the right to receive certain cash amounts, a deposit of cash into a Reserve Fund or other pledged assets, or by banks, insurance companies, guarantees or any combination thereof identified in the applicable Prospectus Supplement.

     The amounts and type of credit enhancement arrangement as well as the provider thereof (the "Credit Enhancer"), if applicable, with respect to each Series of Certificates will be set forth in the related Prospectus Supplement. The Pooling Agreement or other documents may be modified in connection with the provisions of any credit enhancement arrangement to provide for reimbursement rights, control rights or other provisions that may be required by the Credit Enhancer. To the extent provided in the applicable Prospectus Supplement and the Pooling Agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the Mortgage Loans covered thereby. See "DESCRIPTION OF CREDIT ENHANCEMENTS -- Reduction or Substitution of Credit Enhancement." If specified in the applicable Prospectus Supplement, credit support for a Series of Certificates may cover one or more other Series of Certificates.

     The descriptions of any insurance policies or bonds described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of such policies, copies of which will be filed as an exhibit to a Current Report on Form 8-K within 15 days of issuance of the Certificates of such Series.

LETTER OF CREDIT

     If any component of credit enhancement as to any Series of Certificates is to be provided by a letter of credit (the "Letter of Credit"), a bank (the "Letter of Credit Bank") will deliver to the Trustee an irrevocable Letter of Credit. The Letter of Credit may also provide for the payment of advances which the Master Servicer would be obligated to make with respect to delinquent monthly mortgage payments. The Letter of Credit Bank and certain information with respect thereto, as well as the amount available under the Letter of Credit with respect to each component of credit enhancement, will be specified in the applicable Prospectus Supplement. The Letter of Credit will expire on the expiration date set forth in the related Prospectus Supplement, unless earlier terminated or extended in accordance with its terms. A copy of any Letter of Credit for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K within 15 days of the issuance of the Certificates of such Series.

MORTGAGE POOL INSURANCE POLICIES

     If so specified in the related Prospectus Supplement, an insurance policy covering Defaulted Mortgage Losses (a "Mortgage Pool Insurance Policy") will be obtained for a particular Series of Certificates. Each Mortgage Pool Insurance Policy will, subject to the limitations described in the applicable Prospectus Supplement, cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the Cut-off Date. As set forth under "Maintenance of Credit Enhancement," the Master Servicer will use its best reasonable efforts to maintain the Mortgage Pool Insurance Policy and to present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the Certificateholders. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent, which typically include, among other things, that
(i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled,
(ii) hazard insurance on the property securing any such Mortgage Loan has been kept in force and real estate taxes and other protection and preservation expenses have been paid by the Master Servicer, (iii) if there has been physical loss or damage to the applicable Mortgaged Property, it has been restored to its condition (reasonable wear and tear excepted) at the Cut-off Date and (iv) the insured has acquired good and merchantable title to the applicable Mortgaged Property free and clear of liens except certain permitted encumbrances, as more fully described in the applicable Prospectus Supplement. The Mortgage Pool Insurance Policies may not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy, irrespective of the reason therefor. A copy of any Mortgage Pool Insurance Policy for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K within 15 days of the issuance of the Certificates of such Series.

SPECIAL HAZARD INSURANCE POLICIES

     If so provided in the related Prospectus Supplement, an insurance policy covering Special Hazard Losses (a "Special Hazard Insurance Policy") will be obtained for a particular Series of Certificates. Each Special Hazard Insurance Policy will, subject to limitations and satisfaction of certain conditions precedent described in the applicable Prospectus Supplement, protect holders of the related Series of Certificates from (i) losses
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

due to direct physical damage to a Mortgaged Property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies ("Special Hazard Losses"). See "PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE; CLAIMS THEREUNDER." A Special Hazard Insurance Policy will not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination, waste by the Mortgagor and certain other risks. A copy of any Special Hazard Insurance Policy for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K within 15 days of the issuance of the Certificates of such Series.

     As indicated under "DESCRIPTION OF THE CERTIFICATES -- Assignment of Mortgage Loans" above and to the extent set forth in the applicable Prospectus Supplement, coverage in respect of Special Hazard Losses for a Series of Certificates may be provided, in whole or in part, by a type of Special Hazard Instrument other than a Special Hazard Insurance Policy.

BANKRUPTCY BONDS

     In the event of a personal bankruptcy of a Mortgagor, it is possible that the bankruptcy court may establish the value of the Mortgaged Property of such Mortgagor at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property (a "Deficient Valuation"). The amount of the secured debt could then be reduced to such value, and, thus, the holder of such Mortgage Loan would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including a reduction in the amount of the Monthly Payment on the related Mortgage Loan (a "Debt Service Reduction"; Debt Service Reductions and Deficient Valuations, collectively referred to herein as "Bankruptcy Losses"). See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND RELATED MATTERS -- Anti-Deficiency Legislation and Other Limitations on Lenders." Any Bankruptcy Bond to provide coverage for Bankruptcy Losses for proceedings under the federal Bankruptcy Code obtained by the Depositor for a Trust Fund will be issued by an insurer named in the applicable Prospectus Supplement. The level of coverage under each Bankruptcy Bond will be set forth in the applicable Prospectus Supplement. A copy of any Bankruptcy Bond for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K within 15 days of the issuance of the Certificates of such Series.

CERTIFICATE INSURANCE POLICIES

     If so provided in the related Prospectus Supplement, one or more insurance policies (each, a "Certificate Insurance Policy") will be obtained for a particular Series of Certificates guaranteeing timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement for such Series or for one or more Classes of Certificates of such Series. If so specified in the related Prospectus Supplement, a Certificate Insurance Policy will also guarantee against any payment made to a Certificateholder which is subsequently treated as a "voidable preference" payment under the Bankruptcy Code. A copy of any Certificate Insurance Policy for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K within 15 days of the issuance of the Certificates of such Series.

RESERVE FUNDS

     If so provided in the related Prospectus Supplement, the Depositor will deposit or cause to be deposited in an account (a "Reserve Fund") any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, to the extent described in the related Prospectus Supplement, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on any related Subordinate Certificates, from Retained Yield or otherwise. To the extent
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

that the funding of the Reserve Fund is dependent on amounts otherwise payable on related Subordinate Certificates, Retained Yield or other cash flows attributable to the related Mortgage Loans or on reinvestment income, the Reserve Fund may provide less coverage than initially expected if the cash flows or reinvestment income on which such funding is dependent are lower than anticipated. In addition, with respect to any Series of Certificates as to which credit enhancement includes a Letter of Credit, if so specified in the related Prospectus Supplement, under certain circumstances the remaining amount of the Letter of Credit may be drawn by the Trustee and deposited in a Reserve Fund. Amounts in a Reserve Fund may be distributed to Certificateholders, or applied to reimburse the Master Servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. Any such Reserve Fund will not be deemed to be part of the related Trust Fund. If set forth in the related Prospectus Supplement, a Reserve Fund may provide coverage to more than one Series of Certificates.

     In connection with the establishment of any Reserve Fund, the Reserve Fund will be structured so that the Trustee will have a perfected security interest for the benefit of the Certificateholders in the assets in the Reserve Fund. However, to the extent that the Depositor, any affiliate thereof or any other entity has an interest in any Reserve Fund, in the event of the bankruptcy, receivership or insolvency of such entity, there could be delays in withdrawals from the Reserve Fund and corresponding payments to the Certificateholders which could adversely affect the yield to investors on the related Certificates.

     Amounts deposited in any Reserve Fund for a Series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the Master Servicer or any other person named in the related Prospectus Supplement.

MAINTENANCE OF CREDIT ENHANCEMENT

     If a Letter of Credit, Certificate Insurance Policy or alternate form of credit enhancement has been obtained for a Series of Certificates, the Master Servicer will be obligated under the applicable Pooling Agreement to exercise its best reasonable efforts to keep or cause to be kept such Letter of Credit, Certificate Insurance Policy or alternate form of credit support in full force and effect throughout the term of such Pooling Agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "Reduction or Substitution of Credit Enhancement." If a Letter of Credit obtained for a Series of Certificates is scheduled to expire prior to the date the final distribution on such Certificates is made and coverage under such Letter of Credit has not been exhausted and no substitution has occurred, the Trustee will draw the amount available under the Letter of Credit and maintain such amount in trust for such Certificateholders.

     If a Mortgage Pool Insurance Policy has been obtained for a Series of Certificates, the Master Servicer will be obligated under the applicable Pooling Agreement to exercise its best reasonable efforts to keep each Mortgage Pool Insurance Policy (or an alternate form of credit support) in full force and effect throughout the term of such Pooling Agreement, unless coverage thereunder has been exhausted through payment of claims or until such Mortgage Pool Insurance Policy is replaced in accordance with the terms of such Pooling Agreement. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will agree to pay from collections received on the Mortgage Loans the premiums for each Mortgage Pool Insurance Policy on a timely basis. In the event the Pool Insurer ceases to be a Qualified Insurer (such term being defined to mean a private mortgage guaranty insurance company duly qualified as such under the laws of the state of its incorporation and each state having jurisdiction over the insurer in connection with the Mortgage Pool Insurance Policy and approved as an insurer by FHLMC, FNMA or any successor entity) because it ceases to be qualified under any such law to transact such insurance business or coverage is terminated for any reason other than exhaustion of such coverage, the Master Servicer will use its best reasonable efforts to obtain from another Qualified Insurer a replacement insurance policy comparable to the Mortgage Pool Insurance Policy with a total coverage equal to the then outstanding coverage of such Mortgage Pool Insurance Policy, provided that, if the cost of the replacement policy is greater than the cost of such Mortgage Pool Insurance Policy, the coverage of the replacement policy will, unless otherwise agreed to by the Depositor, be reduced to a level such that its premium rate does not exceed the premium rate on such Mortgage Pool Insurance Policy. In the event that the Pool Insurer ceases to be a Qualified Insurer because it ceases to be approved as an insurer by FHLMC, FNMA or any successor entity, the Master Servicer will agree to review, not less often than annually, the financial condition of the Pool Insurer and will monitor the credit ratings of the Pool Insurer, in each case with a view toward determining whether recoveries under the Mortgage Pool Insurance Policy are jeopardized for reasons related to the financial condition of the Pool Insurer. If the Master Servicer determines that recoveries are so jeopardized, it has agreed to exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement insurance policy as described above, subject to the same cost limit. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the Certificateholders. (Article I and Section 3.11)

     In lieu of the Master Servicer's obligation to maintain a Letter of Credit, Mortgage Pool Insurance Policy, Certificate Insurance Policy or other form of credit enhancement as provided above, the Master Servicer may obtain a substitute Letter of Credit, Mortgage Pool Insurance Policy, Certificate Insurance Policy or an alternate form of credit enhancement. If the Master Servicer obtains such a substitute Letter of Credit, Mortgage Pool Insurance Policy, Certificate Insurance Policy or other form of credit enhancement, it will maintain and keep such Letter of Credit, Mortgage Pool Insurance Policy, Certificate Insurance Policy or alternate form of credit enhancement in full force and effect as provided herein. Prior to its obtaining any substitute Letter of Credit, Mortgage Pool Insurance Policy, Certificate Insurance Policy or alternate form of credit enhancement, the Master Servicer will obtain written confirmation from the Rating Agency or Agencies that rated the related Series of Certificates that the substitution of such Mortgage Pool Insurance Policy, Letter of Credit, Certificate Insurance Policy or alternate form of credit enhancement for the existing credit enhancement will not adversely affect the then-current ratings assigned to such Certificates by such Rating Agency or Agencies.

     If a Special Hazard Instrument has been obtained for a Series of Certificates, the Master Servicer will also be obligated under the applicable Pooling Agreement to exercise its best reasonable efforts to maintain and keep such Special Hazard Instrument in full force and effect throughout the term of such Pooling Agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under "Reduction or Substitution of Credit Enhancement." If the Special Hazard Instrument takes the form of a Special Hazard Insurance Policy, such policy will provide coverage against risks of the type described herein under "DESCRIPTION OF CREDIT ENHANCEMENTS -- Special Hazard Insurance Policies." The Master Servicer may obtain a substitute Special Hazard Instrument for the existing Special Hazard Instrument if prior to such substitution the Master Servicer obtains written confirmation from the Rating Agency or Agencies that rated the Certificates that such substitution shall not adversely affect the then-current ratings assigned to the Certificates by such Rating Agency or Agencies. (Sections 3.12 and 3.16)

     If a Bankruptcy Bond has been obtained for a Series of Certificates, the Master Servicer will be obligated under the applicable Pooling Agreement to exercise its best reasonable efforts to maintain and keep such Bankruptcy Bond in full force and effect throughout the term of such Pooling Agreement, unless coverage thereunder has been exhausted through payment of claims or substitution therefor is made as described below under "Reduction or Substitution of Credit Enhancement." The Master Servicer may obtain a substitute Bankruptcy Bond or other credit enhancement for the existing Bankruptcy Bond if prior to such substitution the Master Servicer obtains written confirmation from the Rating Agency or Agencies that rated the Certificates that such substitution shall not adversely affect the then-current ratings assigned to the Certificates by such Rating Agency or Agencies. (Sections 3.16 and 3.21) See "DESCRIPTION OF CREDIT ENHANCEMENTS -- Bankruptcy Bonds."

     The Master Servicer, on behalf of itself, the Trustee and Certificateholders, will provide the Trustee information required for the Trustee to draw under the Letter of Credit and will present claims to each Pool Insurer, to the issuer of each Special Hazard Insurance Policy or other Special Hazard Instrument, to the issuer of each Bankruptcy Bond and, in respect of defaulted Mortgage Loans for which there is no Subservicer, to each Primary Mortgage Insurer and take such reasonable steps as are necessary to permit recovery under such Letter of Credit, Certificate Insurance Policies or other insurance policies or comparable coverage respecting defaulted Mortgage Loans or Mortgage Loans which are the subject of a bankruptcy proceeding. As set forth above, all collections by the Master Servicer under any Mortgage Pool Insurance
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

Policy, any Primary Mortgage Insurance Policy or any Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Instrument, are to be deposited initially in the Custodial Account and ultimately in the Certificate Account, subject to withdrawal as described above. All draws under any Letter of Credit or Certificate Insurance Policy will be initially deposited in the Certificate Account. In those cases in which a Mortgage Loan is serviced by a Subservicer, the Subservicer, on behalf of itself, the Trustee and the Certificateholders will present claims to the Primary Mortgage Insurer, and all collections thereunder shall initially be deposited in a segregated account generally comparable to the Custodial Account. (Sections 3.11, 3.12, 3.21 and 4.01)

     If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Letter of Credit, Mortgage Pool Insurance Policy or any related Primary Mortgage Insurance Policy, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to one or more Classes of Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and
(ii) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any Letter of Credit, Mortgage Pool Insurance Policy, other credit enhancement or any related Primary Mortgage Insurance Policy is not available because the Master Servicer has been unable to make the above determinations, has made such determinations incorrectly or recovery is not available for any other reason, the Master Servicer is nevertheless obligated to follow such normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted Mortgage Loan and in any such event is entitled to reimbursement of its expenses in connection with such restoration prior to payments to Certificateholders. (Section 3.14)

     The failure of the Master Servicer to maintain a Letter of Credit, Certificate Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Instrument, Bankruptcy Bond or other form of credit enhancement under any applicable Pooling Agreement, as provided above, which continues unremedied for 30 days (15 days in the case of a failure to pay the required premium) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of any Class of Certificates of the related Series evidencing not less than 25% of the aggregate Percentage Interest constituting such Class, will constitute an Event of Default by the Master Servicer under such Pooling Agreement. See "THE POOLING AGREEMENT -- Rights Upon Event of Default" for a discussion of the rights of the Depositor, the Trustee and the Certificateholder during an Event of Default.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

     The amount of credit support provided pursuant to any of the credit enhancements (including, without limitation, a Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Certificate Insurance Policy, Bankruptcy Bond, Letter of Credit, Reserve Fund, or any alternative form of credit enhancement) may be reduced under certain specified circumstances. In most cases, the amount available pursuant to any credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related Pooling Agreement. Additionally, in most cases, such credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the Certificateholders, upon the written assurance from each applicable Rating Agency that the then-current rating of the related Series of Certificates will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of the related Certificates may be downgraded to a corresponding level, and the Master Servicer will be obligated to obtain replacement credit support in order to restore the rating of the Certificates only to the extent specified in the related Prospectus Supplement. The Master Servicer will also be permitted to replace such credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to such downgraded level and in lower amounts which would satisfy such downgraded level, provided that the then-current rating of the related Series of Certificates is maintained. Where the credit support is in the form of a Reserve Fund, a permitted reduction in the amount

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

of credit enhancement will result in a release of all or a portion of the assets in the Reserve Fund to the Depositor, the Master Servicer or such other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

        PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE; CLAIMS THEREUNDER

     Each Mortgage Loan (other than any Cooperative Loan) will be required to be covered by a hazard insurance policy (as described below) and, if required as described below, a Primary Mortgage Insurance Policy. Cooperative Loans generally will not be covered by a hazard insurance policy insuring the individual dwelling unit as the related Cooperative typically is responsible for the maintenance of hazard insurance for property owned by such Cooperative. The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. Such insurance is subject to underwriting and approval of individual Mortgage Loans by the respective insurers, unless such underwriting and approval authority has been delegated to the applicable lender. The descriptions of any insurance policies described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to such forms of policies, sample copies of which are available upon request.

PRIMARY MORTGAGE INSURANCE POLICIES

     Each Mortgage Loan having a Loan-to-Value Ratio at origination of over 80% is required by the Depositor to be covered by a primary mortgage guaranty insurance policy (a "Primary Mortgage Insurance Policy") insuring against default on such Mortgage Loan up to at least the minimum amount required to be covered by FNMA and FHLMC, unless and until the principal balance of the Mortgage Loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than 80%, and the applicable Seller will represent and warrant that, to the best of such Seller's knowledge, such Mortgage Loans are so covered. The Mortgagor with respect to each Mortgage Loan covered by a Primary Mortgage Insurance Policy will be required to pay the premiums allocable to such Mortgage Loan under any applicable Primary Mortgage Insurance Policy. However, the foregoing standard may vary significantly depending on the characteristics of the Mortgage Loans and the applicable underwriting standards. A Mortgage Loan will not be considered to be an exception to the foregoing standard if no Primary Mortgage Insurance Policy was obtained at origination but the Mortgage Loan has amortized to below an 80% Loan-to-Value Ratio level as of the applicable Cut-off Date. In addition, the Master Servicer will have the ability to cancel any Primary Mortgage Insurance Policy if the Loan-to-Value Ratio of the Mortgage Loan is reduced below a specified percentage, which typically will be either 75% or 80%, either based on an appraisal of the Mortgaged Property after the related Cut-off Date or as a result of principal payments that reduce the principal balance of the Mortgage Loan after such Cut-off Date, or if necessary to comply with applicable law.

     While the terms and conditions of the Primary Mortgage Insurance Policies issued by one primary mortgage guaranty insurer (a "Primary Mortgage Insurer") will differ from those in Primary Mortgage Insurance Policies issued by other Primary Mortgage Insurers, each Primary Mortgage Insurance Policy will in general provide substantially the following coverage. The amount of the loss as calculated under a Primary Mortgage Insurance Policy covering a Mortgage Loan (herein referred to as the "Loss") will generally consist of the unpaid principal amount of such Mortgage Loan and accrued and unpaid interest thereon and limited reimbursement of certain expenses, less (i) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore such Mortgaged Property and which have not been applied to the payment of the Mortgage Loan,
(iii) amounts expended but not approved by the Primary Mortgage Insurer, (iv) claim payments previously made on such Mortgage Loan and (v) unpaid premiums and certain other amounts.

     The Primary Mortgage Insurer will generally be required to pay either: (i) the insured percentage of the Loss; (ii) the entire amount of the Loss, after receipt by the Primary Mortgage Insurer of good and merchantable title to, and possession of, the Mortgaged Property; or (iii) at the option of the Primary

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

Mortgage Insurer under certain Primary Mortgage Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (b) an approved sale.

     As conditions precedent to the filing or payment of a claim under a Primary Mortgage Insurance Policy, in the event of default by the Mortgagor, the insured will typically be required, among other things, to: (i) advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the Primary Mortgage Insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored to at least its condition at the effective date of the Primary Mortgage Insurance Policy (ordinary wear and tear excepted); and, if requested by the Primary Mortgage Insurer, (iii) tender to the Primary Mortgage Insurer good and merchantable title to, and possession of, the Mortgaged Property. Because the Master Servicer will not be required to make Servicing Advances deemed to be nonrecoverable, conditions (i) and (ii) above may not be satisfied with respect to some claims under the Primary Mortgage Insurance Policies. In any such event, Losses that would otherwise have been recoverable under the applicable Primary Mortgage Insurance Policy may not be paid under such policy and, as a result, will be borne by the Certificateholders.

     For any Certificates offered hereunder, the Master Servicer will maintain or cause any applicable Subservicer to maintain in full force and effect and to the extent coverage is available a Primary Mortgage Insurance Policy with regard to each Mortgage Loan for which such coverage is required under the standard described above, provided that such Primary Mortgage Insurance Policy was in place as of the Cut-off Date and the Master Servicer had knowledge of such Primary Mortgage Insurance Policy. In the event that the Master Servicer gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and was not the subject of a Primary Mortgage Insurance Policy (and was not included in any exception to such standard disclosed in the related Prospectus Supplement) and that such Mortgage Loan has a then current Loan-to-Value Ratio in excess of 80%, then the Master Servicer is required to use its reasonable efforts to obtain and maintain a Primary Mortgage Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Certificates that is required to be kept in force under the applicable Pooling Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated such Series of Certificates for mortgage pass-through certificates having a rating equal to or better than the then-current ratings of such Series of Certificates. (Section 3.11) The premiums allocable to a Mortgage Loan covered by any Primary Mortgage Insurance Policy, to the extent not paid by the related Mortgagor, will be reimbursed to the Master Servicer from collections on the Mortgage Pool. For further information regarding the extent of coverage under any Mortgage Pool Insurance Policy or Primary Mortgage Insurance Policy, see "DESCRIPTION OF CREDIT ENHANCEMENTS -- Mortgage Pool Insurance Policies."

HAZARD INSURANCE POLICIES

     The terms of the Mortgage Loans (other than Cooperative Loans and Mortgage Loans secured by condominium apartments) require each Mortgagor to maintain a hazard insurance policy with extended coverage customary in the state in which the related Mortgaged Property is located for their Mortgage Loan. Additionally, the Pooling Agreement for each Series of Certificates will require the Master Servicer to cause to be maintained for each Mortgage Loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan or 100% of the insurable value of the improvements securing the Mortgage Loan except that, if generally available, such coverage must not be less than the minimum amount required under the terms thereof to fully compensate for any damage or loss on a replacement cost basis. The ability of the

Master Servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured or loss payee under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the Master Servicer by Mortgagors or Subservicers.

     As set forth above, all amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) will be deposited initially in the Custodial Account and ultimately in the Certificate Account, subject to permitted withdrawals. The Pooling Agreement provides that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer will deposit in the Custodial Account or the applicable Certificate Account all sums which would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Where the improvements securing a Mortgage Loan are located in a federally designated flood area in participating communities at the time of origination of such Mortgage Loan, the Pooling Agreement requires the Master Servicer to cause to be maintained for each such Mortgage Loan serviced, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

     The hazard insurance policies covering the Mortgaged Properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements damaged or destroyed less physical depreciation or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Since the amount of hazard insurance that Mortgagors are required to maintain on the improvements securing the Mortgage Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "SUBORDINATION" above for a description of when subordination is provided, the protection (limited to the Special Hazard Amount as described in the related Prospectus Supplement) afforded by such subordination, and "DESCRIPTION OF CREDIT ENHANCEMENTS -- Special Hazard Insurance Policies" for a description of the limited protection afforded by any Special Hazard Insurance Policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

     Under the terms of the Mortgage Loans, Mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present claims under any Special Hazard Insurance Policy or other Special Hazard Instrument and any blanket insurance policy insuring against hazard losses on the

Mortgaged Properties. However, the ability of the Master Servicer to present such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer or the Subservicers by Mortgagors. (Section 3.12)

     Hazard insurance and flood insurance generally will not be maintained for any Cooperative Loan or Mortgage Loan secured by a condominium apartment. With respect to a Cooperative Loan, generally the Cooperative itself is responsible for the maintenance of hazard insurance for the property owned by the Cooperative, and the tenant-stockholders of the Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to such borrower's cooperative apartment or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Note. With respect to a Mortgage Loan secured by a condominium apartment, the condominium owner's association for the related building generally is responsible for maintenance of hazard insurance for such building, and the condominium owners do not maintain individual hazard insurance policies. To the extent that a borrower who is the owner of a condominium apartment and the related condominium owner's association do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to such borrower's condominium apartment or the related building could significantly reduce the value of the Mortgaged Property.

                             THE POOLING AGREEMENT

     As described above under "DESCRIPTION OF THE CERTIFICATES -- General," each Series of Certificates will be issued pursuant to a Pooling Agreement as described in that section. The following summaries describe certain additional provisions common to each Pooling Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; RETAINED YIELD

     The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for each Series of Certificates will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances) of the outstanding principal balance of each Mortgage Loan, and such compensation will be retained by it from collections of interest on such Mortgage Loan in the related Trust Fund (after provision has been made for the payment of interest at the applicable Pass-Through Rate to Certificateholders and for the payment of any Retained Yield) at the time such collections are deposited into the applicable Custodial Account. As compensation for its servicing duties, a Subservicer or, if there is no Subservicer, the Master Servicer will be entitled to a monthly servicing fee as described in the related Prospectus Supplement, which may vary under certain circumstances from the amounts described in the Prospectus Supplement. Certain Subservicers, in their capacity as Sellers, may also be entitled to Retained Yield as additional compensation for the sale of the applicable Mortgage Loans.

     The Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the Pooling Agreement, including, without limitation, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the Certificate Registrar and any Paying Agent, and payment of expenses incurred in enforcing the obligations of Subservicers and Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Subservicers and Sellers under certain limited circumstances. In addition, as described above under "DESCRIPTION OF THE CERTIFICATES -- Advances," the Master Servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Liquidation Proceeds (including Insurance Proceeds).

     The Prospectus Supplement for a Series of Certificates will specify whether there will be any Retained Yield. Any such Retained Yield will be a specified portion of the interest payable on each Mortgage Loan in a Mortgage Pool. Any such Retained Yield will be established on a loan-by-loan basis and the amount thereof with respect to each Mortgage Loan in a Mortgage Pool will be specified on an exhibit to the related Pooling Agreement. Any Retained Yield in respect of a Mortgage Loan will represent a specified portion of the interest payable thereon and will not be part of the related Trust Fund. Any partial recovery of interest in respect of a Mortgage Loan will be allocated between the owners of any Retained Yield and the holders of Classes of Certificates entitled to payments of interest as provided in the Prospectus Supplement and the applicable Pooling Agreement.

EVIDENCE AS TO COMPLIANCE

     Each Pooling Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a firm of independent public accountants will furnish a statement to the Depositor and the Trustee to the effect that, on the basis of an examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing of mortgage loans under agreements (including the related Pooling Agreement) substantially similar to each other was conducted in compliance with such agreements except for such significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC requires it to report. (Section 3.19)

     Each Pooling Agreement will also provide for delivery (on or before a specified date in each year) to the Trustee of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled in all material respects its obligations under the Pooling Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling Agreement. (Section 3.18)

     Copies of the annual statement of the Master Servicer may be obtained by Certificateholders without charge upon written request to the Trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The Pooling Agreement for each Series of Certificates will provide that the Master Servicer may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling Agreement. (Section 6.04)

     Each Pooling Agreement will also provide that, except as set forth below, neither the Master Servicer, the Depositor, nor any director, officer, employee or agent of the Master Servicer or the Depositor will be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor, nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. Each Pooling Agreement will further provide that the Master Servicer, the Depositor, and any director, officer, employee or agent of the Master Servicer or the Depositor is entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling Agreement or the related Series of Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Pooling Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Pooling Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the Pooling Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders. (Section 6.03)

     Any person into which the Master Servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the Master Servicer is a party or any person succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the Pooling Agreement, provided that (i) such person is qualified to service mortgage loans on behalf of FNMA or FHLMC and (ii) such merger, consolidation or succession does not adversely affect the then-current rating of the Classes of Certificates of the related Series that have been rated. In addition, notwithstanding the prohibition on its resignation, the Master Servicer may assign its rights under a Pooling Agreement to any person to whom the Master Servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (i) and (ii) above are satisfied and such person is reasonably satisfactory to the Depositor and the Trustee. In the case of any such assignment, the Master Servicer will be released from its obligations under such Pooling Agreement, exclusive of liabilities and obligations incurred by it prior to the time of such assignment. (Section 6.02)

EVENTS OF DEFAULT

     Events of Default under the Pooling Agreement in respect of a Series of Certificates will include, without limitation, (i) any failure by the Master Servicer to make a required deposit to the Certificate Account or, if the Master Servicer is the Paying Agent, to distribute to the holders of any Class of Certificates of such Series any required payment which continues unremedied for 5 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates of such Class evidencing not less than 25% of the aggregate Percentage Interests constituting such Class; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling Agreement with respect to such Series of Certificates which continues unremedied for 30 days (15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the Pooling Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of any Class of Certificates of such Series evidencing not less than 25% of the aggregate Percentage Interests constituting such Class; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations. (Section 7.01)

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default remains unremedied, either the Depositor or the Trustee may, and at the direction of the holders of Certificates evidencing not less than 51% of the aggregate undivided interests (or, if so specified in the related Prospectus Supplement, voting rights) in the related Trust Fund (except as otherwise provided for in the related Pooling Agreement with respect to the Credit Enhancer) the Trustee shall, by written notification to the Master Servicer and to the Depositor or the Trustee, as applicable, terminate all of the rights and obligations of the Master Servicer under the Pooling Agreement covering such Trust Fund and in and to the Mortgage Loans and the proceeds thereof, whereupon the Trustee or, upon notice to the Depositor and with the Depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Pooling Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, a FNMA- or FHLMC-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Pooling Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Pooling Agreement. (Sections 7.01 and 7.02)

     No Certificateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement (except as otherwise provided for in the related Pooling Agreement with respect to the Credit Enhancer) unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting such Class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. (Section 11.03) However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. (Section 8.02)

AMENDMENT

     Each Pooling Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the holders of Certificates covered by such Pooling Agreement, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (iii) to change the timing and/or nature of deposits in the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained; provided that (a) the Certificate Account Deposit Date would in no event be later than the related Distribution Date, (b) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (c) such change would not adversely affect the then-current rating of any rated Classes of Certificates, as evidenced by a letter from each applicable Rating Agency, (iv) if a REMIC election has been made with respect to the related Trust Fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (b) such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the Pooling Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the Depositor has determined that the then-current ratings of the Classes of the Certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-Permitted Transferee, (v) to make any other provisions with respect to matters or questions arising under such Pooling Agreement which are not materially inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Certificateholder, or (vi) to amend specified provisions that are not material to holders of any Class of Certificates offered hereunder.

     The Pooling Agreement may also be amended by the Depositor, the Master Servicer and the Trustee (except as otherwise provided for in the related Pooling Agreement with respect to the Credit Enhancer) with the consent of the holders of Certificates of each Class affected thereby evidencing, in each case, not less than 66% of the aggregate Percentage Interests constituting such Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling Agreement or of modifying in any manner the rights of the holders of Certificates covered by such Pooling Agreement, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such Class covered by such Pooling Agreement then outstanding.

     Notwithstanding the foregoing, if a REMIC election has been made with respect to the related Trust Fund, the Trustee will not be entitled to consent to any amendment to a Pooling Agreement without having first received an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Depositor or the Trustee in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund to fail to qualify as a REMIC. (Section 11.01)

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling Agreement for each Series of Certificates (other than certain limited payment and notice obligations of the Trustee and the Depositor, respectively) will terminate upon the payment to Certificateholders of that Series of all amounts held in the Certificate Account or by the Master Servicer and required to be paid to them pursuant to such Pooling Agreement following the earlier of (i) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last Mortgage Loan subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any such Mortgage Loan and (ii) the purchase by the Master Servicer or the Depositor or, if specified in the related Prospectus Supplement, by the holder of the REMIC Residual Certificates (see "FEDERAL INCOME

TAX CONSEQUENCES" below) from the Trust Fund for such Series of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans. In no event, however, will the trust created by the Pooling Agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons named in such Pooling Agreement. Written notice of termination of the Pooling Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination. (Section 9.01) If the Certificateholders are permitted to terminate the trust under the applicable Pooling Agreement, a penalty may be imposed upon the Certificateholders based upon the fee that would be foregone by the Master Servicer because of such termination.

     Any such purchase of Mortgage Loans and property acquired in respect of Mortgage Loans evidenced by a Series of Certificates shall be made at the option of the Master Servicer or the Depositor or, if applicable, the holder of the REMIC Residual Certificates at the price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the Master Servicer or the Depositor or, if applicable, such holder to so purchase is subject to the aggregate principal balance of the Mortgage Loans for that Series as of the Distribution Date on which the purchase proceeds are to be distributed to Certificateholders being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans at the Cut-off Date for that Series. The Prospectus Supplement for each Series of Certificates will set forth the amounts that the holders of such Certificates will be entitled to receive upon such early retirement. Such early termination may adversely affect the yield to holders of certain Classes of such Certificates. If a REMIC election has been made, the termination of the related Trust Fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC. (Sections 9.01 and 9.02)

THE TRUSTEE

     The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor and/or its affiliates, including Bank of America, FSB.

     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing not less than 51% of the aggregate undivided interests (or, if so specified in the related Prospectus Supplement, voting rights) in the related Trust Fund. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. (Section 8.07)

                              YIELD CONSIDERATIONS

     The yield to maturity of a Certificate will depend on the price paid by the holder for such Certificate, the Pass-Through Rate on any such Certificate entitled to payments of interest (which Pass-Through Rate may vary if so specified in the related Prospectus Supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the Mortgage Loans and the allocation thereof to reduce the principal balance of such Certificate (or notional amount thereof if applicable) and other factors. See "RISK FACTORS -- Yield and Prepayment Uncertainty" above.

     Each monthly interest payment on a Mortgage Loan will be calculated as one-twelfth of the applicable Mortgage Rate multiplied by the principal balance of such Mortgage Loan outstanding as of the first day of the month prior to the month in which the Distribution Date for the related Series of Certificates occurs, after giving effect to the payment of principal due on such first day, subject to any Deferred Interest. The amount of such payments with respect to each Mortgage Loan distributed (or accrued in the case of Deferred Interest or Accrual Certificates) monthly to holders of a Class of Certificates entitled to payments of interest will be similarly calculated on the basis of such Class's specified percentage of each such payment of interest (or accrual in the case of Accrual Certificates) and will be expressed as a fixed, adjustable or variable Pass-Through Rate payable on the outstanding principal balance or notional amount of such Certificate, or any combination of such Pass-Through Rates, calculated as described herein and in the related Prospectus Supplement. Holders of Strip Certificates or a Class of Certificates having a Pass-Through Rate that varies based on the weighted average Mortgage Rate of the underlying Mortgage Loans will be affected by disproportionate prepayments and repurchases of Mortgage Loans having higher Net Mortgage Rates or rates applicable to the Strip Certificates, as applicable.

     The effective yield to maturity to each holder of Certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Certificate because, while interest will accrue on each Mortgage Loan from the first day of each month, the distribution of such interest will be made on the 25th day (or, if such day is not a business day, the next succeeding business day) of the month following the month of accrual.

     A Class of Certificates may be entitled to payments of interest at a fixed Pass-Through Rate, a variable Pass-Through Rate or adjustable Pass-Through Rate, or any combination of such Pass-Through Rates, each as specified in the related Prospectus Supplement. A variable Pass-Through Rate may be calculated based on the weighted average of the Mortgage Rates (net of servicing fees and any Retained Yield (each, a "Net Mortgage Rate")) of the related Mortgage Loans for the month preceding the Distribution Date if so specified in the related Prospectus Supplement. As will be described in the related Prospectus Supplement, the aggregate payments of interest on a Class of Certificates, and the yield to maturity thereon, will be affected by the rate of payment of principal on the Certificates (or the rate of reduction in the notional balance of Certificates entitled only to payments of interest) and, in the case of Certificates evidencing interests in ARM Loans or Net 5 Loans, by changes in the Net Mortgage Rates on the ARM Loans or Net 5 Loans, as applicable. See "MATURITY AND PREPAYMENT CONSIDERATIONS" below. The yield on the Certificates will also be affected by liquidations of Mortgage Loans following Mortgagor defaults and by purchases of Mortgage Loans in the event of breaches of representations made in respect of such Mortgage Loans by the Sellers, or conversions of ARM Loans to a fixed interest rate. See "MORTGAGE LOAN PROGRAM -- Representations and Warranties by Sellers" and "Descriptions of the Certificates -- Assignment of Mortgage Loans" above.

     In general, if a Class of Certificates is purchased at initial issuance at a premium and payments of principal on the related Mortgage Loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Certificates is purchased at initial issuance at a discount and payments of principal on the related Mortgage Loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a Series of Certificates having a Class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which such Class is entitled. Such a Class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to holders thereof. In certain circumstances extremely rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on certain other types of Classes of Certificates, including Accrual Certificates, Certificates with a Pass-Through Rate which fluctuates inversely with or at a multiple of an index or certain other Classes in a Series including more than one Class of Certificates, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other Classes of Certificates. See "RISK FACTORS -- Yield and Prepayment Uncertainty" above.

     The timing of changes in the rate of principal payments on or repurchases of the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a Series of Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     When a full prepayment is made on a Mortgage Loan, the Mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment, at a daily rate determined by dividing the Mortgage Rate by 365. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Certificates entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the first day of the month in which such partial prepayment is received. As a result, the effect of a partial prepayment on a Mortgage Loan will be to reduce the amount of interest passed through to holders of Certificates in the month following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable Pass-Through Rate or Net Mortgage Rate, as the case may be, on the prepaid amount to the extent such shortfalls in interest are not paid to the Certificateholders by the Master Servicer as Compensating Interest (as defined in the related Prospectus Supplement). If specified in the related Prospectus Supplement, such shortfalls in collections of a full month's interest in connection with prepayments (a "Prepayment Interest Shortfall") will be paid to the Certificateholders by the Master Servicer as Compensating Interest to the extent described in such Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES -- Interest Distributions" and "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" in the related Prospectus Supplement. Neither full nor partial principal prepayments are passed through until the month following receipt. See "MATURITY AND PREPAYMENT CONSIDERATIONS."

     The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans and thus the yield on the Certificates. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

     For each Mortgage Pool, if all necessary advances are made and if there is no unrecoverable loss on any Mortgage Loan, the net effect of each distribution respecting interest will be to pass-through to each holder of a Class of Certificates entitled to payments of interest an amount which is equal to one month's interest at the applicable Pass-Through Rate on such Class's principal balance or notional balance, as adjusted downward to reflect any decrease in interest caused by any principal prepayments and the addition of any Deferred Interest to the principal balance of any Mortgage Loan. See "DESCRIPTION OF THE CERTIFICATE -- Principal and Interest on the Certificates."

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     As indicated above under "THE MORTGAGE POOLS," the original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included in such Mortgage Pool. The Prospectus Supplement for a Series of Certificates will contain information with respect to the types and maturities of the Mortgage Loans in the related Mortgage Pool. The Mortgage Loans may be prepaid without penalty in full or in part at any time. The prepayment experience of the Mortgage Loans in a Mortgage Pool will affect the life and yield of the related Series of Certificates. For a discussion of the prepayment risks associated with any Series of Certificates for which the related Mortgage Pool contains Convertible Mortgage Loans, see "RISK
FACTORS -- Risks Presented by Convertible Mortgage Loans" and "DESCRIPTION OF THE MORTGAGE POOL" in the related Prospectus Supplement.

     With respect to Balloon Loans, payment of the Balloon Amount (which, based on the amortization schedule of such Mortgage Loans, is expected to be a substantial amount) will generally depend on the Mortgagor's ability to obtain refinancing of such Mortgage Loans or to sell the Mortgaged Property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the Mortgagor's financial situation, prevailing mortgage loan interest rates, the Mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Neither the Seller or the Depositor, Bank of America, FSB nor any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property.

     A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates, solicitations and the availability of mortgage funds, affect prepayment experience. The Mortgage Loans (other than ARM Loans) will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the Mortgage Loan upon sale or certain transfers by the Mortgagor of the underlying Mortgaged Property. The Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law, provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. An ARM Loan is assumable under certain conditions if the proposed transferee of the related Mortgaged Property establishes its ability to repay the Mortgage Loan and, in the reasonable judgment of the Master Servicer or any related Subservicer, the security for the ARM Loan would not be impaired by the assumption. The extent to which ARM Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related Mortgagors in connection with the sales of the Mortgaged Properties will affect the weighted average life of the related Series of Certificates. See "DESCRIPTION OF THE CERTIFICATES -- Collection and Other Servicing Procedures" and "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Enforceability of Certain Provisions" for a description of certain provisions of the Pooling Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

     At the request of the Mortgagor, the Master Servicer may allow the refinancing of a Mortgage Loan in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. The Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, the Master Servicer may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

     All statistics known to the Depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities.

     Although the Mortgage Rates on ARM Loans and Net 5 Loans will be subject to periodic adjustments, such adjustments generally will, as specified in the related Prospectus Supplement, (i) not increase or decrease such Mortgage Rates by more than a stated percentage amount on each adjustment date, (ii) not increase such Mortgage Rates over a fixed percentage amount during the life of any ARM Loan and (iii) be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the Mortgage Rates on the ARM Loans or Net 5 Loans, as applicable, in a Mortgage Pool at any time may not equal the prevailing rates for similar, newly originated mortgage loans. In certain rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current Mortgage Rates on ARM Loans or Net 5 Loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of any Series of Certificates.

     Under certain circumstances, the Master Servicer or the Depositor or, if specified in the related Prospectus Supplement, the holders of the REMIC Residual Certificates may have the option to purchase the Mortgage Loans in a Trust Fund. See "THE POOLING AGREEMENT -- Termination; Retirement of Certificates."

          CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND RELATED MATTERS

     The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed in part by state law (which laws may differ substantially from state to state), the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the Mortgaged Properties may be situated. If the Mortgaged Properties relating to a Series of Certificates are concentrated in a particular state or states, the related Prospectus Supplement will contain a summary of relevant laws of such state or states to the extent such laws are not addressed generally in the following discussion. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

GENERAL

     The Mortgage Loans (other than Cooperative Loans) will be secured by either deeds of trust or mortgages, depending upon the prevailing practice in the state in which the related Mortgaged Property is located. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage. In other states, the mortgage or deed of trust conveys legal title to the property to the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). It is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to such instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust or mortgage and, in certain deed of trust transactions, the directions of the beneficiary. A Mortgage Pool may also contain Cooperative Loans which are described below under "-- Cooperative Loans."

COOPERATIVE LOANS

     If specified in the Prospectus Supplement relating to a Series of Certificates, the Mortgage Loans may include Cooperative Loans. Each promissory note (a "Cooperative Note") evidencing a Cooperative Loan will be secured by a security interest in shares issued by the related private cooperative housing corporation (a "Cooperative") that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon, or grant a security interest in, the Cooperative shares and proprietary lease or occupancy agreement, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement (or the filing of the financing statements related thereto) in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. Such a lien or security interest is not, in general, prior to liens in favor of the Cooperative for unpaid assessments or common charges.

     Unless otherwise specified in the related Prospectus Supplement, all Cooperative buildings relating to the Cooperative Loans are located in the States of New York and New Jersey. Generally, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative's building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling such mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

     Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly maintenance payment to the Cooperative pursuant to the proprietary lease, which maintenance payment represents such tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "-- Foreclosure on Shares of Cooperatives" below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

     In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his or her taxable year to the corporation representing

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

his or her proportionate share of certain interest expenses and certain real estate taxes allowable as deductions to the corporation under Section 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for the taxable year to which such interest and tax deductions relate, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under
Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

FORECLOSURE

     Although a deed of trust may also be foreclosed by judicial action, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower/trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, the trustee must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some states' laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

     Foreclosure of a mortgage generally is accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers located outside the jurisdiction in which the mortgaged property is located. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in such states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee generally is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the mortgage or deed of trust, accrued and unpaid interest and the expense of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a Series of Certificates. See "DESCRIPTION OF CREDIT ENHANCEMENTS."

FORECLOSURE ON SHARES OF COOPERATIVES

     The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay maintenance or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by such tenant-stockholder. Generally, maintenance and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also generally provide that in the event the lender succeeds to the tenant-stockholder's shares and proprietary lease or occupancy agreements as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease. Such approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

     Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

     A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of creditors selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See
"-- Anti-Deficiency Legislation and Other Limitations on Lenders" below.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period (generally ranging from six months to two years) in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a Mortgage Loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which such deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

     Finally, in certain other states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in certain circumstances, including circumstances where the disposition of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or

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

Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property which is not the principal residence of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a Cooperative Loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

     Certain tax liens arising under the Code may, in certain circumstances, have priority over the lien of a mortgage or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted Mortgage Loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

ENVIRONMENTAL LEGISLATION

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Most environmental statutes create obligations for any party that can be classified as the "owner" or "operator" of a "facility" (referring to both operating facilities and to real property). Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, a lender may be liable, as an "owner" or "operator," for costs arising out of releases or threatened releases of hazardous substances that require remedy at a mortgaged property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower or, subsequent to a foreclosure, in the management of the property. Such liability may arise regardless of whether the environmental damage or threat was caused by a prior owner.

     Under federal and certain state laws, contamination of a property may give rise to a lien on the property to assure the payment of clean-up costs. Under federal law and in several states, such a lien has priority over the lien of an existing mortgage against such property. If a lender is or becomes directly liable for environmental remediation as an "owner" following a foreclosure, it may be precluded from bringing an action for contribution against the owner or operator who created the environmental hazard. Such clean-up costs may be substantial. It is possible that such costs could become a liability of the related Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

     At the time the Mortgage Loans were originated, no environmental assessment or a very limited environment assessment of the Mortgaged Properties will have been conducted.

ENFORCEABILITY OF CERTAIN PROVISIONS

     The Mortgage Loans generally contain due-on sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of
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

these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the mortgaged property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

     Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     As indicated above under "MORTGAGE LOAN PROGRAM -- Representations and Warranties by Sellers," each Seller of a Mortgage Loan will have represented that each Mortgage Loan sold by it was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the Mortgage Rates on the Mortgage Loans will be subject to applicable usury laws as in effect from time to time.

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

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, (i) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, (ii) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and
(iii) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrower who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act. With respect to Mortgage Loans included in a Trust Fund, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related Mortgage Loans, would result in a reduction of the amounts distributable to the holders of the related Certificates, and would not be covered by Advances or any form of credit enhancement provided in connection with the related Series of Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any Mortgage Loan which goes into default, there may be delays in payment and losses on the related Certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Mortgage Loans resulting from similar legislation or regulations may result in delays in payments or losses to Certificateholders of the related Series.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereunder. This discussion is directed solely to Certificateholders that hold the Certificates as "capital assets" within the meaning of Section 1221 of the


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

Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Section 1221 of the Code defines "capital assets" generally as property other than (i) property held for sale to customers or (ii) real, tangible personal, property used in a trade or business. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See "STATE AND OTHER TAX CONSEQUENCES." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder. Additional material income tax consequences may be set forth in the related Prospectus Supplement.

     The following discussion addresses securities of two general types: (i) certificates ("Grantor Trust Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") which the Master Servicer will covenant not to elect to have treated as a real estate mortgage investment conduit ("REMIC"), and (ii) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, which the Master Servicer will covenant to elect to have treated as a REMIC under Sections 860A through 860G (the "REMIC Provisions") of the Code. The Prospectus Supplement for each Series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds

     With respect to each Series of Grantor Trust Certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor ("Special Tax Counsel"), is of the opinion that, assuming compliance with all provisions of the related Pooling Agreement, the related Grantor Trust Fund will be Classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Fund. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Grantor Trust Certificates together with the discussion, if any, under the heading "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus Supplement represents the opinion of Special Tax Counsel, subject to any qualifications set forth herein and therein. Special Tax Counsel have prepared or reviewed the statements in this Prospectus under the heading "FEDERAL INCOME TAX CONSEQUENCES" and in the Prospectus Supplement under the heading "FEDERAL INCOME TAX CONSEQUENCES," if any, and are of the opinion that such statements are correct in all material respects. A copy of the opinion of Special Tax Counsel relating to such statements will be included in a Current Report on Form 8-K filed prior to the Delivery Date with

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

respect to any Series of Grantor Trust Certificates. Such statements are intended as an explanatory discussion of the possible effects of the classification of the Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in the Grantor Trust Certificates.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate." A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any Retained Yield) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate." A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

     Grantor Trust Fractional Interest Certificates

     In the case of Grantor Trust Fractional Interest Certificates, if so specified in the related Prospectus Supplement and subject to the discussion below with respect to Buydown Mortgage Loans, Grantor Trust Fractional Interest Certificates will represent interests in (i) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;
(ii) "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and (iii) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, if so specified in the related Prospectus Supplement, interest on Grantor Trust Fractional Interest Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Special Tax Counsel provides no assurances as to the treatment of Grantor Trust Fractional Interest Certificates under the Code provisions described in this paragraph, except to the extent specified in the related Prospectus Supplement.

     The assets constituting certain Grantor Trust Funds may include Buydown Mortgage Loans. The characterization of an investment in Buydown Mortgage Loans will depend upon the precise terms of the related Buydown Agreement, but to the extent that such Buydown Mortgage Loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in Buydown Mortgage Loans. Accordingly, holders of Grantor Trust Certificates should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Grantor Trust Fund that includes Buydown Mortgage Loans.

     Grantor Trust Strip Certificates


     Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is


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

material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates

     Holders of a particular Series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple Classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the Classes of Grantor Trust Certificates using a method that recognizes that each such Class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the Internal Revenue Service (the "IRS") and Certificateholders on a method that allocates such expenses among Classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such Class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any Series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a Class of Grantor Trust Strip Certificates is issued as part of the same Series of Certificates or
(ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the Mortgage Loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the Mortgage Loans for certain Series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to the Master Servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply

     If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See
"-- Taxation of Owners of Grantor Trust


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

Fractional Interest Certificates -- Market Discount." Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, as well as such Certificate's share of reasonable servicing fees and other expenses, other than payments of "qualified stated interest," if any. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "Sales of Grantor Trust Certificates") and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed at the rate (assuming compounding based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, the Master Servicer, any subservicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption with respect to the Grantor Trust Fractional Interest Certificates. It is uncertain whether the assumed prepayment rate should be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, how a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption will not ordinarily have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a prepayment assumption will increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     When a Mortgage Loan prepays in full, it appears that the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will not recognize a separate item of income or loss. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount." It is unclear what adjustments will be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each Class of Certificates. However, neither the Depositor nor the Master Servicer will make any representation that the

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

Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each Series who bought at that price.

     Under Treasury regulation Section 1.1286-1T, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" and "-- Market Discount."

     If Stripped Bond Rules Do Not Apply

     Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting.

     Recently enacted amendments to Section 1272(a)(6) of the Code require the use of a prepayment assumption in determining the existence and accrual of original issue discount associated with pools of debt instruments whose yield may be affected by prepayments. No regulations have been issued interpreting the application of this provision to securities such as the Grantor Trust Fractional Interest Certificates nor do the committee reports prepared by those Congressional committees that examined such provision in the course of its enactment provide guidance as to its intended application to such securities. In the absence of such guidance, various interpretations are possible. For example, the provision could be interpreted as requiring the pool of mortgage loans underlying the Grantor Trust Fractional Interest Certificates to be segregated into two subpools consisting respectively of those mortgage loans that had original issue discount upon their origination (the "OID Pool") and those mortgage loans that did not have original issue discount upon their origination (the "Non-OID Pool"). A holder of a Grantor Trust Fractional Interest Certificate would be required to report its share of the interest income on the Mortgage Loans in the Non-OID Pool in accordance with such holder's normal method of accounting and, to the extent that the portion of its purchase price for such Certificates properly allocable to its interest in the Non-OID Pool were less than its share of the aggregate principal amount of the Mortgage Loans in the Non-OID Pool, would be subject to the Market Discount rules described below under "Market Discount" or "REMICS -- Taxation of Owners of REMIC Regular Certificates -- Market Discount." Such holder would be required to treat the portion of its Certificate representing an interest in the OID Pool as a single debt instrument issued on the Closing Date with original issue discount equal to its pro-rata share of the aggregate of the unaccrued original issue discount on the Mortgage Loans in the OID Pool as of such date and subject to the rules for reporting original issue discount described under "REMICS -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount." To the extent that the portion of such holder's purchase price for its Certificate properly allocable to the OID Pool represented a discount greater than such holder's pro-rata share of the aggregate original issue discount on the Mortgage Loans in the OID Pool, such holder would be subject to the Market Discount Rules

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

described below under "REMICS -- Taxation of Owners of REMIC Regular Certificates -- Market Discount."

     Alternatively, a Grantor Trust Fractional Interest Certificate could be treated as a single debt instrument issued on the Closing Date and subject to the rules described under "REMICS -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" and "-- Market Discount." Other interpretations of the application of the original issue discount rules to Grantor Trust Fractional Interest Certificates are possible. Investors are urged to consult their tax advisors concerning the application and effect of such rules on their investment in such Certificates.

     The Trustee will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.

     Market Discount

     If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code. The amendment to Section 1272(a)(6) of the Code described under "-- Stripped Bond Rules Do Not Apply," above, could be interpreted as requiring the use of a prepayment assumption in connection with the determination, accrual and inclusion in income of market discount. If such a requirement were applicable, a Grantor Trust Fractional Interest Certificate would probably be treated as a single aggregate debt instrument to which the rules described under "REMICS -- Taxation of Owners of REMIC Regular Certificates -- Market Discount" would apply. Alternatively, if the requirement of a prepayment assumption were not applicable, the rules described in the succeeding paragraphs of this section would be applicable either on a Mortgage-Loan-by-Mortgage-Loan basis or on such a basis with respect to the Non-OID Pool and on an aggregate basis with respect to the OID Pool. Other interpretations of the effect of the amendment to Section 1272(a)(6) on the determination and accrual of market discount are possible. Investors are advised to consult their tax advisors concerning the application of the market discount rules to Grantor Trust Fractional Interest Certificates.

     If a prepayment assumption generally is not required in the application of the market discount rules to pools of debt instruments, a Grantor Trust Fractional Interest Certificate may be subject to the market discount rules to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount," that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Mortgage Loan with market discount, the Certificateholder would be deemed to have made an election to include market discount in income currently with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election and thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMICs -- Taxation of Owners of REMIC Regular Certificates -- Premium" below. Each of these elections

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

to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest is irrevocable.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Conference Committee Report (the "Committee Report") accompanying the Tax Reform Act of 1986 will apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or (iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

     Since the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans generally will be considered to be de minimis if it is not greater than or equal to 0.25% of the stated redemption price of the Mortgage Loans multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See
"-- REMICS -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount."

     Further, under the rules described in "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Market Discount," below, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.

     Premium

     If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize such premium using a constant yield method. Amortizable premium is treated as an offset to interest income on the related Mortgage Loans rather than as a separate interest deduction. Premium allocable to Mortgage Loans for which an amortization election is not made should be allocated among the payments on the Mortgage Loan representing stated redemption price and be allowed as an ordinary deduction as such -- payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid

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

principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See
"-- REMICs -- Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear what adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates

     The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "Possible Application of Proposed Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Apply" above.

     Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to the Grantor Trust Strip Certificates, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. It is uncertain whether the assumed prepayment rate should be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower using a prepayment assumption than if yield were computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each Class of Certificates. However, neither the Depositor nor the Master Servicer will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each Series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single


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

instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the Prepayment Assumption to assure that the holder of such Certificate will not recover its initial purchase price together with previously accrued original issue discount. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

     Possible Application of Contingent Payment Rules

     The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. As in the case of the OID Regulations generally, the regulations addressing contingent payment debt instruments do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     If the contingent payment rules under the OID Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a "noncontingent bond method." Under that method, the issuer of a Grantor Trust Strip Certificate would determine a projected payment schedule with respect to such Grantor Trust Strip Certificate. Holders of Grantor Trust Strip Certificates would be bound by the issuer's projected payment schedule, which would consist of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment would be determined so that the projected payment schedule reflected the projected yield reasonably expected to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above would be a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflected general market conditions, the credit quality of the issuer, and the terms and conditions of the Mortgage Loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, such income any variation between the payment actually received in such month and the payment originally projected to be made in such month.

     Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

     Sales of Grantor Trust Certificates

     Except as described below, any gain or loss recognized on the sale of a Grantor Trust Certificate generally will be capital gain or loss, and will be equal to the difference between the amount realized on the sale of a Grantor Trust Certificate and its adjusted basis. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income (including original issue discount and market discount income) recognized by the seller and reduced (but not below zero) by any previously reported losses, amortized premium and distributions with respect to such Grantor Trust Certificate.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Certificates or similar property that reduce or eliminate

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

market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting

     The Trustee will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the Master Servicer, the Trustee will furnish to each Certificateholder during such year such customary factual information as the Trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders who bought their Certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding


     In general, the rules described in "-- REMICs -- Backup Withholding with Respect to REMIC Certificates" and "-- REMICs -- New Withholding Regulations" will also apply to Grantor Trust Certificates.


     Foreign Investors


     In general, the discussion with respect to REMIC Regular Certificates in "-- REMICs -- Foreign Investors in REMIC Certificates -- REMIC Regular Certificates" and "-- REMICs -- New Withholding Regulations" applies to Grantor Trust Certificates.


     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

REMICS

     Classification of REMICs

     With respect to each Series of REMIC Certificates, Orrick, Herrington & Sutcliffe, counsel to the Depositor ("Special Tax Counsel"), is of the opinion that, assuming compliance with all provisions of the related Pooling Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the REMIC Certificates together with the discussion, if any, under the heading "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus Supplement represents the opinion of Special Tax Counsel, subject to any qualifications set forth herein and therein. Special Tax Counsel have prepared or reviewed the statements in this prospectus under the heading "FEDERAL INCOME TAX CONSEQUENCES" and in the Prospectus

Supplement under the heading "FEDERAL INCOME TAX CONSEQUENCES," if any, and are of the opinion that such statements are correct in all material respects. A copy of the opinion of Special Tax Counsel relating to such statements will be included in a Current Report on Form 8-K filed prior to the Delivery Date with respect to any Series of REMIC Certificates. Such statements are intended as an explanatory discussion of the possible effects of the classification of the Trust Fund as a REMIC for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in the REMIC Certificates.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

     Characterization of Investments in REMIC Certificates

     In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the Class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3)(C) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Master Servicer will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe the Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(4)(A) of the Code.

     Tiered REMIC Structures

     For certain Series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax


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

purposes. Upon the issuance of any such Series of REMIC Certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor, will deliver their opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General

     Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount

     Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption used by the Master Servicer in reporting original issue discount for each Series of REMIC Regular Certificates (the "Prepayment Assumption") will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor the Master Servicer will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular Class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that Class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular Class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such Class will be treated as the fair market value of such Class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating

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

rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied by the Master Servicer with respect to those Certificates in preparing information returns to the Certificateholders and the IRS.

     Certain Classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates -- Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate,

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

including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," which in general is the period corresponding to the period between Distribution Dates or other interest compounding period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of
(A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a price (excluding any portion of such price attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

     Market Discount

     A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include market discount in income currently with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is

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

acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates -- Premium." Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in evaluating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

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

     Premium

     A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC Regular Certificate, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates -- Market Discount." The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

     Realized Losses

     Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under
Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     General

     As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention. The daily amounts will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash

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

distributions by the REMIC until the REMIC terminates. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce (or increase) the income or loss of a holder of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

     Taxable Income of the REMIC

     The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by the amortization of any premium received on issuance) on the REMIC Regular Certificates (and any other Class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt deductions with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the Master Servicer intends to treat the fair market value of the Mortgage Loans as being equal to the aggregate issue prices of the REMIC Regular Certificates and REMIC Residual Certificates. Such aggregate basis will be allocated among the Mortgage Loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount." Accordingly, if one or more Classes of REMIC Certificates are retained initially rather than sold, the Master Servicer may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

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

     Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method of accruing original issue discount income for REMIC Regular Certificateholders (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such discount in income currently, as it accrues, on a constant interest basis. See "-- Taxation of Owners of REMIC Regular Certificates" above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption.

     The REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other Class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other Class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "-- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other Class of Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a Class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such Class (such excess, "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such Class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount."

     As a general rule, the taxable income of the REMIC is required to be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "-- Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See
"-- Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions

     The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

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

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the Trust Fund. However, such basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See
"-- Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have had in the hands of the original holder, see "-- Taxation of Owners of REMIC Residual Certificates -- General."

     Excess Inclusions

     Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

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

     For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "-- Foreign Investors in REMIC Certificates," below. In addition, excess inclusions are not permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value." The REMIC Regulations provide that in order to be treated as having significant value, the REMIC Residual Certificates must have an aggregate issue price at least equal to two percent of the aggregate issue prices of all of the related REMIC's Regular and Residual Certificates. In addition, based on the Prepayment Assumption, the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20 percent of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents. If the Treasury issues regulations pursuant to its authority, the related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered to have "significant value" under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will have "significant value" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will have "significant value" for purposes of the above-described rules.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates

     Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to

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

determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "-- Foreign Investors in REMIC Certificates -- REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules

     On December 24, 1996, the IRS released final regulations (the "MARK-TO-MARKET REGULATIONS") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

     Possible Pass-Through of Miscellaneous Itemized Deductions

     Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. The related Prospectus Supplement will so indicate if a related Trust Fund constitutes such a "single class REMIC," in which case such fees and expenses will be allocated to holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult carefully with their tax advisors prior to making an investment in such Certificates.
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

     Sales of REMIC Certificates


     If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "-- Taxation of Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and Distributions." Except as described below, any such gain or loss generally will be capital gain or loss.


     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the Certificate was held. See "-- Taxation of Owners of REMIC Regular Certificates -- Market Discount."

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the Certificate, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) within six months of the date of such sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a

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

prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to any material federal income tax.

     To the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the Master Servicer or Trustee in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the related Pooling Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the Master Servicer or the Trustee will be payable out of the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations

     If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling Agreement, including provisions
(i) requiring any transferee of a REMIC Residual Certificate to provide an affidavit representing that it is not a "disqualified organization" and is not acquiring the REMIC Residual Certificate on behalf of a "disqualified organization," undertaking to maintain such status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC Residual Certificate, (ii) providing that any transfer of a REMIC Residual Certificate to a "disqualified person" shall be null and void and (iii) granting to the Master Servicer the right, without notice to the holder or any prior

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

holder, to sell to a purchaser of its choice any REMIC Residual Certificate that shall become owned by a "disqualified organization" despite (i) and (ii) above.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Termination

     A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

     Reporting and Other Administrative Matters

     Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and Residual Certificateholders will be treated as partners. The Master Servicer will file REMIC federal income tax returns on behalf of the related REMIC, will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects, and generally will hold at least a nominal amount of REMIC Residual Certificates.

     As the tax matters person, the Master Servicer will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's Classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Master Servicer, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a

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

nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face certain information including the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the Master Servicer will not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "Taxation of Owners of REMIC Regular Certificates -- Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by the Master Servicer. The Prospectus Supplement related to any Series of Certificates will specify the manner in which Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations.

     Backup Withholding With Respect to REMIC Certificates

     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates

     A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or

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

indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     New Withholding Regulations


     The Treasury Department has issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.


                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "FEDERAL INCOME TAX CONSEQUENCES", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the certificates offered hereunder.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans"). Section 4975 of the Code imposes similar prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code ("Qualified Retirement Plans") and on Individual Retirement Accounts ("IRAs") described in Section 408 of the Code (collectively, "Tax-Favored Plans"). In accordance with the general fiduciary standards of ERISA, an ERISA Plan fiduciary should consider whether an investment in the Certificates is permitted by the documents and instruments governing the Plan, consistent with the Plan's overall investment policy and appropriate in view of the composition of its investment portfolio.

     Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such plan that is a Qualified Retirement Plan and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving "plan assets" of ERISA Plans and Tax-Favored Plans (collectively, "Plans") and persons ("parties in interest" under ERISA or "disqualified persons" under the Code (collectively, "Parties in Interest")) who

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have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest who participate in a prohibited transaction may be subject to a penalty or an excise tax imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available.

PLAN ASSET REGULATIONS

     Investments of Plan Assets (as defined below) in Certificates may cause the underlying Mortgage Loans included in a Trust Fund to be deemed "plan assets" of investing Plans. The U.S. Department of Labor (the "DOL") has promulgated regulations (the "DOL Regulations") concerning whether or not the assets of a Plan would be deemed to include an interest in the underlying assets of an entity (such as a Trust Fund), for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, when a Plan acquires an "equity interest" (such as a Certificate) in such entity. Because of the factual nature of certain of the rules set forth in the DOL Regulations, Plan Assets either may be deemed to include an interest in the assets of a Trust Fund or may be deemed merely to include its interest in the Certificates. Therefore, neither Plans nor such entities should acquire or hold Certificates in reliance upon the availability of any exception under the DOL Regulations. For purposes of this Section "ERISA CONSIDERATIONS," the term "Plan Assets" or "assets of a Plan" has the meaning specified in the DOL Regulations and includes an undivided interest in the underlying assets of certain entities in which a Plan invests.

     The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a Trust Fund and cause the Depositor, the Master Servicer, any Subservicer, the Trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof, to be considered or become Parties in Interest with respect to an investing Plan or a Plan holding an interest in an investing entity whose assets include Plan Assets (a "Plan Asset Investor"). If so, the acquisition or holding of Certificates by, on behalf of or with Plan Assets of any Plan could also give rise to a prohibited transaction under ERISA and/or Section 4975 of the Code, unless some statutory or administrative exemption is available. Certificates acquired by a Plan would constitute assets of that Plan. Under the DOL Regulations, the Trust Fund, including the Mortgage Loans and the other assets held in the Trust Fund, may also be deemed to be assets of each Plan that acquires Certificates. Special caution should be exercised before Plan Assets are used to acquire a Certificate in such circumstances, especially if, with respect to such assets, the Depositor, the Master Servicer, any Subservicer, the Trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either (i) has investment discretion with respect to the investment of such Plan Assets or (ii) has authority or responsibility to give (or regularly gives) investment advice with respect to such Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

     Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee (in the manner described above), is a fiduciary of the investing Plan. If the Mortgage Loans were to constitute Plan Assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, if the Mortgage Loans were to constitute Plan Assets, then the acquisition or holding of Certificates by, on behalf of or with Plan Assets, as well as the operation of the Trust Fund, may constitute or result in a prohibited transaction under ERISA and/or Section 4975 of the Code.

PROHIBITED TRANSACTION CLASS EXEMPTION 83-1

     Prohibited Transaction Class Exemption ("PTCE") 83-1 (Class Exemption for Certain Transactions Involving Mortgage Pool Investment Trusts) permits, subject to certain conditions, certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by Plan Asset Investors, regardless of whether (a) the mortgage pool is exempt from "plan asset" treatment under the DOL Regulations or

(b) the transactions would otherwise be prohibited under ERISA or Section 4975 of the Code. If the general conditions (described below) of PTCE 83-1 are satisfied, an investment by a Plan in Certificates (1) will be exempt from the prohibitions of Section 406(a) of ERISA and Sections 4975(c)(1)(A)-(D) of the Code (relating generally to Plan Asset transactions involving Parties in Interest who are not fiduciaries) if the Certificates are purchased at no more than fair market value, and (2) will be exempt from the prohibitions of Sections 406(b)(1) and (2) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code (relating generally to Plan Asset transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, the Plan Asset Investor pays no more for the Certificates than would be paid in an arm's length transaction with an unrelated party, no sales commission is paid to the Depositor as Mortgage Pool sponsor, the Plan Asset Investor does not purchase more than 25% of the Certificates of the applicable Series, and at least 50% of the Certificates of that Series is purchased by persons independent of the Depositor, the Trustee and the obligor under any credit enhancement mechanism, as applicable.

     PTCE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (1) the existence of a pool trustee who is not an affiliate of the pool sponsor; (2) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments; and (3) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the mortgage pool.

     The Trustee for each Series will be unaffiliated with the Depositor, and the first general condition of PTCE 83-1 will be satisfied for each such Series. With respect to the second general condition of PTCE 83-1, the Depositor intends to use its best efforts to establish for each Series of Certificates an insurance, indemnification, subordination or other method of credit support which will adequately protect the Mortgage Pools and indemnify Senior Certificateholders of the applicable Series against pass-through payment reductions resulting from property damage or defaults in loan payments. See "DESCRIPTION OF CREDIT ENHANCEMENTS." The amount, method and description of the credit support method applicable to a Series of Certificates will be set forth in the related Prospectus Supplement. With respect to the third general condition of PTCE 83-1, the Depositor intends to use its best efforts to establish for each Series a compensation method which will produce for the Depositor total compensation which will not exceed adequate consideration for forming the Mortgage Pool, selling the Certificates and fulfilling any duties owed the Mortgage Pool by the Depositor under the applicable Pooling Agreement. However, the Depositor does not guarantee that its credit support and compensation methods will be sufficient to meet the second and third general conditions (described above) with respect to any Series.

     As indicated in the two preceding paragraphs, the continued maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments, is one of the three general conditions that must be satisfied for any transaction involving a Mortgage Pool to remain eligible for exemption by PTCE 83-1 from the prohibited transaction rules of ERISA and Section 4975 of the Code. If the credit support method established for any Series is cancelled or terminated, or if the credit support is reduced to such an extent that its coverage amount is less than the greater of (a) 1% of the aggregate unpaid principal balance of the Mortgage Loans or (b) the unpaid principal balance of the largest single Mortgage Loan (see "DESCRIPTION OF CREDIT ENHANCEMENTS"), then the Mortgage Pool relating to that Series may no longer satisfy the general conditions of PTCE 83-1. In such event, the exemption from the prohibited transaction rules afforded by PTCE 83-1 may no longer be available.

     One or more Series of Certificates may be offered to Plan Asset Investors through a forward delivery commitment contract, which is a contract for the purchase of Certificates to be delivered at an agreed future settlement date. PTCE 83-1 permits the sale of Certificates to a Plan Asset Investor pursuant to such a contract, provided that the forward delivery commitment is expressly approved by a fiduciary who is independent of the Depositor, the Trustee, the obligor under any credit enhancement mechanism, as applicable, and their respective affiliates, and who has the authority to manage and control the Plan Assets being committed for investment in the Certificates.

     PTCE 83-1 will not provide exemptive relief with respect to a Series of Certificates evidencing interests in a Trust Fund that includes Cooperative Loans. If a Series of Certificates is subdivided into two or more Classes which are entitled to disproportionate allocations of the principal and interest payments on the Mortgage Loans, the availability of the exemption afforded by PTCE 83-1 may be adversely affected, as described in the applicable Prospectus Supplement. Moreover, if any Class of Certificates is entitled to pass-through payments of principal (but no or only nominal interest) or interest (but no or only nominal principal), PTCE 83-1 will not exempt holders of the Class of Certificates from the prohibited transaction rules of ERISA and Section 4975 of the Code.

OTHER EXEMPTIONS

     If for any reason PTCE 83-1 does not provide an exemption for a particular Certificateholder who is a Plan or a Plan Asset Investor, one of five other prohibited transaction class exemptions issued by the DOL might apply, i.e., PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers), PTCE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) or PTCE 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers). There can be no assurance that any of these class exemptions will apply with respect to any particular Plan or Plan Asset Investor or, even if it were to apply, that the exemption would apply to all transactions involving the Mortgage Pool. In addition, the underwriter with respect to a particular Series may be the recipient of a final prohibited transaction exemption which, if so specified in the applicable Prospectus Supplement, may accord a Plan or a Plan Asset Investor protection from violations of the prohibited transaction rules of ERISA and Section 4975 of the Code if the Plan or Plan Asset Investor satisfies the conditions described in the applicable Prospectus Supplement.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "FEDERAL INCOME TAX CONSEQUENCES -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions."

CONSULTATION WITH COUNSEL

     Any fiduciary or other Plan Asset Investor that proposes to acquire or hold Certificates on behalf of or with Plan Assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment and the availability of PTCE 83-1 or any other prohibited transaction exemption.

                            LEGAL INVESTMENT MATTERS

     Each Class of Certificates offered by means of this Prospectus and the related Prospectus Supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related Prospectus Supplement each such Class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.

     Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate 30-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which Classes of Certificates will be treated as high-risk under the Policy Statement.

     The predecessor to the OTS issued a bulletin, entitled "Mortgage Derivative Products and Mortgage Swaps," which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain Classes of Certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain Classes of Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

     Certain Classes of Certificates offered hereby, including any Class that is not rated in one of the two highest rating categories by at least one Rating Agency, will not constitute "mortgage related securities" for purposes of SMMEA. Any such Class of Certificates will be identified in the related Prospectus Supplement. Prospective investors in such Classes of Certificates, in particular, should consider the matters discussed in the following paragraph.

     There may be other restrictions on the ability of certain investors either to purchase certain Classes of Certificates or to purchase any Class of Certificates representing more than a specified percentage of the investors' assets. The Depositor will make no representations as to the proper characterization of any Class of Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any Class of Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any Class of Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates of any Class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                                USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of Certificates will be applied by the Depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the Mortgage Loans underlying the Certificates or will be used by the Depositor for general corporate purposes. The Depositor expects that it will make additional sales of securities similar to the Certificates from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                            METHODS OF DISTRIBUTION

     The Certificates offered hereby and by the related Prospectus Supplements will be offered in Series through one or more of the methods described below. The Prospectus Supplement prepared for each Series will describe the method of offering being utilized for that Series and will state the net proceeds to the Depositor from such sale.

     The Depositor intends that Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Certificates may be made through a combination of two or more of these methods. Such methods are as follows:

          1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

          2. By placements by the Depositor with institutional investors through dealers; and

          3. By direct placements by the Depositor with institutional investors.

     If underwriters are used in a sale of any Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of a particular Series of Certificates will be set forth on the cover of the Prospectus Supplement relating to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. BancAmerica Robertson Stephens, an affiliate of the Depositor and the Master Servicer, may participate as an underwriter in the offering of the Certificates.

     In connection with the sale of the Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     This Prospectus and the related Prospectus Supplement may be used by BancAmerica Robertson Stephens in connection with offers and sales related to secondary market transactions in any Series of Certificates. BancAmerica Robertson Stephens may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     It is anticipated that the underwriting agreement pertaining to the sale of any Series of Certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

     The Prospectus Supplement with respect to any Series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Certificates of such Series.

     Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                     RATING

     It is a condition to the issuance of the Certificates of each Series offered hereby and by the related Prospectus Supplement that they shall have been rated in one of the four highest rating categories by one or more nationally recognized statistical rating agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP, San Francisco, California.

                             FINANCIAL INFORMATION

     The Depositor has determined that its financial statements are not material to the offering made hereby.

                             ADDITIONAL INFORMATION

     This Prospectus, together with the Prospectus Supplement for each Series of Certificates, contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices. In addition, such Registration Statement, the exhibits thereto and any reports or other information filed with the Commission through its Electronic Data Gathering, Analysis, and Retrieval System are publicly available through the Commission's Web site (http://www.sec.gov).

                         INDEX OF PRINCIPAL DEFINITIONS

                                                              PAGE
                                                              -----
Accrual Certificates........................................      6
Advance.....................................................     33
Affiliated Seller...........................................     12
Appraised Value.............................................     13
ARM Loans...................................................     12
Balloon Amount..............................................     13
Baloon Loans................................................     13
Bank of America NT&SA.......................................     15
BankAmerica.................................................      6
Bankruptcy Amount...........................................     37
Bankruptcy Loss.............................................     39
Book-Entry Certificates.....................................     24
Buydown Account.............................................     14
Buydown Agreement...........................................     30
Buydown Funds...............................................     14
Buydown Mortgage Loans......................................     14
Buydown Period..............................................     14
CEDEL.......................................................     26
CEDEL Participants..........................................     26
Certificate Account.........................................     29
Certificate Account Deposit Date............................     29
Certificate Insurance Policy................................     41
Certificate Principal Balance...............................      5
Certificateholder...........................................     24
Certificateholders..........................................      3
Certificates................................................      1
Citibank....................................................     24
Class.......................................................      1
Closing Date................................................     76
Code........................................................      6
Commission..................................................      3
Committee Report............................................     71
Contributions Tax...........................................     87
Convertible Mortgage Loan...................................     14
Cooperative.................................................     12
Cooperative Loans...........................................     12
Cooperative Notes...........................................     12
Credit Enhancer.............................................     39
Custodial Account...........................................     20
Cypress Center..............................................     20
Debt Service Reduction......................................     41
Defaulted Mortgage Loss.....................................     39
Deficient Valuation.........................................     41
Definitive Certificates.....................................     25
Deleted Mortgage Loan.......................................     20

                                                              PAGE
                                                              -----
Depositaries................................................     24
Depositor...................................................      1
Determination Date..........................................     33
Distribution Date...........................................      7
DOL.........................................................     91
DOL Regulations.............................................     91
Due Date....................................................     29
Eligible Account............................................     29
ERISA.......................................................      9
ERISA Plans.................................................     90
Euroclear...................................................     26
Euroclear Cooperative.......................................     26
Euroclear Operator..........................................     26
Euroclear Participants......................................     26
Extraordinary Losses........................................     39
FDIC........................................................     16
FHA.........................................................     16
FHLMC.......................................................     16
FNMA........................................................     16
Form of Pooling Agreement...................................      4
Fraud Loss..................................................     39
Fraud Loss Amount...........................................     37
Garn-St Germain Act.........................................     63
GNMA........................................................     16
Grantor Trust Certificates..................................  9, 65
Grantor Trust Fractional Interest Certificate...............     66
Grantor Trust Fund..........................................     65
Grantor Trust Strip Certificate.............................     66
Guides......................................................     16
Holder......................................................     25
Index.......................................................     13
Indirect Participants.......................................     25
Insurance Proceeds..........................................     29
IRAs........................................................     90
IRS.........................................................     67
Issue Premium...............................................     82
Letter of Credit............................................     40
Letter of Credit Bank.......................................     40
Liquidated Mortgage Loan....................................     35
Liquidation Proceeds........................................     29
Loan-to-Value Ratio.........................................     13
Loss........................................................     45
Mark-to-Market Regulations..................................     85
Master Commitments..........................................     18
Master Servicer.............................................      1
Morgan......................................................     24
Mortgage File...............................................     28
Mortgage Loans..............................................      1

                                                              PAGE
                                                              -----
Mortgage Notes..............................................     12
Mortgage Pool...............................................      1
Mortgage Pool Insurance Policy..............................     40
Mortgage Rate...............................................     12
Mortgaged Properties........................................      6
Mortgages...................................................     12
Mortgagor...................................................     11
Net 5 Loans.................................................     13
Net Mortgage Rate...........................................     54
Non-OID Pool................................................     69
Nonrecoverable Advance......................................     31
Note Margin.................................................     13
OID Pool....................................................     69
OID Regulations.............................................     65
OTS.........................................................     20
Owners......................................................     25
Participants................................................     25
Parties in Interest.........................................     90
Pass-Through Rate...........................................      5
Paying Agent................................................     31
Percentage Interest.........................................     32
Permitted Investments.......................................     29
Plan........................................................      9
Plan Asset Investor.........................................     91
Plan Assets.................................................     91
Plans.......................................................     90
Policy Statement............................................     94
Pool Insurer................................................     30
Pooling Agreement...........................................      4
Prepayment Assumption.......................................     68
Prepayment Interest Shortfall...............................      7
Primary Mortgage Insurance Policy...........................     45
Primary Mortgage Insurer....................................     45
Principal Prepayments.......................................     28
Prohibited Transactions Tax.................................     87
PTCE........................................................     91
Qualified Retirement Plans..................................     90
Qualified Substitute Mortgage Loan..........................     20
Rapid Processing Program....................................     17
Rating Agency...............................................      9
Realized Loss...............................................     37
Record Date.................................................     31
Relief Act..................................................     64
REMIC.......................................................     65

                                                              PAGE
                                                              -----
REMIC Certificates..........................................     65
REMIC Provisions............................................     65
REMIC Regular Certificates..................................     74
REMIC Regulations...........................................     65
REMIC Residual Certificates.................................     74
REO Mortgage Loan...........................................     35
Reserve Fund................................................     41
Retained Yield..............................................     12
Richmond Center.............................................     20
Rules.......................................................     25
Sellers.....................................................   1, 6
Senior Certificates.........................................      6
Senior Percentage...........................................     38
Senior/Subordinate Series...................................     23
Series......................................................      1
Servicing Advances..........................................     31
Single Certificate..........................................     34
SMMEA.......................................................      9
Special Hazard Amount.......................................     37
Special Hazard Instrument...................................     39
Special Hazard Insurance Policy.............................     40
Special Hazard Loss.........................................     39
Stated Principal Balance....................................     38
Strip Certificates..........................................      6
Subordinate Amount..........................................     38
Subordinate Certificates....................................      6
Subservicers................................................     15
Tax Exempt Investor.........................................     93
Tax-Favored Plans...........................................     90
Terms and Conditions........................................     26
Tiered REMICs...............................................     75
Title V.....................................................     63
Title VIII..................................................     64
Trust Fund..................................................      1
Trustee.....................................................      3
UBTI........................................................     93
UCC.........................................................     60
Unaffiliated Sellers........................................     12
Unrecovered Senior Portion..................................     38

======================================================

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                            ------------------------

                               TABLE OF CONTENTS

                                                   PAGE
                                                   ----
                 PROSPECTUS SUPPLEMENT
SUMMARY..........................................    S-
RISK FACTORS.....................................    S-
DESCRIPTION OF THE MORTGAGE POOL.................    S-
DESCRIPTION OF THE CERTIFICATES..................    S-
CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS......    S-
POOLING AGREEMENT................................    S-
[DESCRIPTION OF CREDIT ENHANCEMENT...............    S-
FEDERAL INCOME TAX CONSEQUENCES..................    S-
METHOD OF DISTRIBUTION...........................    S-
LEGAL OPINIONS...................................    S-
RATING...........................................    S-
LEGAL INVESTMENT.................................    S-
ERISA CONSIDERATIONS.............................    S-
                      PROSPECTUS
PROSPECTUS SUPPLEMENT............................     3
AVAILABLE INFORMATION............................     3
REPORTS TO CERTIFICATEHOLDERS....................     3
INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE......................................     3
SUMMARY OF PROSPECTUS............................     5
RISK FACTORS.....................................    10
THE MORTGAGE POOLS...............................    12
THE DEPOSITOR....................................    15
MORTGAGE LOAN PROGRAM............................    15
DESCRIPTION OF THE CERTIFICATES..................    23
SUBORDINATION....................................    37
DESCRIPTION OF CREDIT ENHANCEMENTS...............    39
PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
  CLAIMS THEREUNDER..............................    45
THE POOLING AGREEMENT............................    49
YIELD CONSIDERATIONS.............................    53
MATURITY AND PREPAYMENT CONSIDERATIONS...........    55
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND
  RELATED MATTERS................................    57
FEDERAL INCOME TAX CONSEQUENCES..................    64
STATE AND OTHER TAX CONSEQUENCES.................    90
ERISA CONSIDERATIONS.............................    90
LEGAL INVESTMENT MATTERS.........................    93
USE OF PROCEEDS..................................    95
METHODS OF DISTRIBUTION..........................    95
RATING...........................................    96
LEGAL MATTERS....................................    96
FINANCIAL INFORMATION............................    96
ADDITIONAL INFORMATION...........................    96
INDEX OF PRINCIPAL DEFINITIONS...................    97

======================================================

======================================================
                                  BA MORTGAGE
                                SECURITIES, INC.
                      $                     (APPROXIMATE)

                             MORTGAGE PASS-THROUGH
                                  CERTIFICATES

                                SERIES 19   -
                            ------------------------
                             PROSPECTUS SUPPLEMENT
                            ------------------------

                            [NAME OF UNDERWRITER(S)]
                                              , 19
======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth expenses expected to be incurred in connection with the issuance and distribution of the Certificates being registered, other than underwriting discounts and commissions. All such expenses, except for the filing fee, are estimated.


Registration Fee............................................  $  442,500
Trustee's Fees and Expenses.................................      30,000
Accounting Fees and Expenses................................     180,000
Printing and Engraving Expenses.............................     180,000
Rating Agency Fees..........................................     825,000
Legal Fees and Expenses.....................................     375,000
Miscellaneous...............................................     225,000
  Total.....................................................  $2,257,500


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expense (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

     The By-Laws of the Registrant provide, in effect, that to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145 of the General Corporation Law of the State of Delaware, the Registrant (i) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections (a) and (b) by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the Registrant, against expenses, judgments, fines and amounts paid in settlement, and (ii) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     There is directors' and officers' liability insurance presently outstanding which insures directors and officers of BankAmerica Corporation and certain of its subsidiaries, including the Registrant. The policies cover loss for which BankAmerica Corporation or any of such subsidiaries shall be required or permitted by law to indemnify directors and officers and which result from claims made against such directors or officers based upon the commission of wrongful acts in the performance of their duties. The policies also cover losses which the directors or officers must pay as the result of claims brought against them based upon the commission of wrongful acts in the performance of their duties and for which they are not indemnified by BankAmerica Corporation or any of such subsidiaries. The losses covered by the policies are subject to certain exclusions and do not include fines or penalties imposed by law or other matters uninsurable under the law. The policies contain certain provisions regarding deductibles.

     The Pooling and Servicing Agreements will provide that no director, officer, employee or agent of the Registrant is liable to the Trust Fund or the Certificateholders, except for such person's own willful misfeasance, bad faith, gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreements will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreements and related Certificates other than such expenses related to particular Mortgage Loans.

     Any underwriters who execute an Underwriting Agreement in the form filed as
Exhibit 1.1 to this Registration Statement will agree to indemnify the Registrant's directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Securities Act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party.

ITEM 16.  EXHIBITS.


  EXHIBIT
  NUMBER                       DESCRIPTION OF EXHIBIT
  -------                      ----------------------
    1.1     Form of Underwriting Agreement. (incorporated by reference to Exhibit 1.1 to Registrant's Registration Statement on
            Form S-3 (Registration No. 333-05201)).
    4.1     Form of Pooling and Servicing Agreement (incorporated by
            reference to Exhibit 4.1 to Registrant's Registration
            Statement on Form S-3 (Registration No. 333-05201)).
    5.1     Opinion of Orrick, Herrington & Sutcliffe LLP as to the
            legality of the Certificates.
    8.1     Opinion of Orrick, Herrington & Sutcliffe LLP as to certain tax matters.
   23.1     Consents of Orrick, Herrington & Sutcliffe LLP (included in
            Exhibits 5.1 and 8.1 hereto).
   24.1     Powers of Attorney (incorporated by reference to Exhibit
            24.2 to Post-Effective Amendment No. 1 to Registrant's
            Registration Statement on Form S-3 (Registration No.
            333-34225)).


ITEM 17.  UNDERTAKINGS.

  A.  Undertakings Pursuant to Rule 415.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings set forth in clauses (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  B. Undertaking in respect of indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  C. Undertaking pursuant to Item 512(b).

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT, BA MORTGAGE SECURITIES, INC., A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF DELAWARE, CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA, ON THE 29TH DAY OF MAY, 1998.


                                          BA MORTGAGE SECURITIES, INC.

                                          By     /s/ ARTHUR D. RINGWALD
                                            ------------------------------------
                                                    Arthur D. Ringwald,
                                                Chairman of the Board, Chief
                                                      Executive Officer
                                             and President (Principal Executive
                                                          Officer)
                                                        and Director

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


                       SIGNATURE                                              TITLE
                       ---------                                              -----
                 /s/ ARTHUR D. RINGWALD                     Chairman of the Board, Chief Executive
--------------------------------------------------------      Officer and President (Principal
                   Arthur D. Ringwald                         Executive Officer) and Director

                   JOHN D. KELLEGHAN*
--------------------------------------------------------    Chief Financial Officer (Principal
                   John D. Kelleghan                          Financial and Accounting Officer)

Directors:
              Jacqueline Legorreta Erdman*
                    James G. Jones*
                     Claus H. Lund*
                   Shaun M. Maguire*

*By: /s/ ANDREA B. GOLDENBERG
     ---------------------------------------------------
            Andrea B. Goldenberg
            Attorney-in-Fact



Dated: May 29, 1998

                               INDEX TO EXHIBITS


  EXHIBIT
  NUMBER                        DESCRIPTION OF EXHIBIT                       PAGE
  -------                       ----------------------                       ----
    1.1      Form of Underwriting Agreement (incorporated by reference to
             Exhibit 1.1 to Registrant's Registration Statement on Form
             S-3 (Registration No. 333-05201))...........................
    4.1      Form of Pooling and Servicing Agreement (incorporated by
             reference to Exhibit 4.1 to Registrant's Registration
             Statement on form S-3 (Registration No. 333-05201)).........
    5.1      Opinion of Orrick, Herrington & Sutcliffe LLP as to the
             legality of the Certificates................................
    8.1      Opinion of Orrick, Herrington & Sutcliffe LLP as to certain tax matters.................................................
   23.1      Consents of Orrick, Herrington & Sutcliffe LLP (included in
             Exhibits 5.1 and 8.1 hereto)................................
   24.1      Powers of Attorney (incorporated by reference to Exhibit
             24.2 to Post-Effective Amendment No. 1 to Registrant's
             Registration Statement on Form S-3 (Registration No.
             333-34225)).................................................